Exhibit 10.12

Execution Version

TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

DATED AS OF October 7, 2022

AMONG

ALTER DOMUS (US) LLC,

AS AGENT FOR THE LENDERS SIGNATORY HERETO,

DRAGONFLY ENERGY CORP.,

AS BORROWER

EICF AGENT LLC,

AS LEAD ARRANGER

AND

THE OTHER CREDIT PARTIES SIGNATORY HERETO

CHAPMAN AND CUTLER LLP
1270 Avenue of the Americas, 30th Floor

New York, New York 10020

Page

1.		AMOUNT AND TERMS OF CREDIT	1

	1.1	Term Loan	1
1.2	Term and Prepayment	2
1.3	Use of Proceeds	5
1.4	Single Loan	5
1.5	Interest	5
1.6	Fees	6
1.7	Receipt of Payments; Taxes	7
1.8	Application and Allocation of Payments	9
1.9	Accounting	9
1.10	Indemnity	10
1.11	Rates	11
1.12	Joinder of New Subsidiaries as a Credit Party, Etc.	11
1.13	Non-Funding Lenders	11
1.14	Substitution of Lenders	12
1.15	Inability to Determine Rates	13

2.		CONDITIONS PRECEDENT	14

	2.1	Conditions to the Loan	14

3.		REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS	17

	3.1	Corporate Existence; Compliance with Law	17
3.2	Executive Offices; Corporate or Other Names	18
3.3	Corporate Power; Authorization; Enforceable Obligations	18
3.4	Financial Statements; Books and Records	18
3.5	Material Adverse Change	19
3.6	Reserved	19
3.7	Subsidiaries	19
3.8	Government Regulation; Margin Regulations	19
3.9	Taxes; Charges	19
3.10	ERISA	20
3.11	Litigation	21
3.12	Intellectual Property	22
3.13	Full Disclosure	22
3.14	Environmental Liabilities	23
3.15	Insurance	23
3.16	Solvency	26
3.17	Other Financings	26
3.18	Conduct of Business	26
3.19	Further Assurances	26
3.20	Collateral/Maintenance of Property	26
3.21	Anti-Terrorism and Anti-Money Laundering Compliance	27
3.22	Maintenance of Corporate Existence	29
3.23	Compliance with Laws, Etc.	29
3.24	Landlord and Bailee Agreements	29
3.25	Deposit Accounts; Cash Collateral Accounts	29
3.26	Assets of Holdings	31

Index – page i

Page

3.27	After-acquired Property; Additional Collateral	31
3.28	Equity Interests and Subsidiaries	32
3.29	Security Documents	33
3.30	Equity Line Registration Covenant	34
3.31	Government Contracts	34
3.32	Customer and Trade Relations	34
3.33	Bonding; Licenses	35
3.34	Affiliate Transactions	35
3.35	Post-Closing Matters	35
3.36	Investment Company Act	35
3.37	Notice of Change in Investment Company Status	35
3.38	Notice of Change in Ownership	35
3.39	Reserved	35
3.40	ESG Data	35
3.41	Merger Agreement	35

4.		FINANCIAL MATTERS; REPORTS	36

	4.1	Reports and Notices	36
4.2	Financial Covenants	39
4.3	Other Reports and Information	40
4.4	Notices under Subordinated Loan Documents	40

5.		NEGATIVE COVENANTS	41

	5.1	Indebtedness	41
5.2	Liens	42
5.3	Investments; Fundamental Changes	42
5.4	Asset Sales	45
5.5	Restricted Payments	45
5.6	Changes in Nature of Business	46
5.7	Transactions with Affiliates	46
5.8	Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments	47
5.9	Modification of Certain Documents	47
5.10	Accounting Changes; Fiscal Year	47
5.11	Changes to Name, Locations, Etc.	48
5.12	Bank Accounts	48
5.13	Margin Regulations	48
5.14	Compliance with ERISA	48
5.15	Hazardous Materials	48
5.16	Modifications to Subordinated Debt	48
5.17	Reserved	48
5.18	Compliance with Anti-Terrorism Laws	49
5.19	Sale-Leasebacks	49

6.		SECURITY INTEREST	49

	6.1	Grant of Security Interest	49
6.2	Agent’s Rights	53
6.3	Agent’s Appointment as Attorney-in-fact	53
6.4	Grant of License to Use Intellectual Property Collateral	54

Index – page ii

Page

6.5	Commercial Tort Claims	54
6.6	Duties of Agent	54

7.		EVENTS OF DEFAULT: RIGHTS AND REMEDIES	55

	7.1	Events of Default	55
7.2	Remedies	58
7.3	Waivers by Credit Parties	59
7.4	Proceeds	59

8.		SUCCESSORS AND ASSIGNS; tax documentation	60

9.		AGENT	63

	9.1	Appointment and Duties	63
9.2	Binding Effect	64
9.3	Use of Discretion	64
9.4	Delegation of Rights and Duties	64
9.5	Reliance and Liability	65
9.6	Agent Individually	67
9.7	[Intentionally Omitted]	67
9.8	Expenses; Indemnities	67
9.9	Resignation of Agent	68
9.10	Release of Collateral	68

10.		MISCELLANEOUS	69

	10.1	Complete Agreement; Modification of Agreement	69
10.2	Expenses	70
10.3	No Waiver	71
10.4	Severability; Section Titles	71
10.5	Authorized Signature	72
10.6	Notices	72
10.7	Counterparts	72
10.8	Time of the Essence	72
10.9	Governing Law	72
10.10	Submission to Jurisdiction; Waiver of Jury Trial	73
10.11	Press Releases	74
10.12	Reinstatement	74
10.13	USA PATRIOT Act Notice and Customer Verification	74
10.14	Sharing of Payments, Etc.	75
10.15	Reserved	75
10.16	Confidentiality	75
10.17	Effect of Benchmark Transition Event	76
10.18	Voting Rights of CCM Lender	78
10.19	Erroneous Payments	79

11.		GUARANTEE	80

	11.1	The Guarantee	80
11.2	Obligations Unconditional	81
11.3	Reinstatement	82
11.4	Subrogation; Subordination	82
11.5	Remedies	82

Index – page iii

Page

11.6	Instrument for the Payment of Money	82
11.7	Continuing Guarantee	82
11.8	General Limitation on Guarantee Obligations	82
11.9	Release of Guarantors	83
11.10	Right of Contribution	83

Index – page iv

INDEX OF EXHIBITS AND SCHEDULES

Schedule A	-	Definitions
Schedule B	-	Schedule of Term Loan Commitments and Loan Principal Amortization
Schedule C	-	Agent’s, Lenders’ and Credit Parties’ Addresses for Notices
Schedule D	-	Closing Checklist
Schedule E	-	Restricted Locations
Schedule F	-	Post-Closing Matters

Disclosure Schedule (3.2)	-	Places of Business; Corporate Names
Disclosure Schedule (3.7)	-	Subsidiaries
Disclosure Schedule (3.9)	-	Taxes
Disclosure Schedule (3.10)	-	ERISA
Disclosure Schedule (3.11)	-	Litigation
Disclosure Schedule (3.12)	-	Intellectual Property
Disclosure Schedule (3.14)	-	Environmental Matters
Disclosure Schedule (3.15)	-	Insurance
Disclosure Schedule (3.17)	-	Existing Indebtedness
Disclosure Schedule (3.20(a))	-	Existing Liens
Disclosure Schedule (3.25)	-	Controlled Accounts
Disclosure Schedule (3.31)	-	Government Contracts
Disclosure Schedule (3.33)	-	Bonding; Licensing
Disclosure Schedule (3.34)	-	Affiliate Transactions
Disclosure Schedule (4.2(d))	-	Approved Capital Expenditures
Disclosure Schedule (6.1)	-	Actions to Perfect Liens
Disclosure Schedule (8.1(a))	-	Disqualified Lenders

Exhibit A	-	Form of Perfection Certificate
Exhibit B	-	Form of Term Note
Exhibit C	-	Form of Secretarial Certificate
Exhibit D	-	Form of Power of Attorney
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Closing Certificate
Exhibit G	-	Form of Solvency Certificate
Exhibit H	-	Form of Joinder Agreement
Exhibit I	-	Form of Perfection Certificate Supplement
Exhibit J	-	Form of Assignment Agreement
Exhibit K	-	Form of Warrant ($10 Per Share)
Exhibit L	-	Form of Notice of Borrowing

Index – page v

TERM LOAN, GUARANTEE AND SECURITY AGREEMENT

This TERM LOAN, GUARANTEE AND SECURITY AGREEMENT is dated as of October 7, 2022, and agreed to by and among Dragonfly Energy Corp., a Nevada corporation (“Borrower”), Dragonfly Energy Holdings Corp. (f/k/a Chardan NexTech Acquisition 2 Corp.), a Delaware corporation (“Holdings”), the other Credit Parties from time to time party hereto, and ALTER DOMUS (US) LLC, a Delaware limited liability company, as agent (in such capacity, together with its successors and assigns, “Agent”) for the lenders set forth on Schedule B attached hereto and party hereto (each herein referred to as a “Lender” and collectively, the “Lenders”).

RECITALS

A.           The Credit Parties desire that Borrower obtain the Term Loans described herein from the Lenders and the Lenders are willing to provide the Term Loans all in accordance with and subject to the terms and conditions of this Agreement.

B.            Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.            AMOUNT AND TERMS OF CREDIT

1.1          Term Loan.

(a)            Each Lender agrees severally, but not jointly, upon the terms and subject to the conditions of this Agreement, to make to the Borrower an advance (each, a “Term Loan”; collectively, the “Term Loans”, the “Loans” or the “Loan”) on the Closing Date in the principal amount equal to such Lender’s Term Loan Commitment. If requested by a Lender, such Lender’s Term Loan shall be evidenced by a promissory note (each a “Term Note”) duly executed and delivered by the Borrower prior to the funding of such Term Loan in the form attached hereto as Exhibit B, and be repayable in accordance with the terms of such Term Note and this Agreement. Borrower shall repay the outstanding principal balance of the Loan to the Agent for the pro rata benefit of the Lenders in consecutive quarterly installments in the amounts set forth on Schedule B, due and payable on the first Business Day of each calendar quarter beginning with the first quarter indicated on Schedule B (each such date, a “Payment Date”), and a payment of the entire outstanding balance of the Loan on the Stated Maturity Date. Once repaid, any amount borrowed under the Term Loan Commitment of each Lender may not be re-borrowed. Subject to Section 1.2, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date.

(b)            The Borrower shall deliver to Agent at least one (1) Business Day prior to the Closing Date (or such later date as Administrative Agent may agree in its sole discretion), an executed Notice of Borrowing substantially in the form of Exhibit L (a “Notice of Borrowing”), executed by a Responsible Officer of Borrower and including such certifications as may be required under Section 2 hereof, the requested date of the borrowing (which shall be the Closing Date), the amount of the borrowing (which shall not exceed the aggregate Term Loan Commitments of all Lenders), and wire instructions for the account of the Borrower to which proceeds of the Loans should be sent. Following receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the amount of its pro rata share of the borrowing. Each Lender shall make the amount of its Loan available to Agent in immediately available funds by wire transfer to Agent's account (as provided in writing by Agent) not later than 1:00 p.m., New York City time, on the Business Day specified in the applicable Notice of Borrowing. Upon receipt of all request funds, Agent shall make all funds so received available to the Borrower by wire transfer in like funds as received by Agent in accordance with the instructions provided by (and reasonably acceptable to) Agent by the Borrower. In the event that the Loans are advanced directly from any Lender to the Borrower, unless the Borrower has notified Agent in writing (which notification may be by email) by not later than 5:00 p.m., New York City time, on the Closing Date that it has not received the funds equal to the Term Loan Commitment of such Lender pursuant to the Notice of Borrowing, Agent shall deem such Term Loan(s) funded and make the appropriate recordations in the Register.

1.2           Term and Prepayment.

(a)            Upon the Maturity Date of the Loan, Borrower shall pay to Agent (i) for the pro rata benefit of the Lenders, all outstanding principal and accrued but unpaid interest on the Loan and (ii) all other Obligations relating to the Loan then due to or incurred by Agent or the Lenders.

(b)            Borrower shall have the right upon fifteen (15) calendar days’ prior written notice to Agent (or such shorter period as the Agent may agree in its sole discretion), to make a voluntary prepayment (a “Voluntary Prepayment”) of the principal amount of the Term Loans then outstanding, in whole or in part. If the Borrower elects to prepay the Term Loans pursuant to this Section 1.2(b) or otherwise, or if the Term Loans are mandatorily prepaid in whole or in part pursuant to any other clause of this Section 1.2 (each, a “Mandatory Prepayment” and together with any Voluntary Prepayment, the “Prepayments”), the Borrower shall pay to the Agent for the benefit of the Lenders a prepayment fee as follows: (i) in the case of any Prepayment (other than (x) under Section 1.2(c) in respect of a Casualty Event only, (y) under Section 1.2(f)) or (z) under Section 1.2(e)) made prior to the first anniversary of the Closing Date, 5% of the principal Loan amount being prepaid on the date of such Prepayment; (ii) in the case of any Prepayment (other than (x) under Section 1.2(c) in respect of a Casualty Event only, (y) under Section 1.2(f) or (z) under Section 1.2(e)) made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 3% of the principal Loan amount being prepaid on the date of such Prepayment; (iii) in the case of any Prepayment (other than (x) under Section 1.2(c) in respect of a Casualty Event only, (y) under Section 1.2(f) or (z) under Section 1.2(e)) made on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, 1% of the principal Loan amount being prepaid on the date of such Prepayment; and (iv) in the case of any Prepayment made on or after the third anniversary of the Closing Date, 0% of the principal Loan amount being prepaid on the date of such Prepayment. Each Lender shall have the right in its sole discretion to decline any Mandatory Prepayment in accordance with Section 1.2(h) below.

(c)            Asset Sales and Casualty Events. If the aggregate amount of Net Cash Proceeds received by the Credit Parties and their Subsidiaries (not including Excluded Subsidiaries) that is in connection with any Asset Sale or Casualty Event and all other Asset Sales and Casualty Events occurring during any Fiscal Year (other than Asset Sales permitted under Section 5.4(a), (b), (d), (e), (g), or (n)) exceeds $750,000, then not later than five (5) Business Days following the receipt of such excess Net Cash Proceeds, Credit Parties shall make Mandatory Prepayments of the Obligations to be applied thereto in accordance with Section 1.8 in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, that such Net Cash Proceeds shall not be required to be applied as a mandatory prepayment on such date to the extent that (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) Credit Parties have delivered an Officers’ Certificate to the Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in capital assets useful in the business of the Credit Parties within twelve (12) months following the date of such Asset Sale or Casualty Event (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided, that if all or any portion of such Net Cash Proceeds is not so reinvested within such twelve (12)-month period (or such longer period as the Agent may agree in its sole discretion), such unused portion shall be applied on the last day of such period as a Mandatory Prepayment as provided in this Section 1.2(c); provided, further, that if the property subject to such Asset Sale or such Casualty Event constituted Collateral, then all property purchased with the Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the Lien created pursuant to this Agreement in favor of the Agent for its benefit and the benefit of the Lenders in accordance with Sections 3.20 and 3.27. Nothing contained in this Section 1.2(c) shall permit any Credit Party or any of its Subsidiaries to effect any Asset Sale other than in accordance with Section 5.4.

(d)            Debt Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by the Credit Parties or any of their Subsidiaries, at the election of Agent (acting at the direction of the Required Lenders), Borrower shall make Mandatory Prepayments of the Obligations to be applied thereto in accordance with Section 1.8 in an aggregate amount equal to 100% of such Net Cash Proceeds. The provisions of this Section 1.2(d) shall not be an implied consent to any such issuance otherwise prohibited by the terms of this Agreement. Borrower shall provide written notice to Agent of any Debt Issuance no less than five (5) Business Days prior to the date of such Debt Issuance with a reference to this clause (d) and a calculation of the amount of such Net Cash Proceeds, and upon receipt thereof Agent shall promptly notify the Lenders of the contents of such notice.

(e)             Equity Issuance. Not later than three (3) Business Days following the receipt of any Net Cash Proceeds of any Equity Issuance, Borrower shall make Mandatory Prepayments of the Obligations to be applied thereto in accordance with Section 1.8 in an aggregate amount equal to 25% of such Net Cash Proceeds. The provisions of this Section 1.2(e) shall not be an implied consent to any such issuance otherwise prohibited by the terms of this Agreement.

(f)             Prepayments from Excess Cash Flow. On the date that the Borrower’s financial statements are required to be delivered to Agent under Section 4.1 for the periods ending December 31 of each calendar year, beginning with the financial statements for the period ending December 31, 2023, the Borrower shall deliver a certificate (the “Excess Cash Flow Certificate”), executed by a Responsible Officer of Borrower, to Agent which shall set forth the calculation of Excess Cash Flow for such period and irrevocably offer to prepay the Obligations in an amount equal to (x) (A) if the Senior Leverage Ratio is greater than 3.00:1.00, fifty percent (50%) of Excess Cash Flow and (B) if the Senior Leverage Ratio is equal to or less than 3.00:1.00, twenty-five percent (25%) of Excess Cash Flow, less (y) all Voluntary Prepayments made during such calendar year on the Term Loans. The Borrower shall make any Prepayment under this clause (f) on the date that is ten (10) Business Days after the date that Borrower’s financial statements are required to be delivered to Agent under Section 4.1 for the period ending December 31 of each calendar year. Excess Cash Flow for calendar year shall be calculated on the basis of the financial statements delivered to Agent pursuant to the Section 4.1 for period ending on the last day of such calendar year. Each Lender may accept or reject the offer to prepay the Obligations made pursuant to this Section 1.2(f) by causing a written notice of such acceptance or rejection to be delivered to Agent on or before 11:00 a.m. New York City time two Business Days prior to the date the Prepayment is due. A failure by a Lender to respond to an offer to prepay made pursuant to this Section 1.2(f) on or before such date shall be deemed to constitute an acceptance of such offer. All such prepayments from Excess Cash Flow shall be applied to the Obligations in accordance with Section 1.8.

(g)            [Reserved.]

(h)            Lender Option to Decline Prepayment. With respect to any Mandatory Prepayment required pursuant to this Section 1.2, any Lender, at its option, may elect not to accept such prepayment as provided below. The Borrower shall use commercially reasonable efforts to notify the Agent of any event giving rise to a prepayment under Section 1.2 no later than 1:00 p.m. New York City time five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the expected date of such prepayment and provide a reasonably detailed estimated calculation of the amount of such prepayment that is required to be made under this Section 1.2 (the “Prepayment Amount”). The Agent will promptly notify each Lender of the contents of any such prepayment notice so received from the Borrower, including the date on which such prepayment is expected to be made by the Borrower (the “Prepayment Date”). Any Lender may decline to accept all or any portion of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Agent no later than 11:00 a.m. New York City time two (2) Business Days prior to the scheduled Prepayment Date. If any Lender does not give a notice to the Agent on or prior to such time that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount including the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Agent by the Borrower and applied by the Agent ratably to prepay the applicable Loan owing to Lenders (other than Declining Lenders) in the manner described in Section 1.8 for such prepayment. The portion of such Prepayment Amount that was allocated to any Declining Lender shall be applied pro rata to the Lenders who have not declined their share of such Prepayment Amount.

1.3           Use of Proceeds. Borrower shall use the proceeds of the Loan (i) to refinance on the Closing Date, prior Indebtedness, (ii) to support the Combination, (iii) for working capital purposes and other corporate purposes, and (iv) to pay any fees associated with transactions contemplated under this Agreement and the other Loan Documents, including the transactions described in the foregoing clauses (i) and (ii).

1.4           Single Loan. The Loan and all of the other Obligations shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5           Interest.

(a)            The outstanding balance of the Loan shall accrue interest at a per annum rate equal to Adjusted Term SOFR plus the Applicable Margin. All computations of interest on the Loan shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. In no event will Agent charge interest at a rate that exceeds the Maximum Lawful Rate. For the avoidance of doubt, no date of payment shall be included in any interest computation provided such payment is received on or before 1:00 p.m. New York city time.

(b)            Borrower shall pay interest to Agent for the pro rata benefit of the Lenders on the outstanding balance of the Loan on a quarterly basis. Interest shall be payable on the balance of the Loan (i) quarterly in arrears and shall be due on the first Business Day of each Fiscal Quarter, (ii) on the Maturity Date of the Loan, and (iii) if any interest accrues or remains payable after the Maturity Date of the Loan, upon demand by Agent. For each Payment Date from the Closing Date until and including October 1, 2024, interest shall be payable partly in cash and payable partly in-kind at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin, with the portion payable in kind at the Applicable PIK Rate which shall be capitalized, compounded and thereby increase the outstanding principal amount of the Loan on a quarterly basis on each such Payment Date . For each Payment Date occurring on and after January 1, 2025 (for the avoidance of doubt, including all interest accruing for the period beginning October 1, 2024 and ending December 31, 2024) , all interest shall be payable in cash at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin.

(c)            Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the interest rate applicable to the Loan shall automatically be increased by two percent (2.0%) per annum (such increased rate, the “Default Rate”), and all outstanding Obligations, including accrued but unpaid interest (to the extent permitted under applicable law), shall continue to accrue interest from the date of such Event of Default until the earlier of (x) the date on which such Obligations are paid in full and (y) the date on which such Event of Default ceases to be continuing, at the Default Rate applicable to such Obligations.

(d)            If any payment to the Agent or any Lender under this Agreement becomes due and payable on a day other than a Business Day, such Payment Date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

(e)            Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent for the pro rata benefit of the Lenders is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by Agent for the pro rata benefit of the Lenders pursuant to the terms hereof exceed the amount that Agent could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

1.6           Fees.

Borrower agrees to pay to Agent:

(a)            for the pro rata benefit of the Lenders, the fees set forth in that certain Fee Letter, dated as of May 15, 2022, by and among the Lenders and the Borrower (the “Lender Fee Letter”);

(b)            for the benefit of the Agent, the fees set forth in that certain fee letter dated as of the Closing Date by and between Agent and the Borrower (as it may be amended, modified or amended and restated from time to time, the “Agent Fee Letter”), in each case at the times and in the manner set for in the Agent Fee Letter; and

(c)            for the benefit of the Person to whom such fees, costs, and expenses are owed, all fees, costs and expenses of closing due and owing and presented as of the Closing Date, including without limitation, those relating to (i) Agent’s and Initial Commitment Parties' due diligence review and evaluation of the transaction, (ii) the preparation, negotiation, execution and delivery of the Loan Documents, (iii) the closing of the Transactions, (iv) all appraisal, audit, environmental, title work, travel, inspection, surveys, filing, search and registration fees, (v) any loan, escrow, recording and transfer fees and taxes (as applicable), and (vi) Agent’s counsel fees and expenses relating to any of the foregoing, and Initial Commitment Parties' counsel fees and expenses relating to any of the foregoing, together with post-closing fees and expenses; provided that fees of counsel shall be limited to one primary outside counsel for each Initial Commitment Party, one counsel for Agent, one local counsel in each relevant jurisdiction and one specialty intellectual property counsel and, solely in the case of an actual or perceived conflict of interest, on additional counsel to each relevant jurisdiction for all such affected Persons taken as a whole.

The Borrower agrees that any fees due and payable by the Borrower on the Closing Date may be satisfied by the Agent deducting or setting off the amount of such fees from the proceeds of the Term Loan funded to the Borrower on the Closing Date and by Agent paying such fees to the Persons to whom such fees are owed, in each case in accordance with the flow of funds attached to the Notice of Borrowing.

1.7           Receipt of Payments; Taxes.

(a)            Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.8) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 1:00 PM New York City time on the day when due in lawful money of the United States of America in immediately available funds by wire transfer to an account specified by the Agent in writing, except as required by applicable law. Any payments received by Agent after 1:00 PM New York City time may, in the Agent’s discretion (in consultation with the Required Lenders), be deemed received on the next succeeding Business Day and, in such case, any applicable interest or fee shall continue to accrue; provided, however if Agent receives the payment after 1:00 PM New York City time and does not have sufficient time to wire such funds to the applicable Lenders, then such payment shall be deemed to be received on the next succeeding Business Day. If a Withholding Agent determines in its good faith discretion that it shall be required by applicable law to deduct or withhold any Taxes from any payment to any Recipient under any Loan Document, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased so that, after making all required deductions (including such deductions applicable to additional sums payable under this Section 1.7), the applicable Recipient receives an amount equal to that which it would have received had no such deductions been made. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.7, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(b)            The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)             Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of this Agreement relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (c).

(d)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 1.7(a) or Section 1.10 (including by the payment of additional amounts pursuant to Section 1.7(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party incurred in order to obtain such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 1.7(b) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 1.7(b), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 1.7(b) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 1.7(b) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(e)            Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

1.8           Application and Allocation of Payments. Borrower irrevocably agrees that Agent shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Agent may deem advisable (as directed by the Required Lenders); provided, however, that (i) any and all Mandatory Prepayments shall be applied against the then due and payable Obligations as follows: (a) first, against the next 4 scheduled installments of the Term Loan in direct order of maturity until such scheduled installments have been paid in full; (b) second, against all other remaining principal installments of the Term Loan (including the final installment on the Maturity Date) in inverse order of maturity until the principal on the Term Loans is paid in full; (b) third, to payment of all accrued unpaid cash interest on the Obligations; (c) fourth, to payment of costs and expenses, including attorneys’ fees, of Agent payable or reimbursable by Credit Parties under the Loan Documents; (d) fifth, to payment of any other amounts owing constituting Obligations; and (e) sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto; and (ii) any and all Voluntary Prepayments shall be applied as directed by Borrower (and, in the absence of such direction, payments will be applied in the order of maturity). Each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to the applicable foregoing clauses.

1.9          Accounting. Each Lender is authorized to record on its books and records the date and amount of the Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error.

1.10         Indemnity. Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold Agent, its Affiliates, and each of their respective employees, officers, attorneys, advisors and agents (each, an “Agent Indemnified Person”), each Lender and their respective Affiliates, and each of their respective employees, officers, attorneys, advisors and agents (each, a “Lender Indemnified Person” and, together with the Agent Indemnified Persons, each an “Indemnified Person”) harmless from and against any and all suits, actions, proceedings, claims, damages, demands, losses, liabilities and expenses of any kind or nature whatsoever, whether asserted by a Credit Party or any third party (including reasonable attorneys’ fees and disbursements (provided that fees of counsel shall be limited to one primary outside counsel for each Initial Commitment Party, one counsel for Agent, one local counsel in each relevant jurisdiction and one specialty intellectual property counsel, and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for all such affected Persons taken as a whole)) and other costs of investigation or defense, including those incurred upon any appeal), that may be instituted or asserted against or incurred by any such Indemnified Person (whether asserted by a Credit Party or any third party) as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, in connection with or resulting from (i) the execution or delivery of this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing or, in the case of the Agent Indemnified Persons, the administration of this Agreement and the other Loan Documents; (ii) any Loan or the use or proposed use of the proceeds therefrom; (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any Credit Party or any subsidiary thereof; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, including, in each case and without limitation, any and all product liabilities, and reasonable legal costs and expenses arising out of or incurred in connection therewith (collectively, “Indemnified Liabilities”); provided that the foregoing indemnity will not (i) apply to any losses, claims, damages and liabilities that both (x) do not involve an act or omission by a Credit Party or any of its Affiliates and (y) arise from a dispute among the Indemnified Persons (other than in connection with Agent acting in its capacity as such, or any Initial Commitment Party acting in its capacity as Lead Arranger, or any other agent or co-agent (if any) designated by the Lead Arranger, in each case in their respective capacities as such), (ii) as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or any such Indemnified Person’s controlled Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (iii) apply to Taxes other than Taxes arising from a non-Tax claim. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. The Borrower’s and other Credit Parties' obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

1.11         Rates. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.12        Joinder of New Subsidiaries as a Credit Party, Etc. As soon as possible but in any event upon the earlier of (x) twenty (20) days after formation of any new Subsidiary of a Credit Party (other than an Excluded Subsidiary) and (y) the date upon which any material assets are transferred to such new Subsidiary or simultaneously with the consummation of acquisition of any new Subsidiary of a Credit Party (other than an Excluded Subsidiary), Borrower shall take such actions as required by Section 3.27 and cause such new Subsidiary to become a Grantor and either a co-Borrower or Guarantor and under this Agreement by having the following documents delivered to Agent and the Lenders: (i) a Secretarial Certificate, a Power of Attorney and a Joinder Agreement in the forms of Exhibits C, D and H attached hereto, respectively, duly completed, executed and delivered by such new Subsidiary, (ii) security and other collateral documents, filings and instruments with respect to such new Subsidiary of the types described on Schedule D attached hereto, (iii) an opinion of counsel to such new Subsidiary, in form, substance and scope comparable in all material respects to the legal opinion of Grantor’s counsel delivered to Agent and Lenders on the Closing Date and (iv) an updated Disclosure Schedule 3.7.

1.13         Non-Funding Lenders. Unless Agent shall have received written notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to the Loan that such Lender will not make such payment (or any portion thereof) available to Agent, Agent may assume that such Lender has made such payment available to Agent on the date such payment is required to be made in accordance with this Section 1 and Agent may (but shall be under no obligation to), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. Borrower agrees to repay to Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable to the Obligation that would have been created when Agent made available such amount to Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to Borrower. In addition, any Lender that shall not have made available to Agent any portion of any payment described above (any such Lender, a “Non-Funding Lender”) agrees to pay such amount to Agent on demand together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the interest rate applicable at the time to the Term Loan. Such repayment shall then constitute the funding of the corresponding Loan (including any Loan deemed to have been made hereunder with such payment) or participation. In the event interest is paid by Borrower pursuant to this Section 1.13 and Agent subsequently receives payment of such interest from the Non-Funding Lender, Borrower shall be entitled to be reimbursed for such interest paid by Borrower up to the amount therefor received from the Non-Funding Lender. The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.

1.14         Substitution of Lenders.

(a)             Substitution Right. In the event that any Lender (an “Affected Lender”), (i) becomes a Non-Funding Lender with respect to the Loan, (ii) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of all Lenders, or (iii) requires payment of any Indemnified Taxes or additional amount to such Lender or any Governmental Authority, Borrower may either pay in full such Affected Lender with respect to amounts due on the Term Loan of such Lender with the consent of Agent (at the direction of the Required Lenders) (such consent not to be unreasonably withheld, delayed or conditioned) or substitute for such Affected Lender any Lender or any Affiliate of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent (at the direction of the Required Lenders) (in each case, a “Substitute Lender”).

(b)            Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under such Lender’s Term Loan, Borrower shall deliver a notice to Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to Agent by Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender with respect to such Lender’s Term Loan (including those that will be owed because of such payment and all Obligations that would be owed to such Lender as if it was solely a Lender hereunder but excluding inchoate obligations for indemnification or reimbursement for which no claim has been asserted), and (ii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 8(a) and (B) an Assignment Agreement in form and substance satisfactory to Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the Term Loan Commitment of the Affected Lender, and, if such assignee is not currently a Lender, such assignee shall have delivered to Agent an administrative questionnaire (in a form provided by Agent), a properly completed and duly executed IRS Form W-9 (or other applicable tax form) and all other documentation and other information about such assignee as required under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

(c)            Effectiveness. Upon satisfaction of the conditions set forth in clause (b) above, Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of all Obligations owing to such Affected Lender, such Affected Lender’s Term Loan Commitments shall be terminated and (ii) in the case of any substitution, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to such Lender’s Term Loan, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Term Loan Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Term Loan Commitment in the amount of such Affected Lender’s Term Loan Commitment and (C) the Affected Lender shall execute and deliver to Agent an Assignment Agreement to evidence such substitution and deliver to Borrower any Note in its possession with respect to its Term Loan; provided, however, that the failure of any Affected Lender to execute any such Assignment Agreement or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

1.15         Inability to Determine Rates. Subject to Section 10.17, if, on or prior to the first day of any quarter, either (a) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any applicable interest period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Agent, the Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or affected interest periods) until the Agent (with respect to the foregoing clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected interest periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing or continuation of, or conversion to, Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable interest period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted. Subject to Section 10.17, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to the clause of the definition of “Base Rate” that is based on Adjusted Term SOFR until the Agent revokes such determination.

2.            CONDITIONS PRECEDENT

2.1           Conditions to the Loan. No Lender shall be obligated to make a Term Loan on the Closing Date, unless and until all of the following conditions have been (or shall be substantially concurrently with the borrowing of the Term Loans on the Closing Date) satisfied in a manner reasonably satisfactory to Agent and the Required Lenders, or waived in writing by Agent and the Required Lenders:

(a)            The Combination shall have been consummated (or shall be consummated substantially concurrently with the borrowing of the Term Loans on the Closing Date) in accordance with the Merger Agreement in all material respects, but without giving effect to any modifications, amendments, waivers or consents to the Merger Agreement as in effect on the date hereof that are material and adverse to Agent or the Lenders without the consent of the Initial Commitment Parties; provided that any amendment or waiver to the terms of the Merger Agreement that has the effect of increasing the cash consideration required to be paid thereunder on the Closing Date will not be deemed to be adverse to the Lenders if such increase is funded with an increase in the aggregate amount of the equity contribution required by the terms of the Commitment Letter.

(b)            Agent and the Required Lenders (or, in the case of clause (i) below, the Lenders (excluding CCM Lender or any of its Affiliates that holds a Term Loan, but including any assignee of the Term Loans held by CCM Lender on the Closing Date) on a ratable basis based on the principal amount of Term Loans held by each Lender on the Closing Date) shall have received the following: (a) duly executed Loan Documents, which shall be substantially consistent with the Commitment Letter and Term Sheet, (b) customary legal opinions, (c) customary evidence of authority, (d) customary officer’s certificates and closing certificates, inclusive of an incumbency certificate for the Borrower, (e) good standing certificates (to the extent applicable) in the respective jurisdictions of organization of the Credit Parties, (f) a Notice of Borrowing, (g) a solvency certificate in the form attached as Exhibit G hereto, (h) the SBA Documents, (i) substantially concurrently with the making of the Term Loans on the Closing Date, the Closing Date Warrants, and (j) a completed customary perfection certificate, in each case subject to the Certain Funds Provision.

(c)            The Borrower shall have paid (or caused to be paid), to the extent invoiced at least one (1) Business Day prior to the Closing Date, (i) all fees and expenses due to Initial Commitment Parties and the Lenders under the Commitment Letter and Lender Fee Letter required to be paid on the Closing Date; and (ii) all fees and expenses due to Agent under the Agent Fee Letter, this Agreement and the other Loan Documents which are required to be paid on the Closing Date (including, without limitation, the fees and expenses of counsel to the Administrative Agent).

(d)            The Specified Representations and the Specified Merger Agreement Representations shall be true in all material respects; provided that any such Specified Representation or Specified Merger Agreement Representation that is qualified by materiality shall be true in all respects (except in the case of any Specified Representation or Specified Merger Agreement Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be).

(e)            There shall not have occurred a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement.

(f)             The Required Lenders shall have received (i) internal monthly financials for Borrower for each calendar month beginning with April, 2022 through the calendar month ended at least thirty (30) days before the Closing Date and (ii) a pro forma consolidated balance sheet of Holdings as of the last day of the most recent fiscal month ended at least thirty (30) days before the Closing Date, prepared after giving effect to the Combination as if the Combination has occurred as of such date.

(g)            The Refinancing shall have been consummated substantially concurrently with the funding of the Term Loans on the Closing Date and all liens and security interests (including UCC financing statements filed to secure present or future obligations) encumbering any of the Collateral shall substantially concurrently be terminated.

(h)            Subject to the Certain Funds Provisions, all documents and instruments required to create and perfect the Agent’s security interests in the Collateral under the Loan Documents shall have been delivered (and if applicable, executed) and be in the proper form for filing and shall otherwise be in form and substance reasonably satisfactory to the Agent and the Required Lenders, and the Agent and the Required Lenders shall have received bringdown UCC, tax and judgment lien searches with respect to the Credit Parties which results shall be consistent in all material respects with such lien search results reviewed by the Required Lenders on or before the date of the Commitment Letter.

(i)             The Agent and each Lender shall have received, at least three Business Days prior to the Closing Date, a properly completed and duly executed IRS Form W-9 (or other applicable tax form) from Borrower and all other documentation and other information about the Credit Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(j)             On the Closing Date and after giving effect to funding of the Term Loans on the Closing Date and payment or accrual of all expenses related to the Combination, Borrower shall have minimum unrestricted cash of at least $22,500,000.

(k)            Sponsor shall have invested $5,000,000 in Holdings by purchasing shares on the open market and such shares shall not have been redeemed on or prior to the Closing Date. Sponsor shall deliver a trade confirmation or such other evidence reasonably satisfactory to the Agent and Lenders to evidence (i) the purchase of shares of Holdings and (ii) that Sponsor still owns the shares after the applicable redemption date with respect to the Combination

(l)              Entry into definitive documentation to establish a $150,000,000 committed equity facility on terms substantially similar to those set forth in the letter agreement, together with the Summary of Indicative Terms attached as an exhibit thereto, dated May 15, 2022, duly executed by Holdings, Borrower and CCM Investments 5 LLC.

(m)            Agent and the Required Lenders shall have received any amendments or modifications to the Merger Agreement.

(n)            Denis Phares and Sean Nichols shall continue to be employed by Borrower as of the Closing Date in their current capacities as chief executive officer and chief operating officer, respectively.

Notwithstanding anything in the Loan Documents, or any other letter agreement or other undertaking concerning the financing of the Initial Transactions, to the contrary, (a) the only representations and warranties the accuracy of which shall be a condition to the availability and funding of the Term Loans on the Closing Date shall be (i) such of the representations and warranties made by or on behalf of the Credit Parties and their related parties in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Borrower or Holdings (or any of their affiliates) have the right to terminate their obligations under the Merger Agreement or to decline to consummate the Initial Transactions as a result of a breach of such representations or warranties in the Merger Agreement (to such extent, the “Specified Merger Agreement Representations”) and (ii) the Specified Representations (as defined below) and (b) the terms of the Loan Documents shall be in a form such that they do not impair the availability or funding of the Term Loans on the Closing Date if the conditions set forth in this Section 2.1 are satisfied (it being understood that to the extent any security interest in any Collateral (other than to the extent that a security interest in such Collateral may be perfected by (x) the filing of a financing statement under the Code, (y) taking delivery and possession of certificated equity interests of the Borrower and any domestic subsidiaries of the Borrower pledged under the Loan Documents and (z) the filing of short form intellectual property filings with the United States Patent and Trademark Office or the United States Copyright Office) is not or cannot be provided or perfected on the Closing Date after Borrower’s use of commercially reasonable efforts to do so, then the perfection and/or provision of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Term Loans on the Closing Date but instead shall be required to be delivered after the Closing Date within forty-five (45) days. For purposes hereof, “Specified Representations” means the representations and warranties of the Credit Parties set forth in the Loan Documents relating to organizational existence of the Credit Parties; good standing and qualification of the Credit Parties; power and authority of the Credit Parties as to execution, delivery and performance of the Loan Documents; due authorization, execution and delivery of the Credit Parties and enforceability against the Credit Parties, in each case, with respect to the Loan Documents; the absence of any third-party litigation or other proceeding enjoining the entry into or performance of the Loan Documents; no conflicts with material applicable law and no conflicts with, or consent under, organizational documents of the Credit Parties related to the entering into and the performance of the Loan Documents and the incurrence of the extensions of credit thereunder; solvency as of the Closing Date (after giving effect to the Initial Transactions) of Holdings and its subsidiaries on a consolidated basis (in form and scope consistent with the solvency certificate in the form attached as Exhibit G hereto); status of the Term Loans as senior debt; Federal Reserve margin regulations; the use of loan proceeds not violating the USA PATRIOT Act; the Investment Company Act of 1940; use of loan proceeds not violating OFAC and other anti-terrorism laws; use of loan proceeds not violating FCPA; the SBA representations and warranties and delivery of SBA Documents; assets and holding company only status of Holdings; and, subject to the limitations set forth in clause (b) above and liens permitted under the Loan Documents, creation, validity and perfection of security interests in the Collateral. This paragraph, and the provisions herein, shall be referred to as the “Certain Funds Provisions”.

3.            REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loan, Borrower and each other Credit Party executing this Agreement, jointly and severally, represent and warrant to Agent and each Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Agent and each Lender until the Termination Date as follows:

3.1           Corporate Existence; Compliance with Law. Each Grantor: (a) is, as of the Closing Date, and will continue to be (i) (A) a corporation, limited liability company or limited partnership, as applicable, duly organized, and validly existing and (B) in good standing under the laws of the jurisdiction of its incorporation or organization, subject to the Permitted Redomicile, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power, or limited liability company power, as applicable, and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) except as could not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect, all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Grantor that are necessary or appropriate for the conduct of its business.

3.2            Executive Offices; Corporate or Other Names. Except as disclosed in compliance with Section 5.11 after the Closing Date, including pursuant to Permitted Redomicile, (a) each Grantor’s name as it appears in official filings in the jurisdiction of its incorporation or organization, (b) the type of entity of each Grantor, (c) the organizational identification number issued by each Grantor’s jurisdiction of incorporation or organization or a statement that no such number has been issued, (d) each Grantor’s jurisdiction of organization or incorporation, and (e) except as disclosed pursuant to Section 5.11 after the Closing Date, the location of each Grantor’s chief executive office and locations of Collateral having a value in excess of $500,000 (when not in use by a customer of any Grantor and other than temporary locations for repair, maintenance or transit and equipment maintained with employees) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the twelve (12) months preceding the Closing Date. As of the Closing Date, during the prior five (5) years, except as set forth in Disclosure Schedule (3.2), no Grantor has been known as or conducted business in any other name (including trade names) than the name of such Grantor set forth on the signature page hereto. Borrower has only one jurisdiction of incorporation or organization.

3.3            Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Grantor of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Grantor’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any material Requirement of Law or material Contractual Obligation of such Grantor; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person except for such consents as have been obtained. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Grantor party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Grantor, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity.

3.4          Financial Statements; Books and Records.

(a)            The annual and monthly Financial Statements of the Grantors delivered pursuant to Section 4.1 present fairly in all material respects the financial condition of such Grantors as of the date of each such Financial Statement in accordance with GAAP (subject to normal year-end adjustments and to the absence of footnotes in the case of unaudited statements).

(b)            The Grantors shall keep proper Books and Records in which proper entries, reflecting all consolidated and consolidating financial transactions, will be made in accordance with GAAP and all Requirements of Law in all material respects of all financial transactions and the assets and business of each Grantor on a basis consistent with the Financial Statements.

3.5           Material Adverse Change. Between December 31, 2021 and the Closing Date, no events with respect to any Grantor have occurred that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of any Grantor has or has had or could reasonably be expected to have a Material Adverse Effect. No Grantor is in default, and to such Grantor’s knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6           Reserved.

3.7           Subsidiaries. Except as set forth in Disclosure Schedule (3.7), as of the Closing Date, Borrower does not have any Subsidiaries. The issued and outstanding Stock of Borrower (excluding all rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower or Holdings may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is accurately reflected in the organizational chart delivered pursuant to Section 3.28(c) and set forth on Schedule 10(a) to the Perfection Certificate or any Perfection Certificate Supplement (whichever was most recently delivered to Agent). A list of the shareholders of Holdings owning ten percent (10%) or more of the outstanding Stock of Holdings, as of the Closing Date, is set forth on Schedule 10(a) to the Perfection Certificate.

3.8           Government Regulation; Margin Regulations. No Grantor is subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur the Obligations, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. No Grantor is engaged, nor will it engage, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”). No Grantor owns any Margin Stock, and none of the proceeds of the Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock. No Grantor will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.9           Taxes; Charges. Except as disclosed in Disclosure Schedule (3.9), all federal and other material tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Grantor have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against any Grantor or any Grantor’s property (other than (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP and (ii) tax Liens securing de minimis amounts that are discharged promptly upon such Grantor obtaining knowledge thereof). Borrower and each Grantor has paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which any Grantor’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. As of the Closing Date, no Grantor has agreed or been requested to make any adjustment under Section 481(a) of the IRC, by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.10         ERISA.

(a)             No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Disclosure Schedule (3.10), the present value of all accumulated benefit obligations of the Grantors under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $750,000 when aggregated with the potential Withdrawal Liability, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than $750,000 when aggregated with the potential Withdrawal Liability. No Grantor or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of $750,000.

(b)            Each Grantor shall furnish to the Agent (x) as soon as possible after, and in any event within five (5) days after any Responsible Officer of any Credit Party or any of its ERISA Affiliates knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Credit Parties or any of their ERISA Affiliates in an aggregate amount exceeding $750,000 or the imposition of a Lien, a statement of a Responsible Officer of such Credit Party or such ERISA Affiliate setting forth details as to such ERISA Event and the action, if any, that such Credit Party or such ERISA Affiliate proposes to take with respect thereto; (y) upon request by the Agent (at the direction of the Required Lenders), copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any ERISA Affiliate with the IRS with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Credit Party) as the Agent or the Required Lenders shall reasonably request and (z) promptly following any request therefor, copies of (i) any documents described in Section 101(k) of ERISA that any Credit Party or its ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1) of ERISA that any Credit Party or its ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if any Credit Party or its ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Credit Party or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

3.11         Litigation.

(a)            Except as specifically disclosed in Disclosure Schedule (3.11) as of the Closing Date, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party or any of their respective Properties which:

(i)            purport to affect or pertain to this Agreement, any other Loan Document or Related Agreement, or any of the Transactions contemplated hereby or thereby; or

(ii)           would reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $750,000.

(b)            There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party or any of their respective Properties which could reasonably be expected to cause a Material Adverse Effect.

(c)            No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, except with respect to matters set forth on Disclosure Schedule (3.11), no Credit Party or any Subsidiary of any Credit Party is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law. Each Grantor shall notify Agent promptly in writing upon learning of the existence, threat or commencement of any such Litigation or any such order, investigation or audit that, if adversely determined, would reasonably be expected to result in a liability in excess of $750,000.

3.12         Intellectual Property. Each Grantor owns, or is licensed to use, all Intellectual Property material to its business as currently conducted, except for such Intellectual Property the failure of which to so own or be so licensed could not reasonably be expected to have a Material Adverse Effect. Each Grantor will take all commercially reasonable steps to maintain the registrations and Patents existing as of the Closing Date, except for such registrations and Patents for which the failure to maintain would not reasonably be expected to have a Material Adverse Effect. Each Grantor will take all commercially reasonable steps to preserve its licenses to any Intellectual Property material to its business, and to protect and preserve its rights in any Intellectual Property owned by such Grantor and material to its business, so as to permit Agent (or its designee) to sell, transfer, rent, or use the Collateral upon the occurrence and during the continuation of an Event of Default. As of the Closing Date, the Grantors own or are licensed to use the Intellectual Property material to its business as currently conducted as set forth in Disclosure Schedule (3.12) (excluding off-the-shelf software and click-through licenses). As of the Closing Date, the Intellectual Property set forth in Disclosure Schedule (3.12) and owned by a Grantor, is, to the knowledge of such Grantor, valid, in full force and effect, subsisting, unexpired and enforceable. In the event that any Grantor becomes aware that any Intellectual Property owned by such Grantor and that is material to the conduct of its business has been or is about to be infringed, misappropriated or diluted by a third party in a manner that would reasonably be expected to result in a Material Adverse Effect, such Grantor promptly shall take such commercially reasonable actions as are appropriate under the circumstances to protect such Intellectual Property, including, if consistent with good business judgment, promptly suing for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution. Each Grantor shall not knowingly do any act to infringe, misappropriate, dilute, or otherwise violate the Intellectual Property rights of any other Person in any material respect.

3.13         Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Grantor under any Loan Document, or to induce Agent and the Lenders to execute the Loan Documents (as such information has been amended, supplemented or superseded by any other information later delivered to the same parties receiving such information, provided that the delivery of such amended, supplemented or superseding information shall not cure any Event of Default arising under Section 7.1(b) other than with respect to this Section 3.13), taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made, it being recognized by Agent and the Lenders that the projections and forecasts provided by the Grantors in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results.

3.14         Environmental Liabilities. Except as set forth in Disclosure Schedule (3.14), as of the Closing Date, (a) no Grantor is subject to any Environmental Liabilities or, to any Grantor’s knowledge, potential Environmental Liabilities, that could reasonably be expected to result in Environmental Liabilities in excess of $750,000 in the aggregate and (b) no notice has been received by any Grantor identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Grantor, there are no facts, circumstances or conditions that may result in any Grantor being identified as a “potentially responsible party” under CERCLA or analogous state statutes, in each such case if such circumstance could reasonably be expected to result in Environmental Liabilities in excess of $750,000 in the aggregate. Each Grantor: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits, (ii) shall notify Agent in writing within seven (7) days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any real property owned, leased or occupied by a Grantor if such Release could reasonably be expected to result in Environmental Liabilities in excess of $750,000 in the aggregate, (iii) shall notify Agent in writing within seven (7) days if and when it becomes aware of any claims that could form the basis for any Environmental Liabilities that could reasonably be expected to result in Environmental Liabilities in excess of $750,000 in the aggregate, and (iv) shall notify Agent in writing within seven (7) days if and when it becomes aware of any occurrences of non-compliance with Environmental Laws or environmental permits that would reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if Agent or the Required Lenders at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Grantor or that there exist any Environmental Liabilities, in each case, that would have, in the aggregate, a Material Adverse Effect, then each Grantor shall, promptly upon receipt of request from Agent (at the direction of the Required Lenders), cause the performance of, and allow Agent (or its designee) access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent (at the direction of the Required Lenders) may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent (or its designee) shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent and the Required Lenders. Each Credit Party has made available to the Required Lenders copies of all existing environmental reports, reviews and audits and all documents prepared since January 1, 2010 pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties.

3.15         Insurance. As of the Closing Date, Disclosure Schedule (3.15) lists all insurance of any nature maintained by Borrower with respect to the Collateral as well as all liability insurance maintained by the Grantors, as well as a summary of the terms of such insurance.

(a)            Coverage. Without limiting any of the other obligations or liabilities of the Grantors under this Agreement, the Grantors shall, during the term of this Agreement, carry and maintain, at its own expense, at least the minimum insurance coverage set forth in this Section 3.15. All insurance carried pursuant to this Section 3.15 shall be placed with such insurers having a minimum A.M. Best rating of A-:VIII (or as may be otherwise reasonably acceptable to the Agent and the Required Lenders), be in such amounts as are customarily carried or maintained by similarly situated entities engaged in similar businesses, and be in such form, with terms, conditions, limits and deductibles as shall be reasonably acceptable to Agent and the Required Lenders. The insurance required to be carried and maintained by Grantors hereunder shall, in all events, include, without limitation, the following:

(i)            All Risk Property Insurance. The Grantors shall maintain, all risk property insurance covering against physical loss or damage, including but not limited to fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown). Coverage shall be written on a replacement cost basis in an amount reasonably acceptable to Agent and the Required Lenders; and,

(ii)            Commercial General Liability Insurance. The Grantors shall maintain comprehensive general liability insurance written on an occurrence basis with a limit of not less than $1,000,000. Such coverage shall include, but not be limited to, premises/operations, broad form contractual liability, products/completed operations, property damage and personal injury liability; and

(iii)            Excess/Umbrella Liability Insurance. The Grantors shall maintain excess and/or umbrella liability insurance written on an occurrence basis in an amount not less than $21,000,000 providing coverage limits excess of the insurance limits required under subsection (a)(ii). Such insurance shall follow the form of the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates.

(iv)            Reserved.

(b)           Endorsements. Within the period permitted pursuant to Section 3.35, the Grantors shall cause all insurance policies carried and maintained in accordance with this Section 3.15 to be endorsed as follows:

(i)            Agent, on behalf of itself and the Lenders, shall be named as lender’s loss payable with respect to property policy described in subsection (a)(i).  Agent, on behalf of itself and the Lenders, shall be named as an additional insured with respect to liability policies described in subsections (a)(ii) and, to the extent allowed by law, (a)(iii). It shall be understood that any obligation imposed upon the Grantors, including but not limited to the obligation to pay premiums, shall be the sole obligation of the Grantors and not that of the Agent; and,

(ii)           With respect to property policy described in subsection (a)(i), the interests of the Agent shall not be invalidated by any action or inaction of any Grantor or any other Person, and shall insure the Agent regardless of any breach or violation by any Grantor or any other Person, of any warranties, declarations or conditions of such policies; and

(iii)          If such insurance is canceled for any reason whatsoever, including nonpayment of premium, or any changes are initiated by the Grantors or the carrier which affect the interests of the Agent, such cancellation or change shall not be effective as to the Agent until thirty (30) days (or 10 days, in the case of a cancellation resulting from the non-payment of any insurance premiums) after receipt by Agent of written notice from such insurer.

(c)            Certifications. On the Closing Date, and at each policy renewal, but not less than annually, the Grantors shall provide to the Agent a certification from each insurer or by an authorized representative of each insurer. Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated in section (b) above for such insurance required for this Section 3.15.

(d)            Reserved.

(e)            Notice to Agent. The Grantors shall notify the Agent in writing immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 3.15 is taken out by any Credit Party; and promptly deliver to the Agent a copy of such policy or policies.

(f)            Flood Insurance. With respect to each Mortgaged Property (if any), the Grantors shall obtain flood insurance in such total amount as the Agent or the Required Lenders may from time to time require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973 and all legislation, and rules and regulations thereunder, administered by the relevant local conservation authority with respect to flood plain management and other conservation matters.

(g)           Mortgaged Properties. No Credit Party that is an owner of any Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Credit Party’s respective Mortgage or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the mortgaged properties, and each Credit Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the mortgaged properties; provided, however, that each Credit Party may, at its own expense and after written notice to the Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 3.15 or (ii) cause the insurance policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 3.15.

Borrower shall direct all present and future insurers under its policies of insurance to pay all proceeds payable thereunder with respect to the Collateral directly to Agent for application pursuant to Section 1.2(c) (subject to the terms thereof). If any insurance proceeds are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower’s name thereon and, upon the occurrence of an Event of Default that is continuing, do such other things as Agent may deem advisable to reduce the same to cash.

3.16         Solvency. Both before and after giving effect to (a) the Loan, the issuance of the Guarantees of the Obligations and the pledge of assets as security therefor by all of the Grantors, (b) the disbursement of the proceeds of the Loan pursuant to the instructions of the Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries taken as a whole are Solvent.

3.17         Other Financings. Except as disclosed in Disclosure Schedule (3.17) or as otherwise permitted under Section 5.1 none of the Credit Parties has outstanding as of the Closing Date any Indebtedness that exceeds $25,000 in the aggregate.

3.18         Conduct of Business. Each Grantor (a) shall conduct its business in compliance with Section 5.6 or as otherwise permitted hereunder, and (b) shall, subject to Section 5.4, at all times maintain, preserve and protect all of the Collateral and keep the same in good repair, working order and condition (ordinary wear and tear excepted) and make, or cause to be made, all commercially reasonable repairs, replacements and improvements thereto materially consistent with manufacturer specifications and industry practices.

3.19         Further Assurances. At any time and from time to time, upon the written request of Agent and at the sole expense of the Grantors, the Grantors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent or Required Lenders may reasonably deem desirable (other than Excluded Perfection Actions) (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Agent’s rights in any Collateral and security interests, or (c) to enable Agent to exercise all or any of the rights and powers herein granted.

3.20         Collateral/Maintenance of Property.

(a)           Subject to Section 5.4, each Grantor holds and will continue to hold good title to the Collateral and any of its property necessary for the ordinary operation of its business as currently conducted and none of such property is or will be subject to any Liens except Permitted Liens.

(b)           Each Grantor shall (i) except in connection with the Permitted Redomicile, obtain, maintain and preserve all material rights, permits, licenses, approvals and privileges (including all Permits) necessary, whether because of its ownership, lease, sublease or other operation or occupation of property or other conduct of its business, and shall make all necessary or appropriate filings with, and give all required notices to, Governmental Authorities, in each case, except as would not reasonably be expected to result in a Material Adverse Effect, (ii) maintain the Collateral in compliance with all statutes, laws, ordinances, regulations, standards, directives, orders, judgments and permits (including environmental) issued by any Governmental Authority, except as would not reasonably be expected to result in a Material Adverse Effect, and (iii) in the case of Collateral comprised of motor vehicles located in the United States and subject to motor vehicle registration requirements, to the extent the fair market value of such Collateral in the aggregate exceeds $500,000 at any time if requested by the Agent (at the direction of the Required Lenders), note, or shall have noted, Agent’s Lien on all certificates of title of such Collateral (to the extent Agent’s Lien therein cannot be perfected by the filing of a financing statement).

(c)           Collateral shall not be located in, in transit to or used by a customer, in any country, state, nation, or territory (i) listed on the Lists or otherwise under United States sanctions for conducting business or (ii) set forth on Schedule E hereto (as such Schedule E may be amended by written notice from time to time by Agent to Borrower on a prospective basis) (each a “Restricted Location”). Upon an amendment to Schedule E pursuant to the forgoing sentence such that Collateral is located in a Restricted Location that was not located in a Restricted Location prior to such amendment, no Grantor shall extend or renew any rental agreements or enter into any new rental agreements which would cause the Collateral to be located in, in transit to or in use in a Restricted Location by a customer of such Grantor and such Grantor shall remove such Collateral from such Restricted Location within forty-five (45) days from the delivery of such notice or, if such Collateral is subject to a rental agreement with a customer of such Grantor at such time, fifteen (15) days from the end of the then current term of such rental agreement. Except as permitted pursuant to the immediately preceding sentence, when not in transit to or in use by a customer of any Grantor, or temporarily relocated for maintenance or repair, or equipment in the possession of an employee of Grantor the Collateral having a value in excess of $500,000 in the aggregate will primarily be located at the Chief Executive Office or a Rental Office.

(d)           Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate dated the Closing Date contain a true and complete list of each interest in Real Property (i) owned by any Credit Party as of the Closing Date and describes the type of interest therein held by such Credit Party and whether such owned Real Property is leased and if leased whether the underlying lease contains any option to purchase all or any portion of such Real Property or any interest therein or contains any right of first refusal relating to any sale of such Real Property or any portion thereof or interest therein and (ii) leased, subleased or otherwise occupied or utilized by any Credit Party, as lessee, sublessee, franchisee or licensee, as of the Closing Date and describes the type of interest therein held by such Credit Party and, in each of the cases described in clauses (i) and (ii) of this Section 3.20(d), whether any lease requires the consent of the landlord or tenant thereunder, or other party thereto, to the Transactions.

3.21         Anti-Terrorism and Anti-Money Laundering Compliance.

(a)           No Credit Party and, after making due inquiry, no Person who owns a controlling interest in or otherwise controls a Credit Party, and no customer of a Credit Party, is (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Agreement as the “Anti-Terrorism Laws”. Each of the Credit Parties represents and warrants that it requires, and has taken reasonable measures to ensure compliance with the requirement, that no Person who owns any other direct interest in a Credit Party is or shall be listed on any of the Lists or is or shall be a Designated Person. This Section 3.22 shall not apply to any Person to the extent that such Person’s interest in the Borrower is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a Person.

(b)           Each Credit Party represents and warrants that it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of a direct or indirect interest in such Credit Party, to assure that funds invested by such holders in the Credit Parties are derived from legal sources (“Anti-Money Laundering Measures”). The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”).

(c)           Each Credit Party represents and warrants to Agent and each Lender, to its actual knowledge after making due inquiry, that no such Credit Party or any holder of a direct or indirect interest in such Credit Party (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

(d)           Each Credit Party represents and warrants to Agent and each Lender that it has taken reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that such Credit Party is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.

(e)           Each Credit Party and its respective directors, officers and employees and, to the knowledge of the applicable Credit Party, the agents of each Credit Party and their Subsidiaries, are in compliance with the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, including without limitation the UK Bribery Act, in all material respects.  The Credit Parties and their Subsidiaries have instituted and maintained, and shall maintain, policies and procedures designed to ensure continued compliance with the FCPA and any other applicable anti-corruption laws.

3.22         Maintenance of Corporate Existence. Each Credit Party shall preserve and maintain (a) its legal existence and good standing under the laws of the jurisdiction of its incorporation or organization and (b) its rights (charter and statutory), privileges franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

3.23         Compliance with Laws, Etc. Each Credit Party shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except for such failures to comply that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.24         Landlord and Bailee Agreements. Upon the request of Agent (at the direction of the Required Lenders), each Grantor shall use reasonable best efforts to deliver to Agent a landlord waiver or mortgagee waiver, as applicable, from the lessor of each leased real property of a Credit Party or mortgagee of any owned real property of a Credit Party with respect to each location where the Collateral having a value in excess of $500,000 and/or Books and Records are stored or located, which agreement shall be reasonably satisfactory in form and substance to Agent and the Required Lenders. Upon the request of Agent (at the direction of the Required Lenders), each Grantor shall deliver to Agent a bailee waiver from a bailee with respect to each warehouse or location where the Collateral having a value in excess of $500,000, which agreement shall be reasonably satisfactory in form and substance to Agent and the Required Lenders.

3.25         Deposit Accounts; Cash Collateral Accounts.

(a)            Borrower and each Guarantor shall maintain a cash management system which is reasonably acceptable to Agent and the Required Lenders (the “Cash Management System”), which shall operate as follows:

(b)            All cash Proceeds of Collateral held by Borrower or any other Credit Party (other than funds being collected pursuant to the provisions stated below) shall be deposited in one or more bank accounts or securities investment accounts, as set forth on Disclosure Schedule (3.25) or other accounts that comply with the requirements of clause (d) below.

(c)            Borrower and Grantors shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting Proceeds of Collateral in the identical form in which such payments are made, whether by cash, check or other manner into the accounts and related lockboxes maintained by the financial institutions as described on Disclosure Schedule (3.25) hereto or such other accounts established in compliance with clause (d) below (in each case, other than Excluded Accounts, “Blocked Accounts”) and segregated from other funds of the Grantors not constituting Collateral, if any. By the date that is forty-five (45) days after the Closing Date (or such later date as may be agreed by Agent in consultation with the Required Lenders), Borrower and Grantors shall deliver, or cause to be delivered, to Agent a Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of Borrower or any Grantors is maintained. Borrower shall further execute and deliver, and shall cause each Grantor to execute and deliver, such agreements and documents as Agent or the Required Lenders may reasonably require in connection with such Blocked Accounts and such Control Agreements.

(d)           Borrower and Grantor shall not establish any deposit accounts after the Closing Date into which Proceeds of Collateral are deposited other than Excluded Accounts, unless Borrower or such Grantor has caused to be delivered to Agent a Control Agreement duly authorized, executed and delivered by such Grantor and each bank where a such deposit account is maintained. Borrower and each Grantor agrees that from and after the delivery of an Activation Notice (as such term is defined in Section 3.25(e) below) all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Accounts or as Proceeds of Collateral shall be treated as payments to Agent and the Lenders in respect of the Obligations and therefore shall constitute the property of Agent and the Lenders to the extent of the then outstanding applicable Obligations.

(e)           The applicable bank at which any Blocked Accounts are maintained shall agree from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice may, or upon instruction of the applicable Required Lenders, shall, be given by Agent at any time during an Event of Default) pursuant to and subject to the terms of the applicable Control Agreement, to forward, daily, all amounts in each Blocked Account to the account designated as collection account (the “Collection Account”) which shall be under the exclusive dominion and control of Agent.

(f)            From and after the delivery of an Activation Notice, Agent shall apply all such funds in the Collection Account on a daily basis to the repayment of the applicable Obligations in accordance with Section 7.4. Notwithstanding the foregoing sentence, after payment in full has been made of the amounts required under Section 7.4, any additional funds deposited in the Collection Account shall be released to such Credit Party or other Person lawfully entitled to the same.

(g)           Borrower, Grantors and their directors, employees, agents and other Affiliates shall promptly deposit or cause the same to be deposited, any monies, checks, notes, drafts or any other payment constituting Proceeds of Collateral which come into their possession or under their control on behalf of Borrower or any Grantor in the applicable Blocked Accounts. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank or person other than amounts arising out of Agent’s gross negligence, bad faith, or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction.

(h)           For the avoidance of doubt, except to the extent required to be applied as a Mandatory Prepayment pursuant to Section 1.2(c), prior to the delivery by Agent of an Activation Notice, Borrower is entitled to access and use the amounts on deposit in any Blocked Account in any manner not otherwise prohibited under the Loan Documents, including maintaining amounts in the Excluded Accounts to the extent permitted under the definition of Excluded Accounts.

3.26         Assets of Holdings. Holdings represents and warrants that as of the Closing Date it has no assets, and after the Closing Date will have no assets, other than its Ownership Interests of its Subsidiaries, which have been pledged to Agent for its benefit and the benefit of the Lenders as Collateral for the Obligations, other assets related thereto, deposit accounts and deposits therein in connection with the conduct of its business that comply with the provisions of Section 3.26, contractual rights and Permits in connection with the operation of its business and the Transactions, and proceeds of Restricted Payments permitted hereunder. Holdings hereby agrees it shall not accept or receive any other assets from any other Credit Party (except as permitted by Section 5.5).

3.27         After-acquired Property; Additional Collateral. Each Grantor shall:

(a)            Subject to this Section 3.27, with respect to any property (other than Excluded Property) acquired after the Closing Date by any Credit Party that is intended to be subject to the Lien created by any of the Loan Documents but is not so subject, promptly (and in any event within thirty (30) days after the acquisition thereof (or such later date permitted by Agent in its discretion)) (i) execute and deliver to the Agent such other documents as the Agent and the Required Lenders shall reasonably deem necessary or advisable to grant to the Agent for its benefit and the benefit of the Lenders, a Lien on such property (other than Excluded Property) subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required hereunder in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent (acting at the direction of the Required Lenders) (other than Excluded Perfection Actions). The Borrower shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent (acting at the direction of the Required Lenders) shall require to confirm the validity, perfection and priority of the Lien hereunder on such after-acquired properties (other than Excluded Perfection Actions and other than with respect to Excluded Property).

(b)            As soon as possible but in any event within the earlier of (x) twenty (20) days after formation (or such later date permitted by Agent in its sole discretion) after the formation of any new Subsidiary (including any Foreign Subsidiary) of a Credit Party and (y) the date upon which any material assets are transferred to such new Subsidiary or simultaneously with the consummation of an acquisition of any new Subsidiary: (i) deliver to the Agent the original certificates, if any, representing all of the Equity Interests of such Subsidiary (except to the extent constituting Excluded Property), together with undated stock powers in blank or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party and (ii) cause such new Subsidiary (excluding Excluded Subsidiaries) (A) to execute a Joinder Agreement in the form of Exhibit H or such comparable documentation to become a Grantor and Guarantor under this Agreement, and (B) to take all actions reasonably requested by Agent (at the direction of the Required Lenders) to cause the Lien created hereunder to be duly perfected to the extent required hereunder in accordance with all applicable Requirements of Law, including (x) the execution by Borrower or the applicable Credit Party of a Joinder Agreement in the form of Exhibit H or such comparable documentation to the applicable Pledge Agreement, (y) the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent (at the direction of the Required Lenders), and (z) to the extent such new Subsidiary owns Collateral subject to motor vehicle registration requirements which is located in the United States and has a fair market value in the aggregate in excess of $500,000 and which is not otherwise subject to perfection by the filing of financing statements under clause (y) above, the noting or (having noted) of the Agent’s Lien on all certificates of title of such Collateral (except where such notation is not permitted under the laws of the applicable jurisdiction).

(c)            Promptly grant to the Agent, within thirty (30) days of the acquisition thereof (or such later date permitted by Agent in its sole discretion), a security interest in and Mortgage on each Real Property owned in fee by such Credit Party as is acquired by such Credit Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $1,000,000, as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 5.2). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and the Required Lenders and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens or other Liens acceptable to the Agent and the Required Lenders. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Credit Party shall otherwise take such actions and execute and/or deliver to the Agent such documents as the Agent (at the direction of the Required Lenders) shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a title insurance policy, a survey and local counsel opinion (each in form and substance reasonably satisfactory to the Agent and the Required Lenders) in respect of such Mortgage).

3.28         Equity Interests and Subsidiaries.

(a)            Equity Interests. Schedules 1(a) and 10(a) to the Perfection Certificate dated the Closing Date set forth a list of (i) all the Subsidiaries of Holdings and the other Credit Parties and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Credit Party are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Holdings, are owned by Holdings, directly or indirectly through Wholly Owned Subsidiaries. Each Credit Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it hereunder, free of any and all Liens, rights or claims of other persons, except the security interest created by the Loan Documents, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.

(b)            No Consent of Third Parties Required. Other than the approval of the Board of Directors of the issuer of the Equity Interests, no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or priority status of the security interest of the Agent in any Equity Interests pledged to the Agent for the benefit of the Lenders hereunder or the exercise by the Agent of the voting or other rights provided for hereunder or the exercise of remedies in respect thereof except for such consents as have been obtained.

(c)            Organizational Chart. Schedule 10(a) to the Perfection Certificate or any Perfection Certificate Supplement (whichever was most recently delivered to Agent) sets forth an accurate organizational chart, showing the ownership structure of Holdings, Borrower and each Subsidiary on the Closing Date, and after giving effect to the Transactions, is set forth on Schedule 10(a) to the Perfection Certificate dated the Closing Date.

3.29         Security Documents.

(a)            Mortgages. Each Mortgage will upon execution and delivery thereof be effective to create, in favor of the Agent, for its benefit and the benefit of the Lenders, legal, valid and enforceable first priority Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the mortgaged properties thereunder and the proceeds thereof, subject only to Permitted Liens or other Liens acceptable to the Agent (at the direction of the Required Lenders), and when such Mortgages are filed in the offices specified on Schedule 8(a) to the Perfection Certificate dated the Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 3.20 and 3.27, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 3.20 and 3.27), such Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in the Mortgaged Properties thereunder and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens or other Liens acceptable to the Agent and the Required Lenders.

(b)            Valid Liens. Each Loan Document, including any such document delivered pursuant to Sections 3.20 and 3.27 will, upon execution and delivery thereof, be effective to create in favor of the Agent, for its benefit and the benefit of the Lenders, legal, valid and enforceable Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Agent to the extent required hereunder), such Liens will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in such Collateral to the extent perfection may be obtained by such filings, recordings, possession or control, in each case subject to no Liens other than the applicable Permitted Liens.

3.30         Equity Line Registration Covenant. The Credit Parties shall use best efforts to (a) file with the U.S. Securities and Exchange Commission (“SEC”) within thirty (30) days after the Closing Date a registration statement (the “Registration Statement”) registering the resale of the shares of common stock of Holdings to be issued pursuant to a $150,000,000 committed equity facility on terms substantially similar to those set forth in the letter agreement, dated May 15, 2022, by and among Holdings, Borrower and CCM Investments 5 LLC referred to on Exhibit C to the Commitment Letter, and (b) cause such Registration Statement to become effective within 120 days after the Closing Date. If the Registration Statement does not become effective by the date that is 121 days after the Closing Date, then Holdings shall issue to the Lenders (other than CCM if it is still a Lender on such date) a Warrant ($10 Per Share) exercisable for 200,000 shares of Common Stock in the aggregate on such date. If such Registration Statement has not become effective by the date that is 30 days after such 121st day, Holdings shall issue to the Lenders (other than CCM if it is still a Lender on such date) an additional Warrant ($10 Per Share) exercisable for an additional 200,000 shares of Common Stock on the day that is 30 days after such 121st day, and an additional Warrant ($10 Per Share) exercisable for an additional 200,000 shares of Common Stock on each date that is 30 days thereafter (i.e., the date that is 151 days after the Closing Date, 181 days after the Closing Date, etc.), until the Registration Statement has become effective.

3.31         Government Contracts. Except as set forth in Disclosure Schedule (3.31), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Collateral is subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.32         Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or since the date of the most recent Financial Statements delivered to Agent, any material adverse modification or change in (a) the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding twelve (12) calendar months caused them to be ranked among the ten (10) largest customers of such Credit Party or (b) the business relationship of any Credit Party with any supplier essential to its operations.

3.33         Bonding; Licenses. Except as set forth in Disclosure Schedule (3.33), as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

3.34         Affiliate Transactions. No Credit Party is party to any transaction with any Affiliate of the Borrower or of any Subsidiary of the Borrower, except those permitted by Section 5.7 hereof and those set forth on Disclosure Schedule (3.34).

3.35         Post-Closing Matters. The Credit Parties shall deliver to the Agent and the Required Lenders, in form and substance reasonably satisfactory to the Agent, the items (or undertake the efforts) described on Schedule F on or before the dates specified thereon (or such later date as the Agent may agree in consultation with the Required Lenders).

3.36         Investment Company Act. No Credit Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940.

3.37         Notice of Change in Investment Company Status. The Borrower shall provide Agent with prompt written notice of any change with respect to its representation in Section 3.37 above, but in no event later than fifteen (15) days following any such change.

3.38         Notice of Change in Ownership. The Borrower shall provide Agent with an updated, accurate and complete capitalization table reflecting all of the direct and indirect owners of each Credit Party (other than Holdings) (including the applicable ownership percentages) (a “Cap Table”) within seven (7) Business Days following a change in ownership of any Credit Party.

3.39         Reserved.

3.40         ESG Data. The Credit Parties shall use their reasonable efforts to cooperate with the Agent to assess and incorporate ESG Data collected hereunder into Lead Arranger’s annual ESG impact measurement report (including, following the discharge in full of the Obligations hereunder, with respect to the report for any year during which any Obligations were outstanding), to assess the Borrower’s ESG performance on an annual basis and to consult with Lead Arranger to improve Borrower’s ESG performance.

3.41         Merger Agreement. Borrower has heretofore furnished to each Lender a true and correct copy of the Merger Agreement, material Acquisition Documents and any amendments or waivers thereto. Each Loan Party has duly taken all necessary corporate, partnership or other organizational action, and, if applicable, equity holder action, to authorize the execution, delivery and performance of the Merger Agreement, the Acquisition Documents and the consummation of transactions contemplated thereby.

4.            FINANCIAL MATTERS; REPORTS

4.1           Reports and Notices.

The Credit Parties shall furnish to the Agent and each Lender:

(a)            Monthly Reports. Within thirty (30) days after the last day of each Fiscal Month of the Credit Parties, the balance sheets of the Credit Parties and their Subsidiaries on a consolidated basis as at the end of such Fiscal Month and as of the end of the preceding Fiscal Year, and the related statements of operations, the related statements of profits and losses and related statements of cash flows of the Credit Parties and their Subsidiaries on a consolidated basis for such Fiscal Month and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Month, which shall set forth in comparative form such figures as at the end of and for such Fiscal Month and appropriate prior period and shall be certified by the Chief Financial Officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Credit Parties and their Subsidiaries on a consolidated basis as at the end of such period and the results of operations for such period, and for the elapsed portion of the Fiscal Year ended with the last day of such period, subject only to normal year-end and audit adjustments and the absence of footnotes;

(b)            Reserved.

(c)            Annual Reports. Within one hundred twenty (120) days after the end of each Fiscal Year of the Credit Parties, the audited consolidated balance sheet of the Credit Parties and their Subsidiaries as of the end of such Fiscal Year and the related audited consolidated statements of operations for such Fiscal Year and for the previous Fiscal Year, the related audited consolidated statements of profits and losses and the related audited consolidated statements of cash flows and stockholders’ equity for such Fiscal Year and for the previous Fiscal Year, which shall be accompanied by an opinion, without a going concern or similar qualification or an exception as to scope (except for any such qualification pertaining to any breach or anticipated breach of any financial covenant), prepared by an independent certified public accountant of recognized national standing reasonably acceptable to Agent and the Required Lenders;

(d)            Financial Officer’s Certificate. (i) Within 45 days after the end of each Fiscal Quarter, and (ii) at the time the financial statements are furnished pursuant to Section 4.1(c), a Compliance Certificate in the form attached as Exhibit E executed by a Responsible Officer of the Borrower as to the financial performance of the Credit Parties;

(e)            Bank Statements. Monthly bank statements of the Credit Parties for each Fiscal Month shall be delivered to the Agent within five (5) Business Days after the later of the end of each Fiscal Month and the date on which such statements are made available to the Borrower from the applicable bank.

(f)            Lender Update Meetings. Borrower shall, if requested by Agent (at the direction of the Required Lenders), participate (and cause its officers to participate) in a meeting of, or a conference call with, the Agent (or its designee so long as such designee is bound by a confidentiality agreement) and the Lenders (which, absent the occurrence and continuation of an Event of Default, shall not occur more than once during each Fiscal Quarter) to be held at a location and at a time as may be reasonably agreed to by the Borrower, the Agent and the Lenders; provided that such meetings shall be held in-person no more than once per year.

(g)           Responsible Officer’s Certificate Regarding Collateral. Within forty-five (45) days of the end of each Fiscal Quarter, a certificate of a Responsible Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

(h)           Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Credit Party with any provincial securities commission or the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said commissions, or with any national securities exchange, or distributed to shareholders or holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

(i)            Management Letters. Promptly after the receipt thereof by any Credit Party, a copy of any “management letter” received by any such Person from its independent chartered accountants and the management’s responses thereto;

(j)            Budgets. Within 45 days after the beginning of each Fiscal Year, a consolidated budget for Holdings in form reasonably satisfactory to the Agent and the Required Lenders, but to include balance sheets, statements of income and sources and uses of cash, and projected Liquidity on a consolidated basis, for each month of such Fiscal Year prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Holdings to the effect that each budget has been prepared in good faith and based on assumptions believed to be reasonable and, promptly when available, any significant revisions of such budget;

(k)            Organization. Within 45 days after the end of each Fiscal Quarter, an accurate Organizational Chart, showing the ownership structure of Holdings, Borrower and each Subsidiary as of the date of delivery, or confirmation that there are no changes to Schedule 10(a) to the Perfection Certificate dated the Closing Date (or the date that an updated organizational chart was most recently provided to Agent);

(l)            Organizational Documents. Concurrently with any delivery of Financial Statements under Section 4.1(a), provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and any notice of default given or received by any Credit Party under any Organizational Document during such Fiscal Month;

(m)           Appraisals. At any time after the occurrence of a Default promptly upon the request of the Agent (at the direction of the Required Lenders), an appraisal report performed at the expense of Borrower by a nationally recognized appraiser satisfactory to Agent, setting forth in reasonable detail the orderly liquidation value of the Collateral;

(n)           ESG Reporting. (i) As soon as available, but in any event, within forty-five (45) days after the end of each Fiscal Year in which the Obligations remain outstanding (including, following the discharge in full of the Obligations hereunder, with respect to the Fiscal Year that includes the last date on which any Obligations are outstanding), the Credit Parties shall use commercially reasonable efforts to collect and provide Agent with such ESG Data of Borrower and Credit Parties for its most recently ended Fiscal Year as Agent or the Required Lenders may reasonably request, and (ii) promptly upon becoming available, copies of any reports that include ESG Data with respect to the Credit Parties, including in connection with any on-going projects and construction;

(o)           Board Observers. Each of the two Lenders holding the two largest Term Loan Commitments (or the two largest aggregate outstanding Term Loans if the Term Loan Commitments are no longer in effect) will each have the right to designate a single non-voting representative to attend all meetings of the Board of Directors of any Credit Party, and will receive all information related to those meetings (including any reports or documents, if any, that are prepared for review by the Board of Directors at the same time as any members of the Board of Directors receive such documents); provided, that such observer may be required to leave, or not be allowed to attend, any meetings or portion thereof, and information or reports may be withheld (or parts thereof redacted), if the members of the applicable Board of Directors, by majority vote, reasonably believe (i) a conflict of interest or waiver of a privilege arises or may arise in connection with the issues being discussed at such meetings or contained in such information or reports, (ii) the failure to withhold such information or exclude such representative would reasonably be expected to cause the Board of Directors to breach its fiduciary duties, or (iii) that withholding such information or such exclusion is reasonably necessary to protect trade secrets. The Borrower shall reimburse the Lenders’ representatives for the reasonable costs of attending such meetings. For purposes of calculation of the Term Loan holdings of the Lenders under this clause (o), a Lender and any of its Affiliates that are also a Lender, and their respective Term Loan Commitments and/or holdings of the Term Loan, shall be deemed to be a single Lender with a single consolidated Term Loan Commitment and/or holding a single consolidated Term Loan; and

(p)           Other Information. Promptly, from time to time, such other reports and information regarding the Collateral, operations, business affairs, financial condition or management of any Credit Party, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request, all in reasonable detail; any such material may be redacted by such Credit Party to (i) exclude information relating to the performance of the Agent or any Lender hereunder or to the Borrower’s strategy regarding the Term Loans (including any potential refinancing thereof), or (ii) preserve attorney-client privilege.

Documents required to be delivered pursuant to Section 4.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Holdings posts such documents, or provides a link thereto on Borrower’s website on the internet at the website address listed on Schedule C, or (b) on which such documents are posted on Holdings’ behalf on an internet or intranet website, if any, to which each Lender and the Agent has access (whether a commercial, third-party website or whether sponsored by the Agent); provided that Borrower shall deliver paper copies of such documents to the Agent or any Lender upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender. The Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

4.2           Financial Covenants.

(a)           Maximum Senior Leverage Ratio. If (i) Liquidity (Average) for any Fiscal Quarter ending on December 31, 2022, March 31, 2023, June 30, 2023, or September 30, 2023 is less than $17,500,000 or (ii) for any Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending December 31, 2023), Credit Parties shall not permit the Senior Leverage Ratio, as of the last day of any Fiscal Quarter ending during any period set forth below, to exceed the ratio set forth opposite such period in the table below:

Test Period Ending	Leverage Ratio
December 31, 2022 – March 31, 2023	6.75 to 1.00
June 30, 2023 – September 30, 2023	6.00 to 1.00
December 31, 2023 – March 31, 2024	5.00 to 1.00
June 30, 2024 – September 30, 2024	4.00 to 1.00
December 31, 2024 – March 31, 2025	3.25 to 1.00
June 30, 2025 and thereafter	3.00 to 1.00

(b)           Liquidity. The Credit Parties shall not permit their Liquidity (determined on a consolidated basis) to be less than $10,000,000 as of the last day of each Fiscal Month (commencing with the Fiscal Month ending December 31, 2022).

(c)            Fixed Charge Coverage Ratio. If Liquidity is less than $15,000,000 as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending December 31, 2022), then the Credit Parties shall not permit the Fixed Charge Coverage Ratio for the trailing four (4) Fiscal Quarter period ending on the last day of any such Fiscal Quarter to be less than 1.15:1.00.

(d)            Maximum Capital Expenditure.

(i)            Except as provided in clause (ii) immediately below and except for such Capital Expenditures set forth on Schedule 4.2(d) (it being acknowledged that the dates set forth in Schedule 4.2(d) are estimates only and are not binding), if the Consolidated EBITDA for the trailing twelve (12) Fiscal Month period ending on the last day of the most recently completed Fiscal Quarter is less than $15,000,000, the Credit Parties shall not make and shall not cause or permit their Subsidiaries to make Capital Expenditures in the immediately succeeding Fiscal Quarter in excess of $500,000.

(ii)           In addition to the Capital Expenditures permitted to be made in accordance with clause (i) immediately above, the Credit Parties may use an amount equal to 50% of the Net Cash Proceeds of any Equity Issuances for the purposes of making additional Capital Expenditures during the period commencing on the date of receipt of such Capital Expenditures and ending 365 days thereafter with the remaining 25% of the Net Cash Proceeds (after application of the first 25% of such Net Cash Proceeds being applied to Mandatory Prepayments pursuant to Section 1.2(e)) to be used for working capital purposes (other than Capital Expenditures);

provided, however, the Required Lenders may approve, in their sole discretion, additional Capital Expenditures by providing prior written consent.

4.3           Other Reports and Information. The Grantors shall advise Agent in reasonable detail promptly after becoming aware of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral or any occurrence of any Casualty Event with respect to the Collateral where the loss exceeds $750,000 and the estimated (or actual, if available) amount of such loss; and (b) the occurrence of any Default or other event that has had or could reasonably be expected to have a Material Adverse Effect.

4.4           Notices under Subordinated Loan Documents. The Credit Parties shall provide to Agent promptly, but no later than three (3) Business Days after receipt thereof (a) any notice from the holder of the Subordinated Debt that a default or event of default has occurred under the Subordinated Loan Documents, and (b) any other material notice received by the Credit Parties under the Subordination Agreement.

5.	NEGATIVE COVENANTS

Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Agent’s prior written consent, from the Closing Date until the Termination Date, neither Borrower nor any other Credit Party shall, directly or indirectly, by operation of law or otherwise:

5.1           Indebtedness. Create, incur, assume or permit to exist any Indebtedness, except: (a) the Obligations, (b) Indebtedness existing as of the Closing Date set forth in Disclosure Schedule (3.17), (c) by endorsement of instruments or items of payment for deposit to the general account of such Credit Party, (d) for Guaranteed Indebtedness incurred for the benefit of any Credit Party if the primary obligation is permitted by this Agreement, (e) Indebtedness outstanding under Subordinated Debt Documents to the extent subject to a Subordination Agreement acceptable to Agent and the Required Lenders, in an aggregate amount not to exceed $5,000,000 at any time outstanding, (f) Purchase Money Obligations and Capital Leases incurred after the Closing Date in an aggregate outstanding amount, calculated on an annual basis with respect to Capital Leases, not to exceed an amount outstanding at any time equal to $2,500,000, (g) Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or in respect of letters of credit, performance bonds, appeal bonds, bid bonds, customs bonds, or surety bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (h) Contingent Obligations with respect to (i) Indebtedness permitted under this Section 5.1, (ii) operating leases, or (iii) other contractual obligations (other than Indebtedness) permitted by this Agreement, (i) unsecured Subordinated Debt consisting of indemnification obligations, seller notes and/or earnouts incurred in connection with Permitted Acquisitions, so long as (A) such Indebtedness is subject to a Subordination Agreement acceptable to Agent and the Required Lenders that remains in full force and effect and (B) the aggregate amount outstanding shall not exceed $2,500,000 at any time, (j) Indebtedness incurred in respect of netting services and ordinary course of business overdraft protection in connection with deposit accounts permitted under the Loan Documents, (k) contingent obligations incurred in the ordinary course of business with respect to letters of credit, surety and appeal bonds, performance bonds, bid bonds, customs bonds and other similar obligations, (l) Indebtedness representing reasonable deferred compensation owed to officers, employees and directors incurred in the ordinary course of business and consistent with past practice, (m) the financing of insurance premiums in the ordinary course of business, (n) Indebtedness with respect to health, disability and other employee benefits incurred in the ordinary course of business and consistent with past practice, (o) Indebtedness of any Credit Party owing to any other Credit Party, (p) to the extent constituting Indebtedness, any Permitted Investment, (q) Indebtedness incurred in the ordinary course of business in connection with corporate credit cards, purchasing cards, payment processing, automatic clearinghouse arrangements, arrangements in respect of pooled deposit or sweep accounts, check endorsement guarantees, and otherwise in connection with deposit accounts or cash management services in an aggregate amount outstanding not to exceed $2,000,000, (r) unsecured obligations (contingent or otherwise) existing or arising under any Hedging Agreement entered into in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates, foreign exchange rates, or commodity prices and not for speculative purposes, (s) Indebtedness arising from judgments not constituting an Event of Default, (t) Indebtedness with respect to and resulting from customer deposits and advance payments received by them in the ordinary course of business, (u) indemnity obligations under customer contracts that are entered into in the ordinary course of business, (v) unsecured Indebtedness assumed pursuant to any Permitted Acquisition so long as (A) Holdings and its Subsidiaries are in compliance with the financial covenants set forth in Section 4.2 on Pro Forma Basis immediately after giving effect thereto, (B) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition and (C) the aggregate amount outstanding shall not exceed $2,500,000 at any time, (w) any other unsecured Indebtedness in an aggregate amount not to exceed $1,000,000 outstanding at any time, and (y) any refinancing of the foregoing so long as the principal amount thereof is not increased (except by the amount of any accrued interest, expenses fees and original issue discount payable in connection therewith). and to the extent secured by a Permitted Lien on assets of a Credit Party such Lien is not spread to cover any additional assets of any Credit Party.

5.2           Liens. Incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign any right to receive income or profits, except for Permitted Liens.

5.3           Investments; Fundamental Changes. Except as permitted in Section 5.5 or 5.7 below, merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in or make any loan or advance to, any Person (any of the foregoing, an “Investment”); except for the following (any of the following, a “Permitted Investment”):

(a)	Investments by a Credit Party in another Credit Party (other than Holdings);

(b)	any Credit Party may form or acquire any direct or indirect Subsidiary after the Closing Date so long such Credit Party complies with the requirements of Sections 1.12 and 3.27;

(c)	(i) any Credit Party (other than Holdings) may merge with or into or liquidate into any other Credit Party (other than Holdings), provided that, if Borrower is involved in any such merger or liquidation, Borrower shall be the surviving entity thereof and (ii) any Subsidiary of a Credit Party that is not itself a Credit Party may merge with or into or liquidate into any Credit Party, provided that such Credit Party shall be the surviving entity thereof;

(d)	Investments under interest rate protection agreements and other Hedging Agreements entered into in the ordinary course of business for the purpose of minimizing risk and not for speculative purposes;

(e)	cash and Cash Equivalents;

(f)	non-cash loans to officers, directors and employees which are simultaneously utilized by such Persons to purchase direct or indirect Stock of Holdings;

(g)	bank deposits in the ordinary course of business;

(h)	Investments in securities or other obligations of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors or in settlement of delinquent obligations of, and other disputes with, customers or suppliers in the ordinary course of business;

(i)	Investments listed on Schedule 5.3 as of the Closing Date;

(j)	loans and advances by the Credit Parties to their officers and employees in the ordinary course of business in an aggregate outstanding amount not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

(k)	any Credit Party may make a loan to another Credit party that could otherwise be made as a distribution or dividend to such Credit Party permitted under Section 5.5;

(l)	Permitted Acquisitions;

(m)	Investments by a Credit Party in a Subsidiary that is not a Credit Party in an amount not to exceed $250,000 per Fiscal Year;

(n)	to the extent constituting Investments, guarantees permitted under Section 5.1;

(o)	the repurchase of stock of Holdings permitted under Section 5.5;

(p)	Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates in the ordinary course of business;

(q)	Investments consisting of advances made in connection with purchases of goods or services in the ordinary course of business;

(r)	Investments accepted in connection with dispositions permitted under Section 5.4;

(s)	Investments consisting of deposits permitted by clause (vii) or (xi) of the definition of Permitted Liens;

(t)	Investments of any Person at the time such Person becomes a Subsidiary so long as Investment was not made in connection with or in anticipation of such Person becoming a Subsidiary ;

(u)	earnest money deposits in connection with Permitted Acquisitions, potential Permitted Acquisitions and Investments acquired as a result of a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence prior to the date of such Permitted Acquisition;

(v)	the Combination;

(w)	[reserved];

(x)	Investments made with the proceeds of Equity Issuances after the Closing Date or any Investment made solely in exchange for the substantially contemporaneous issuance of Equity Interests of Holdings;

(y)	Investments made with the proceeds of grants from any Governmental Authority; provided such proceeds are used for the purpose to which they are earmarked pursuant to such grants;

(z)	so long as no Default or Event of Default then exists or would be caused thereby, in addition to Investments permitted by the foregoing clauses of this Section 5.3, the Credit Parties may make additional Investments to or in a Person in an aggregate amount for all such other Investments not to exceed $500,000 per Fiscal Year; and

(aa)	guarantees and other Contingent Obligations of the Borrower and its Subsidiaries of leases (other than Capital Lease Obligations) or of other obligations not constituting Indebtedness, in each case, entered into in the ordinary course of business.

For purposes of compliance with this Section 5.3, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such other Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the original amount of such Investment).

5.4           Asset Sales. Sell, transfer, convey, assign, issue or otherwise dispose any of its assets or properties (including its accounts or any shares of its Stock) or engage in any sale-leaseback, synthetic lease or similar transaction, including without limitation the Collateral or Loan proceeds; provided, however, that any Grantor may (a) transfer any of its Collateral to any other Grantor provided such Collateral remains subject to the Liens of Agent under this Agreement to secure the Obligations; (b) sell inventory to its customers in the ordinary course of business; (c) sell, transfer or otherwise dispose of equipment and machinery which is obsolete, damaged, worn-out, surplus, or no longer used or useful in the business of the Credit Parties and trade-ins and exchanges of equipment in the ordinary course of business; (d) dispose of cash and Cash Equivalents in the ordinary course of business; (e) lease and sublease, license and sublicense real or personal property in the ordinary course of business; (f) abandon Intellectual Property rights in the ordinary course of business which, in the reasonable good faith determination of the Credit Parties, are no longer used or useful to the business; (g) sell, transfer or otherwise dispose delinquent account receivables in the ordinary course of business in connection with the collection thereof; (h) make Restricted Payments permitted under Section 5.5; (i) sell or issue Capital Stock which does not lead to a Change of Control (unless the Termination Date occurs concurrently with the consummation thereof); (j) allow for the involuntary condemnation of property or other involuntary dispositions covered by insurance (or not covered by insurance in an amount not to exceed $500,000 in the aggregate from the Closing Date to the Termination Date, and in any event not taking into consideration any deductible applicable thereto); (k) grant Permitted Liens; (l) transfer assets pursuant to a Permitted Investment; (m) sell equipment or real property for fair market value to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property so long as: (A) the value of the replacement property is equal to or greater than the property being disposed of and (B) such replacement property is purchased contemporaneously with the disposition or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property so long as: (A) the value of the replacement property is equal to or greater than the property being disposed of and (B) such replacement property is purchased contemporaneously with the disposition; provided, that, to the extent the property being transferred constitutes Collateral, such replacement property shall constitute Collateral; provided, further, that, in each case the disposition contemplated under this clause (m) must occur in the ordinary course of business; (n) the unwinding of any Hedging Agreement permitted hereunder; and (o) dispose of property or assets of any Credit Party not otherwise permitted hereunder, so long as (x) such property or assets are sold at fair market value, (y) the fair market value of the property or assets sold or otherwise disposed of does not exceed $1,500,000 for all such asset dispositions during any Fiscal Year, and (z) no Event of Default then exists or would result from any such asset disposition. The Net Cash Proceeds of Asset Sales remain subject to prepayment in accordance with Section 1.2(c) hereof.

5.5           Restricted Payments. Make or permit any Restricted Payment other than (a) the Credit Parties may pay board of managers’ fees, board of directors’ fees, and reimbursement of actual out-of-pocket expenses of managers, directors, for the members of the boards of directors or managers of the Credit Parties incurred in connection with organizing or attending Credit Party board of manager and board of director meetings in an aggregate amount per Fiscal Year not to exceed $350,000 (any such amounts, “Permitted Board Fees”); (b) the Credit Parties may indemnify, and enter into other employment arrangements with, directors, officers, and employees of any Credit Party in the ordinary course of business; (c) Restricted Payments may be declared and paid by direct or indirect wholly-owned Subsidiaries of a Credit Party to another Credit Party (other than Holdings); (d) so long as no Event of Default has occurred and is continuing or would result therefrom, repurchases of shares of direct or indirect Equity Interests of Holdings, provided that the aggregate amount of such repurchases and payments of cash dividends shall not exceed $250,000 during any Fiscal Year, and the Credit Parties may make Restricted Payments to its direct parent to facilitate the foregoing repurchase by Holdings; (e) the Credit Parties may make Restricted Payments to Holdings for the payment by Holdings of (i) reasonable audit fees and expenses for audits involving the Credit Parties or any of their Subsidiaries; (ii)  any Tax liability of Holdings or its Subsidiaries based on the operations and revenues of the Borrower and its Subsidiaries and any reasonable Tax preparation fees and expenses for preparing consolidated Tax returns involving the Credit Parties or any of their Subsidiaries; (iii) premiums and expenses for insurance covering Credit Parties or any of their Subsidiaries; and (iv) corporate, administrative and operating expenses in the ordinary course of business incurred by Holdings; (f) any Credit Party may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock so long as no Change of Control would result therefrom; (g) any Credit Party may make exchanges, redemptions or conversions in whole or in part, not resulting in a Change of Control, of any of its Equity Interests for or into another class of its Equity Interests; (h) Holdings may make cashless repurchases of Equity Interests deemed to occur upon exercises of options and warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or warrants or similar equity incentive awards; (i) the Credit Parties may make cash payments to redeem, purchase, repurchase or retire obligations under options, warrants and other convertible securities issued by it in the nature of customary cash payments in lieu of fractional shares in accordance with the terms thereof; and (j) the Credit Parties may acquire (or withhold) its Equity Interests pursuant to any employee stock option or similar plan to pay withholding taxes for which the Borrower is liable in respect of a current or former officer, director, employee, member of management or consultant upon such grant or award (or upon vesting or exercise thereof) and such Credit Party may make deemed repurchases in connection with the cashless exercise of stock options.

5.6           Changes in Nature of Business. Make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect, or engage in any business other than that presently engaged in and other businesses reasonably related or ancillary thereto.

5.7           Transactions with Affiliates. Enter into any lending, borrowing or other commercial transaction with any of its employees, officers, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party) other than (a) loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $500,000, (b) those transactions set forth on Disclosure Schedule (3.34), (c) transactions which are on arms-length terms as would be obtained in a transaction between parties that are not Affiliates of, or otherwise related to, each other, (d) intercompany loans permitted under Section 5.1, (e) Permitted Investments of the type set forth in Sections 5.3(a), (b), (c), (f), (k), and (aa), (f) any customary directors’ or officers’ liability insurance coverage provided in the ordinary course of business or any customary indemnity provided in the ordinary course of business provided for the benefit of directors or officers (or comparable managers) of Holdings or one of its Subsidiaries so long as it has been approved by such Person’s board of directors (or comparable governing body) in accordance with applicable law, (g) the payment of compensation, severance, acceleration of vesting, employee benefit arrangements, issuances of securities or other payments, awards, or grants in cash, securities or the funding of employment agreements, any waiver of restrictions on transfers of equity or any waivers or assignments of any rights of first refusal or similar rights that belongs to Holdings, stock options, restricted stock units and stock ownership to employees, to officers, and directors of Holdings or one of its Subsidiaries (in each case, to the extent not otherwise prohibited hereunder and not resulting in a Change of Control) in the ordinary course of business so long as it has been approved by Holdings’ or such Subsidiary’s board of directors (or comparable governing body) in accordance with Requirements of Law, (h) Restricted Payments permitted under Section 5.5 above, and (i) the Combination and the Acquisition Documents and the consummation of the transactions contemplated therein.

5.8           Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments. Incur or otherwise suffer to exist or become effective or remain liable on or responsible for any Contractual Obligation limiting or restricting the ability of (a) any Credit Party to make Restricted Payments to, or investments in, or repay the Obligations of, or otherwise sell property to, any Credit Party or (b) any Credit Party to incur or suffer to exist any Lien upon any property of any Credit Party, whether now owned or hereafter acquired, securing any of its Obligations (including any such limitation or restriction in the form of any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (i) pursuant to the Loan Documents, (ii) limitations on Liens (other than those securing any Obligation) on any property whose acquisition, repair, improvement or construction is financed by Purchase Money Indebtedness in reliance upon Section 5.1(b) or (e) set forth in the Contractual Obligations governing such Indebtedness with respect thereto, (iii) restrictions and conditions imposed by Requirements of Law, (iv) restrictions in agreements listed on Disclosure Schedule 5.8, (v) [reserved], (vi) customary provisions in leases, subleases, licenses and other Contractual Obligations restricting the assignment thereof or restricting the assignment, pledge, transfer or sublease or sublicense of the property leased, licensed or otherwise the subject thereof, (vii) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided that such agreement was not entered into in connection with or contemplation of such Person becoming a Subsidiary and such restricted does not restrict the ability of Agent to have a duly perfected first priority security interest in all assets of the Subsidiary, (viii) [reserved], (ix) [reserved], and (x) customary provisions in contracts for the disposition of any assets, provided that the restrictions in any such contract shall apply only to the assets or Subsidiary that is to be disposed of and such disposition is permitted hereunder.

5.9	Modification of Certain Documents.

(a)            Amend, waive, or otherwise modify its charter or by-laws or other Organizational Documents in a manner adverse to the Agent or Lenders; provided that Borrower may amend its Organizational Documents to effectuate the Permitted Redomicile.

(b)            Amend, waive, or otherwise modify the Employee Confidentiality and Assignment of Inventions Agreements made by Denis Phares and Sean Nichols in favor of the Borrower, dated May 15, 2022, delivered to Agent on such date, in a manner materially adverse to the Agent or Lenders.

5.10          Accounting Changes; Fiscal Year. Change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law or (b) its Fiscal Year or its method for determining Fiscal Quarters.

5.11         Changes to Name, Locations, Etc. (a) Change (i) its name, Chief Executive Office, corporate offices from those set forth on Disclosure Schedule (3.2), (ii) its warehouses or other locations with Collateral having a value in excess of $500,000 located on-site (other than temporary locations for repair, maintenance or transit and equipment maintained with employees) or location of its records concerning the Collateral from those locations set forth on Disclosure Schedule (3.2), provided that Borrower shall comply with Section 3.24 in connection with movement of the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization or (v) its state of incorporation or organization from that set forth on Disclosure Schedule (3.2) or (b) acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days’ prior written notice thereof to Agent (or such shorter period as Agent may agree in its sole discretion) and taking all actions reasonably requested by Agent (at the direction of the Required Lenders) to continuously protect and perfect Agent’s Liens upon the Collateral; provided that Borrower may consummate the Permitted Redomicile upon three (3) Business Days’ prior written notice to Agent.

5.12         Bank Accounts. (a) Establish any depository or other bank account of any kind (other than Excluded Accounts) with any financial institution (other than the accounts set forth on Disclosure Schedule (3.25)) except in compliance with Section 3.25 or (b) close or permit to be closed any of the accounts listed on Disclosure Schedule (3.25) (other than Excluded Accounts) in each case, without Agent’s prior written consent.

5.13         Margin Regulations. Use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock in contravention of Regulation U of the Federal Reserve Board.

5.14         Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, reasonably be expected to result in liabilities in excess of $500,000. No Credit Party shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Plan.

5.15         Hazardous Materials. Cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Property owned, leased, subleased or otherwise operated or occupied by any Credit Party that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Credit Party), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, have a Material Adverse Effect.

5.16         Modifications to Subordinated Debt. Without the prior written consent of the Agent, permit any changes, amendments or modifications to any Subordinated Debt that are prohibited by any Subordination Agreement.

5.17         Reserved.

5.18         Compliance with Anti-Terrorism Laws.

(a)            Directly or indirectly, in connection with the Loans, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)            Directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of such Credit Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.

(c)            Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Credit Parties or (ii) any of the funds or properties of the Credit Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

(d)            Deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Credit Parties’ compliance with this Section 5.18.

5.19         Sale-Leasebacks. Permit any of its Subsidiaries to, engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets without the prior written consent of Required Lenders.

6.	SECURITY INTEREST

6.1           Grant of Security Interest.

(a)            As collateral security for the prompt and complete payment and performance of the Obligations, each of Borrower and each other Credit Party executing this Agreement hereby grants to Agent for its benefit and for the benefit of the Lenders a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

(i)           all Accounts;

(ii)          all deposit accounts;

(iii)         all other bank accounts and all funds on deposit therein; all money, cash and Cash Equivalents;

(iv)         all investment property;

(v)          all Stock and all Distributions in respect thereof;

(vi)         all goods (including, without limitation, inventory, equipment, and fixtures);

(vii)        all chattel paper, documents and instruments;

(viii)       all Books and Records;

(ix)          all general intangibles (including, without limitation, all Intellectual Property, Intellectual Property applications, IP Licenses, contract rights, choses in action, payment intangibles, licenses, Permits, and software, and all rights and interests under any key man life insurance policies);

(x)           all letter-of-credit rights;

(xi)          all commercial tort claims;

(xii)         all property, including all property of every description, in custody or in transit for any purpose, including safekeeping, collection or pledge, for the account of Borrower or any Credit Party or to which Borrower or any Credit Party may have any right or power, including but not limited to cash;

(xiii)        all other goods (including but not limited to fixtures) and personal property, whether tangible or intangible and wherever located;

(xiv)       all supporting obligations and consents and agreements of any kind or nature that are material to the operation, management, maintenance and conduct of any Credit Party;

(xv)         all Real Property of every kind and nature, including leases; and

(xvi)        to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing (all of the foregoing, collectively, the “Collateral”).

Notwithstanding the foregoing, in no event shall the Collateral subject to this Agreement include or the security interest granted herein attach to:

(i)	any fee owned real property with a fair market value less than $750,000, and any real property leasehold rights and interests (provided, that the classification of leasehold interests in real property as Excluded Assets shall not affect the Credit Parties’ obligations with respect to the provision of landlord waivers or similar collateral access agreements);

(ii)	(A) motor vehicles, aircraft and other assets subject to certificates of title with a value of less than $500,000 in the aggregate (except to the extent perfection of a security interest therein may be accomplished by filing of a Code financing statement) and (B) commercial tort claims with a value of less than $500,000 in the aggregate;

(iii)	letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a Code financing statement) with a value of less than $500,000 in the aggregate;

(iv)	any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted by the terms thereof (excluding any prohibition or restriction that is ineffective under the Code or any other applicable law), but only to the extent, and for as long as, such prohibition or restriction is in effect;

(v)	pledges and security interests prohibited or restricted by applicable law, rule or regulation (including any requirement to obtain the consent of any governmental authority, regulatory authority or third party (excluding, for the avoidance of doubt, any Credit Party) unless such consent has been obtained (it being understood that the applicable Credit Parties shall use commercially reasonable efforts to obtain such consent)) except to the extent that such restrictions are either (x) rendered ineffective under the Code or any other applicable law, or (y) no longer in effect;

(vi)	equity interests in non-wholly owned subsidiaries which cannot be pledged without the consent of third parties (other than Credit Parties) pursuant to prohibitions or restrictions by contract or under the organizational documents of the equity issuer of such non-wholly owned subsidiary and which such prohibition or restriction was not included in contemplation of the financing contemplated hereby (unless such consent has been obtained (it being understood that the applicable Credit Party shall use commercially reasonable efforts obtain such consent for all non-wholly owned subsidiaries)), except to the extent that such restrictions or prohibitions are rendered ineffective under applicable anti-assignment provisions of the Code of any applicable jurisdiction or other applicable law;

(vii)	any lease, license or agreement, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case, permitted to be incurred by the Loan Documents to the extent that a grant of a security interest therein to secure the obligations under the Loan Documents would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than any Credit Party) after giving effect to the applicable anti-assignment provisions of the Code or any other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Code notwithstanding such prohibition;

(viii)	only to the extent a Requirement of Law would create an adverse tax consequence to the Credit Parties as reasonably determined by the Borrower, the Agent and the Required Lenders, (x) more than 65% of the voting Equity Interests in a first-tier Foreign Subsidiary or Foreign Subsidiary Holdco, and (y) any Equity Interest in any Domestic Subsidiary of a Foreign Subsidiary;

(ix)	any assets to the extent a security interest in such assets would result in material adverse tax consequences to the Credit Parties as reasonably determined by the Borrower, the Agent and the Required Lenders;

(x)	any intent-to-use Trademark application prior to the filing, and acceptance by the U.S. Patent and Trademark Office, of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application (or any resulting registration) under applicable law;

(xi)	assets where the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the lenders afforded thereby as reasonably determined by the Borrower, the Agent and the Required Lenders;

(the items in clauses (i) through (xi) of this paragraph shall be referred to herein collectively as, the “Excluded Property”).

(b)           Borrower, Agent, each Lender and each other Grantor agrees that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Agent for its benefit and the benefit of the Lenders. Each Grantor represents, warrants and promises to Agent and each Lender that: (i) such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to this Agreement, free and clear of any and all Liens or claims of others, other than Permitted Liens; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Agent in duly executed form) and the filing of UCC-1 financing statements with respect to the Collateral, will constitute valid perfected security interests in all of the Collateral (other than Collateral subject to Excluded Perfection Actions) in favor of Agent for its benefit and the benefit of the Lenders as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from any Grantor and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens that have priority by operation of law; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens. Each Grantor promises to take such actions as Agent (at the direction of the Required Lenders) reasonably requests to defend the right, title and interest of Agent in and to the Collateral against the claims and demands of all Persons, subject to Permitted Liens.

(c)           Each Credit Party confirms that value has been given by the Agent and the Lenders to each such Credit Party, that each Credit Party has rights in the Collateral (other than after-acquired property) and that each Credit Party and the Agent have not agreed to postpone the time for attachment of the security interests created by this Agreement to any of the Collateral. The security interests created by this Agreement are intended to attach to: (i) existing Collateral when each Credit Party executes this Agreement, and (ii) Collateral subsequently acquired by each Credit Party immediately upon each such Credit Party acquiring any rights in such Collateral.

6.2           Agent’s Rights. Each Grantor, with respect to each property where any Collateral is located that is owned, leased or controlled by any Grantor, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times): (i) provide access to such property to Agent (or its designee so long as such designee is bound by a confidentiality agreement) and any of its officers, employees and agents, as frequently as Agent reasonably determines to be appropriate, (ii) permit Agent (or its designee so long as such designee is bound by a confidentiality agreement) to inspect, review, evaluate and make physical verifications and appraisals of the Collateral in any manner and through any medium that Agent or the Required Lenders considers advisable, and each Grantor agrees to render to Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto, and (iii) permit Agent (or its designee so long as such designee is bound by a confidentiality agreement) to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of such Grantor’s Books and Records; provided, however, that no Credit Party shall be obligated to reimburse Agent for any fees or expenses incurred in connection with more than one such inspection or audit per Fiscal Year absent an Event of Default that has occurred and is continuing.

6.3           Agent’s Appointment as Attorney-in-fact. On the Closing Date, each Grantor shall execute and deliver a Power of Attorney in the form attached as Exhibit D. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date, at which time such Power of Attorney shall automatically terminate. The powers conferred on Agent under each Power of Attorney are solely to protect Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Each Grantor also hereby (i) authorizes Agent (or its designee so long as such designee is bound by a confidentiality agreement) to file any financing statements, continuation statements or amendments thereto that (x) cover the Collateral, and (y) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Agent (or its designee so long as such designee is bound by a confidentiality agreement) to have filed any such financing statements, if filed prior to the date hereof. Each Grantor acknowledges that, until the Obligations (other than inchoate obligations for indemnification or reimbursement for which no claim has been made) have been repaid in full, it is not authorized to file any financing statement or amendment or termination statement with respect to any such financing statement without the prior written consent of Agent and agrees that, until such time, it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

6.4           Grant of License to Use Intellectual Property Collateral. Solely for the purpose of enabling Agent to exercise rights and remedies under Section 7.2 hereof for the benefit of the Lenders (including, without limiting the terms of Section 7.2 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) upon the occurrence and during the continuation of an Event of Default, each Grantor hereby grants to Agent an irrevocable, non-exclusive, worldwide license (exercisable upon the occurrence and during the continuance of an Event of Default and without payment of royalty or other compensation to such Grantor) to use, practice, transfer, license or sublicense any Intellectual Property that constitutes or relates to any of the Collateral and that is licensed to, owned by or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date and; provided, further, that such license with respect to Trademarks shall be subject to, with respect to the goods and/or services on which such Trademarks are used, maintenance of quality standards that are sufficient to preserve the validity of such Trademarks and are consistent with past practices in all material respects.

6.5           Commercial Tort Claims. As of the Closing Date, each Credit Party hereby represents and warrants that it holds no commercial tort claims other than those listed in Schedule 13 to the Perfection Certificate. If any Credit Party shall at any time hold or acquire a commercial tort claim, such Credit Party shall promptly after obtaining knowledge thereof notify Agent in writing signed by such Credit Party of the brief details thereof and take such actions as Agent (at the direction of the Required Lenders) may reasonably request to grant to Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Agent and the Required Lenders. The requirement in the preceding sentence shall not apply to the extent that the amount of such commercial tort claim, together with the amount of all other commercial tort claims held by any Credit Party in which Agent does not have a security interest, does not exceed $500,000 in the aggregate for all Credit Parties.

6.6            Duties of Agent. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such Person.

6.7           Release; Termination.

(a)           Upon any sale, lease, transfer or other disposition by any Grantor of any Collateral that is permitted under this Agreement to any Person that is not another Grantor, the security interest in such Collateral shall be automatically released, and the Agent shall promptly execute and deliver to and authorize the filing by each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence the termination of the security interests in such Collateral.

(b)           The security interests created by this Agreement shall automatically terminate on the Termination Date and the Agent shall promptly execute and deliver to and authorize the filing by each Grantor such documents and instruments reasonably requested by such Grantor as shall be necessary to evidence the termination of all security interests given by such Grantor to the Agent hereunder and deliver to the Borrower, at the expense of the Borrower, any portion of the Collateral that is in possession of the Agent.

(c)           Any execution and delivery of such documents pursuant to this Section 6.7 shall be without recourse to or representation or warranty by the Agent or any Lender. The Borrower shall reimburse the Agent upon demand for all reasonable and documented costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 6.7.

7.	EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1           Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Agent (at the direction of the Required Lenders) in accordance with Section 9.3 or cured in accordance with the terms and conditions of this Agreement:

(a)           Borrower shall fail to pay the principal in respect of the Loan when due and payable or declared due and payable in accordance with the terms hereof; or the Borrower shall fail to pay interest or any other Obligations within three (3) days after any such other Obligation becomes due and payable in accordance with the terms hereof or any other Loan Document; or

(b)           any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Agent by Borrower or any other Credit Party shall be untrue or incorrect in any material respect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

(c)           Borrower or any other Credit Party shall fail or neglect to perform, keep or observe: (A) any of the covenants, promises, agreements, requirements, or other terms or provisions contained in Section 3.1(a)(i)(A), Section 3.15, Section 3.20, Section 3.21, Section 3.22, Section 3.26, Section 3.30, Section 3.35, Section 4.1, Section 4.2, Section 4.3, each subsection of Section 5 and Section 6.5 of this Agreement or (B) any provision of the SBA Side Letter; or

(d)           Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in Section 3.27 of this Agreement, and such failure or neglect shall continue unremedied for a period of five (5) Business Days; or

(e)           Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, or other terms or provisions contained in this Agreement or any of the other Loan Documents (other than as specified in paragraphs (a) through (d) above), and such failure or neglect shall continue unremedied for a period of thirty (30) days; or

(f)            an event of default shall occur under any Indebtedness of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate original principal amount exceeding $750,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate original principal amount exceeding $7500,000 to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(g)           there shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed, undismissed or unbonded for sixty (60) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(h)           a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed, unstayed or unbonded for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

(i)            Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraph (h) of this Section 7.1 or clauses (i) and (ii) of this paragraph (i), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(j)            a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate (in excess of the amount thereof covered by insurance) shall be rendered against Borrower or any other Credit Party, to the extent not vacated, stayed, bonded, paid or discharged for a period of thirty (30) consecutive days after the date of entry such judgment; or

(k)           any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms in any material respect, or any Lien granted, or intended by the Loan Documents to be granted, to Agent for its benefit and the benefit of the Lenders shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents and subject to the Excluded Perfection Actions) in any of the Collateral having a value in excess of $500,000 (or any Credit Party shall so assert any of the foregoing); or

(l)            a Change of Control shall have occurred with respect to any Credit Party unless the Termination Date occurs substantially concurrently with the consummation of such Change of Control; or

(m)           an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to have Material Adverse Effect; or

(n)           if the obligation of any Guarantor under its Guarantee or under any of the Loan Documents is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement).

7.2           Remedies.

(a)           If any Event of Default shall have occurred and be continuing, then each Lender may suspend its commitment hereunder to make the Term Loan. In addition, if any Event of Default shall have occurred and be continuing, Agent may and, at the direction of the Required Lenders, shall, take any one or more of the following actions: (i) by notice to Borrower declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Agent for its benefit and the benefit of the Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in clause (i) of either Sections 7.1(h) or (i), the Obligations shall become immediately due and payable (and any obligation of the Lenders to make the Loan, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Agent.

(b)           Without limiting the generality of the foregoing, each Grantor expressly agrees that upon the occurrence and during the continuance of any Event of Default, Agent may collect, receive, assemble, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of the Lenders the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right each Grantor hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Agent deems necessary or advisable.

(c)           Upon the occurrence and during the continuance of an Event of Default and at Agent’s request, Borrower and each other Grantor further agrees, to assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at its premises or elsewhere. During the continuance of an Event of Default, until Agent is able to effect a sale, lease, or other disposition of the Collateral, Agent shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Agent deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Agent shall have no obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent. During the continuance of an Event of Default, Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s or the Lenders’ remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Grantor waives all claims, damages, and demands against Agent, each Lender, their Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Grantor agrees that ten (10) days’ prior notice by Agent to such Grantor of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent and each Lender are entitled.

(d)           Agent’s and each Lender’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent and each Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3           Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents; (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Agent or any Lender to exercise any of their remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4           Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral during the continuance of an Event of Default shall be applied by Agent in the following order of priority: first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel and amounts payable under the Agent Fee Letter) payable to Agent in its capacity as such; second against the next 4 scheduled installments of the Term Loan in direct order of maturity until such scheduled installments have been paid in full; third, against all other remaining principal installments of the Term Loan (including the final installment on the Maturity Date) in inverse order of maturity until the principal on the Term Loans is paid in full; fourth, to payment of all accrued unpaid cash interest on the Obligations; fifth, to payment of any other amounts owing constituting Obligations; and sixth, after the payment by Agent of any other amount required by any provision of law, including Sections 9-608(a)(1) and 9-615(a)(3) of the Code (but only after Agent has received what Agent considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to the applicable Grantor or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. In the event that any such Proceeds are insufficient to pay the Obligations in full, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

8.	SUCCESSORS AND ASSIGNS; tax documentation

(a)            Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Agent, each Lender, and their respective successors and assigns, except as otherwise provided herein or therein. If more than one party signs this instrument as Borrower, then the term “Borrower” as used herein shall mean all of such parties, jointly and severally. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Agent. Any such purported conveyance by Borrower or such Credit Party without the prior express written consent of Agent shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Each Lender reserves the right at any time to create and sell participations in the Loan and the Loan Documents to any other Person (a “Participant”) and to sell, transfer or assign any or all of its rights in the Loan and under the Loan Documents to any Eligible Assignee (an “Assignee”) acknowledged by Agent; provided, however, that so long as no Event of Default has occurred and is continuing, an assignment to a Disqualified Lender shall require Borrower’s prior written consent. Any such sale, transfer or assignment shall be effected by a written assignment agreement substantially in the form of Exhibit J attached hereto or any other form approved by Agent (an “Assignment Agreement”) delivered by such Assignee and Agent, and such Assignee shall pay to Agent an assignment fee in the amount of $3,500, which shall be paid to the Agent on the effective date of each such Assignment Agreement, and, if such assignee is not currently a Lender, such assignee shall have delivered to Agent an administrative questionnaire (in a form provided by Agent), a properly completed and duly executed IRS Form W-9 (or other applicable tax form) and all other documentation and other information about such assignee as required under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act Subject to acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in such Assignment Agreement, the assignee thereunder shall be party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement. For the avoidance of doubt and not withstanding any language to the contrary in any Loan Document, the Borrower and each Lender hereby acknowledge and agree that (a) Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to an Eligible Assignee (including, without limitation, with respect to CCM Lender) and (b) Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is an Eligible Assignee and that the Agent shall have no liability with respect to any assignment or participation made to any Person which is not an Eligible Assignee (including, without limitation, with respect to CCM Lender). Agent shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender and the principal amount of (and stated interest on) the Term Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In the event of a conflict between the Register and the records of Borrower or any Lender, the Register shall control absent manifest error. Any assignment of the Term Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of the Term Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of such Note evidencing the Loan, accompanied by a duly executed Assignment Agreement or transfer; thereupon a new Note in the same aggregate principal amount shall be issued to the designated Assignee, and the old Note shall be returned to Borrower marked “canceled.” The Register shall be available for inspection by Borrower and Lenders at any reasonable time and from time to time upon reasonable prior written notice. The Borrower agrees that each Participant shall be entitled to the benefits of Section 1.7, subject to the requirements and limitations therein, including the requirements under Section 8(b) (it being understood that the documentation required under Section 8(b) shall be delivered to the participating Lender), to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Participant shall not be entitled to receive any greater payment under Section 1.7 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in applicable law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(b)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (i), (ii) and (iv) of this Section 8(b)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower:

(i)            any Lender that is a U.S. Person shall deliver to Borrower and Agent prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)           any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(A)	in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of IRS Form W-8ECI;

(C)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(D)	to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

(iv)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

9.	AGENT

9.1           Appointment and Duties.

(a)            Appointment of Agent. Each Lender hereby appoints ALTER DOMUS (US) LLC (together with any successor Agent pursuant to Section 9.9) to act on its behalf as Agent hereunder and under the other Loan Documents and authorizes Agent to (i) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (ii) exercise such powers as are reasonably incidental thereto.

(b)            Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above and in each case subject to Section 9.5 and any other exculpatory provisions herein or in any other Loan Documents, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 7.1(h) or (i) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (ii) at the direction of the Required Lenders, file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any proceeding described in Section 7.1(h) or (i) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as “collateral agent” for each Lender for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)            Limited Duties. Under the Loan Documents, Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

9.2           Binding Effect. Each Lender agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

9.3           Use of Discretion.

(a)            No Action without Instructions. Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)            Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Agent receives an indemnification satisfactory to it from the Lenders against all costs, expenses, claims, actions or liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Agent or any Related Person thereof or (ii) that is, in the opinion of Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

9.4           Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). The exculpatory provisions of this Article shall apply to any such Person and to the Related Persons of the Agent and any Person. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care. Should any instrument in writing from any Credit Party be required by any Person so appointed by Agent for more fully and certainly vesting in and confirming to him, her or it such rights, powers, privileges and duties, such Credit Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by Agent

9.5           Reliance and Liability.

(a)            Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 8(a), (ii) rely on the Register to the extent set forth in Section 8(a), (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document, notice, request, certificate, consent, statement, instrument, document, other writing or other and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b)            None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances) or (y) in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgement by a court of competent jurisdiction; provided, that, no action taken or not taken with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.1(b)) shall be considered gross negligence or willful misconduct of the Agent. Each Lender, Borrower and each other Credit Party to this Agreement hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:

(i)            shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons except to the extent a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such Related Person;

(ii)           shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Agent or any of its Affiliates in any capacity other than in its capacity as Agent under the Loan Documents or other than in connection with Agent’s duties under this Agreement and the other Loan Documents

(iii)          shall not be responsible for or have any duty to ascertain or inquire into (A) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (B) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, or (C) the value or the sufficiency of any Collateral.

(iv)          shall not be responsible to any Lender for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the creation, attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(v)           makes no warranty or representation, and shall not be responsible, to any Lender for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(vi)         shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (vi) above, each Lender and Borrower and each other Credit Party to this Agreement hereby waives and agrees not to assert any right, claim or cause of action it might have against Agent based thereon.

9.6           Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

9.7           [Intentionally Omitted].

9.8           Expenses; Indemnities.

(a)            Without limitation of Section 9.8(b) below, each Lender severally agrees to reimburse Agent and each of its Related Persons (to the extent not timely reimbursed by any Credit Party) promptly upon demand for such Lender’s pro rata share with respect to the Loan of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)           Each Lender severally further agrees to indemnify Agent and each of its Related Persons (to the extent not timely indemnified by any Credit Party), based on and to the extent of such Lender’s aggregate pro rata share with respect to the Loan from and against any and all losses, damages, costs, expenses, (including, without limitation, fees and expenses of counsel to the Agent), claims and liabilities of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)           For purposes of this Section 9.8, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Loans and unused Term Loan Commitments at such time (or if such reimbursement payment is sought after the date on which the Loans have been paid in full and the Term Loan Commitments are terminated in accordance with such Lender’s pro rata share immediately prior to the date on which the Loans are paid in full and the Term Loan Commitments are terminated).

9.9           Resignation of Agent.

(a)            Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the earlier of: (i) forty-five (45) days after delivery of such notice or (ii) the date of the appointment or a successor Agent selected by the Required Lenders (the “Resignation Effective Date”). If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, within thirty (30) days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may (but shall be under no obligation to), on behalf of the Lenders, appoint a successor Agent from among the Lenders. Each appointment under this clause (a) shall be subject to the prior consent of Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default.

(b)            With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 1.7, Section 1.10 and Section 10.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its designees and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent

9.10         Release of Collateral. Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by Agent for the benefit of the Lenders against (i) any Collateral that is sold by a Credit Party in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any property subject to a Lien permitted hereunder to secure Purchase Money Obligations, and (iii) all of the Collateral and all Credit Parties, upon the Termination Date. Each Lender hereby directs Agent, and Agent hereby agrees, upon receipt of reasonable advance notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the Liens when and as directed in this Section 9.10. Upon request by Agent at any time, the Required Lenders will confirm in writing Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Credit Party from its obligations under any Loan Document, and Agent shall be entitled to refrain from taking any such action until it receives such written confirmation from the Required Lenders.

10.	MISCELLANEOUS

10.1         Complete Agreement; Modification of Agreement.

(a)            This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the Loan has been funded at that time.

(b)            No amendment or waiver of any provision of any Loan Document and no consent to any departure by any Credit Party therefrom shall be effective unless the same shall be in writing and signed (1) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Lenders or extending an existing Lien over additional property, by Agent and Borrower and any other Credit Party which is a party to such agreement, (2) in the case of any other waiver or consent, by Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and (3) in the case of any other amendment, by Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and Borrower and any other Credit Party which is a party to such agreement; provided, however, that no amendment, consent or waiver described in clause (2) or (3) above shall, unless in writing and signed by each Lender directly affected thereby (or by Agent with the consent of such Lender), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document, do any of the following:

(i)            waive any condition specified in Section 2.1, except any condition referring to any other provision of any Loan Document;

(ii)           increase the Term Loan Commitment of such Lender or subject such Lender to any additional material obligation;

(iii)          reduce (including through release, forgiveness, assignment or otherwise) (A) the principal amount of, the interest rate on, or any obligation of Borrower to repay (whether or not on a fixed date), any outstanding Loan owing to such Lender, or (B) any Fee or accrued interest payable to such Lender; provided, however, that this clause (iii) does not apply to any change to any provision increasing any interest rate or Fee during the continuance of a Default or to any payment of any such increase;

(iv)         waive or postpone any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on any Term Loan or Fee owing to such Lender or for the reduction of such Lender’s Term Loan Commitment; provided, however, that this clause (iv) does not apply to any change to Mandatory Prepayments, including those required under Section 1.2, or to the application of any payment, including as set forth in Section 1.8;

(v)          except as provided in Section 9.10, release all or substantially all of the Collateral or any Guarantor from its guarantee of any Obligation of Borrower except in accordance with the provisions hereof;

(vi)         reduce or increase the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the term “Required Lenders”; or

(vii)        amend Section 10.14 or this Section 10.1;

and provided, further, that (x)(A) any waiver of any payment applied pursuant to Section 1.8 to, and any modification of the application of any such payment to the Term Loan shall require the consent of the Required Lenders, and (B) any change to the definition of the term “Required Lenders” shall require the consent of the Required Lenders, (y) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, Agent (or otherwise modify any provision of Section 9 or the application thereof) unless in writing and signed by Agent in addition to any signature otherwise required and (z) the consent of Borrower shall not be required to change any order of priority set forth in Section 1.8.

(c)            Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party shall entitle any Credit Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

10.2         Expenses. Borrower agrees to pay or reimburse Agent and each Initial Commitment Party (but not any Assignee or Participants) for all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of all counsel retained in connection therewith, limited to one firm of outside counsel to Agent; one firm of counsel for each of the Initial Commitment Parties; one specialty intellectual property counsel to the Initial Commitment Parties; and Agent;; if necessary, a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions; solely in the case of an actual or perceived conflict of interest, one additional counsel to each relevant jurisdiction for all such affected Persons taken as a whole), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance, administration and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) any amendment, waiver or other modification with respect to any Loan Document or advice in connection with the administration of the Loan or the rights thereunder; and (d) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Agent, any Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise. The Borrower’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

10.3         No Waiver. Neither Agent’s failure, at any time, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Agent’s or any Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy that Agent or any Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Agent or any Lender contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Agent or the Lenders, as applicable, and directed to Borrower, specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and neither Agent nor any Lender shall, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

10.4         Severability; Section Titles. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Agent or any Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Maturity Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that (i) the obligations to provide ESG Data, including under Sections 4.1(n) and 3.41 with respect to ESG Data shall survive until all obligations thereunder have been satisfied to Agent’s and Required Lenders’ satisfaction (including with respect to each Fiscal Year in which any Obligations were outstanding) and (ii) all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between parties hereto.

10.5         Authorized Signature. Until Agent shall be notified in writing by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Agent or any of Agent’s officers, agents, or employees to be that of an officer of Borrower or such other Credit Party shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower’s or such other Credit Party’s Board of Directors, and Agent shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or appears to be unless the Person acting in reliance thereon shall have actual knowledge to the contrary.

10.6         Notices Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement or any other Loan Document, each communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by electronic mail transmission (with confirmation of transmission), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or e-mail address indicated in Schedule C or to such other address (or e-mail address) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrower, any other Credit Party, Agent or any Lender) designated in Schedule C to receive copies shall in no way adversely affect the effectiveness of such communication.

10.7         Counterparts. Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Agent and the Required Lenders, electronic means, all of which shall be equally valid.

10.8         Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

10.9       Governing Law. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF New York APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF NEW YORK.

10.10      Submission to Jurisdiction; Waiver of Jury Trial.

(a)            BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN New York County, new york, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND ANY LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT THE LENDERS, BORROWER AND EACH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF New York county, new york; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH NEW YORK JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH NEW YORK COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH NEW YORK COURTS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE C OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S OR SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

(b)            THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

10.11       Press Releases. Neither any Credit Party nor any of its Affiliates will in the future issue any press release or other public disclosure using the name of Energy Impact Credit Fund I LP or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Required Lenders (or such shorter period as he Required Lenders may agree in their sole discretion) and without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned) unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will, to the extent practicable and permitted by law, consult with the Required Lenders before issuing such press release or other public disclosure. Notwithstanding anything to the contrary in this Section 10.11, any Credit Party may make such public disclosures with respect to the transactions contemplated by the Loan Documents in connection with all regular and periodic reports (including without limitation any Form 8-Ks) and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority. The Borrower and each other Credit Party hereby authorizes Agent and its Affiliates (i) to make mention of Agent’s participation in this transaction in its marketing, sales materials, printed media, tombstones or web-based material with the prior consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) and to publish ESG Data provided hereunder in an annual ESG impact report and (ii) in connection with such marketing and reporting, to use each such Credit Party’s name, trademark, trade device, service mark and/or symbol.

10.12       Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Agent or the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Credit Party, or otherwise, all as though such payments had not been made.

10.13       USA PATRIOT Act Notice and Customer Verification. Each Lender that is subject to the USA PATRIOT Act and the Agent (for itself and not on behalf of such Lender) hereby notify Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Credit Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or Agent, as applicable, to verify the identity of each Credit Party. This information must be delivered to such Lender and Agent no later than five days prior to the Closing Date and thereafter promptly upon request. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Agent.

10.14       Sharing of Payments, Etc. If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Credit Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the Code) of Collateral) other than pursuant to Section 1.14 or Section 8 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

10.15       Reserved.

10.16    Confidentiality. Each of the Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:

(a)            to its branches and Affiliates and to its other Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

(b)            to the extent required or requested by any regulatory or self-regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners);

(c)            to the extent requested or required by applicable law or by any subpoena or similar legal process;

(d)            to any other party hereto;

(e)            in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder;

(f)            subject to an agreement containing confidentiality provisions, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder;

(g)            on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Term Loans or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loans; or

(h)            with the consent of the Borrower.

In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Term Loans.

For purposes of this Section 10.16, “Information” means all information received by the Agent or the Lenders from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, pursuant to this Agreement or any of the Loan Documents. “Information” does not include information that is (i) available to the Agent, any Lender or any of their Related Persons on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, (ii) public or available to the Lenders’ or Agent’s industry other than as the result of a breach of this Section 10.16, (iii) becomes available to the Agent, any Lender or any of their respective Related Parties on a nonconfidential basis from a source other than the Borrower who did not, to the knowledge of the Agent or such Lender acquire such information as a result of a breach of this Section 10.16, or (iv) is developed by the Agent, any Lender or any of their respective Related Parties independently or and without reference to the Information. Any Person required to maintain the confidentiality of Information as provided in this Section 10.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For purposes of this Section 10.16, “Related Parties” means, with respect to any Person, such Person’s Affiliates and the branches, partners, members, directors, officers, employees, agents, directors, trustees, administrators, managers, attorneys, advisors and representatives of such Person and of such Person’s Affiliates.

10.17       Effect of Benchmark Transition Event.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 10.17 will occur prior to the applicable Benchmark Transition Start Date.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)            Notices; Standards for Decisions and Determinations. Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent shall notify the Borrower of (x) if any tenor of a Benchmark is not being used pursuant to Section 10.17(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 10.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document, except, in each case, as expressly required pursuant to this Section 10.17.

(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may elect to use another interest period for such Benchmark that is being published and is representative for any Benchmark settings at or after such time and to not use the unavailable or non-representative tenor or interest period and (ii) if a tenor that was not used pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may again use such tenor or interest period for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Loans under this Agreement will be deemed to have converted into Base Rate Loans during the Benchmark Unavailability Period.

10.18       Voting Rights of CCM Lender. Notwithstanding anything herein to the contrary, except for the Term Loan Commitment held by it on the Closing Date and the Term Loans made by it on the Closing Date, CCM Lender shall not hold any Term Loans or Term Loan Commitments and shall not be an Eligible Assignee, and any purported assignment or participation in any Term Loan Commitments or Term Loans to CCM Lender shall be null and void. Notwithstanding anything to the contrary in this Agreement, CCM Lender shall not have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among Agent or any Lender (or any one or more of them) to which representatives of Credit Parties are not invited, or (ii) receive any information or material prepared by Agent or any Lender (or any one or more of them) or any communication by or among Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Credit Party or its representatives. Furthermore, notwithstanding anything to the contrary in this Agreement, (x) under no circumstances shall CCM Lender be permitted to (A) exercise any voting rights or other privileges with respect to any Term Loan Commitments or Term Loans, owned by, or maintained for the benefit of, CCM Lender, or (B) have voting rights or other privileges under the Loan Documents (and all voting percentages shall be recalculated to give effect to such voting nullification), except, in each case, for voting rights pertaining to those matters that require the consent of each Lender or each directly affected Lender and, in each case, for those matters that would adversely affect CCM Lender in any disproportionate and material respect as compared to other Lenders and (y) no amendment, modification, waiver, consent or other action with respect to any Loan Document shall deprive CCM Lender of any payments to which CCM Lender is entitled under the Loan Documents without CCM Lender providing its written consent. In furtherance of the foregoing, CCM Lender agrees to execute and deliver to Agent any instrument reasonably requested by Agent (at the direction of the Required Lenders) to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 10.18; provided, further, that if CCM Lender fails to promptly execute such instrument such failure shall in no way prejudice any of Agent’s or any Lender’s rights under this paragraph. Notwithstanding anything herein to the contrary, for purposes of determining whether Required Lenders or all directly affected Lenders or all Lenders have (1) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Credit Party therefrom, (2) otherwise acted on any matter related to any Loan Document, or (3) directed or required Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, CCM Lender shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders other than CCM Lender. For the avoidance of doubt, this Section 10.18 will not apply to any Assignee of CCM Lender permitted under Section 8(a).

10.19       Erroneous Payments.

(a)            Each Lender hereby agrees that (i) if the Agent notifies such Lender that Agent has determined in its sole discretion that any funds received by such Lender from Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent in same day funds at the Federal Funds Rate; and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting the immediately preceding clause (a), each Lender hereby further agrees that if it receives a payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent, (y) that was not preceded or accompanied by notice of payment, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case, if an error has been made each such Lender, to the extent permitted by applicable law, agrees not to assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar theory or doctrine.  Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in all events no later than two (2) Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent in same day funds at the Federal Funds Rate.

(c)            The Borrower and each other Credit Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason (and without limiting the Agent’s rights and remedies under this Section 10.19), the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party.

(d)            In addition to any rights and remedies of the Agent provided by law, Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 10.19 and which has not been returned to the Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Agent or any of its Affiliate, branch or agency thereof to or for the credit or the account of such Lender. Agent agrees promptly to notify the Lender after any such setoff and application made by Agent; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(e)            Each party’s obligations under this Section 10.19 shall survive the resignation or replacement of the Agent, the termination of the Term Loan Commitment or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

11.            GUARANTEE

11.1            The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to Agent and the Lenders and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code whether or not any such interest, fees, costs or charges are allowed in any proceeding thereunder) the Loan made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to Agent and the Lenders by any Credit Party under any Loan Document (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

11.2            Obligations Unconditional. The obligations of the Guarantors under Section 11.1 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)            at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)            any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)            the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien or security interest granted to, or in favor of any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(e)            the release of any other Guarantor pursuant to Section 11.9.

Except for notices expressly provided for hereunder or under any other Loan Document, the Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. Subject to Section 10.1, the Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by Agent or any Lender upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Agent or any Lender, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by Agent or any Lender or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of Agent and the Lenders, and their respective successors and assigns.

11.3            Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

11.4            Subrogation; Subordination. Each Guarantor hereby agrees that until the unconditional payment and satisfaction in full in cash of all Guaranteed Obligations (other than inchoate obligations for indemnification or reimbursement for which no claim has been asserted) it shall not exercise any right or remedy, direct or indirect, arising against any Credit Party by reason of any performance by it of its guarantee in Section 11.1, whether by subrogation or otherwise, against Borrower or any Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Credit Party to another Credit Party or a Subsidiary of a Credit Party permitted pursuant to Section 5.1 shall be subordinated to such Credit Party’s Obligations on terms reasonably acceptable to Agent and the Required Lenders.

11.5            Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 7.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7.2) for purposes of Section 11.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.1.

11.6            Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XI constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

11.7            Continuing Guarantee. The guarantee in this Article XI is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising. The guarantee in this Article XI shall terminate upon payment in full of all Guaranteed Obligations (other than inchoate obligations for indemnification or reimbursement for which no claim has been asserted) and the termination of the Term Loan Commitments, and Agent shall take such actions as are reasonably necessary to effect such termination.

11.8            General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 11.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

11.9            Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is Borrower or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.2 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Loan Document and the pledge of such Equity Interests to Agent pursuant to the Loan Documents shall be automatically released, and, so long as Borrower shall have provided Agent such certifications or documents as Agent shall reasonably request, Agent shall take such actions as are necessary to effect each release described in this Section 11.9 in accordance with the relevant provisions of the Loan Documents.

11.10          Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.4. The provisions of this Section 11.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

[Remainder of Page Intentionally Left Blank, Next Page is Signature Page]

IN WITNESS WHEREOF, this Term Loan, Guarantee and Security Agreement has been duly executed as of the date first written above.

Dragonfly Energy Corp., as Borrower and Grantor

By:	/s/ Denis Phares
Name: Denis Phares
Title: Chief Executive Officer

Dragonfly Energy Holdings Corp. (f/k/a Chardan NexTech Acquisition 2 Corp.), as a Guarantor and Grantor

By:	/s/ Denis Phares
Name: Denis Phares
Title: Chief Executive Officer

signature page

term loan, guarantee and security agreement

ALTER DOMUS (US) LLC, as Agent for the Lenders

By:	/s/ Pinju Chiu
Name: Pinju Chiu
Title: Associate Counsel

signature page

term loan, guarantee and security agreement

ENERGY IMPACT CREDIT FUND I LP, as a Lender

By: Energy Impact Credit Fund I GP LLC, its general partner

By:	/s/ Harry Giovani
Name: Harry Giovani
Title: Authorized Signatory

signature page

term loan, guarantee and security agreement

ENERGY IMPACT CREDIT FUND II LP, as a Lender

By: Energy Impact Credit Fund II GP LLC, its general partner

By:	/s/ Harry Giovani
Name: Harry Giovani
Title: Authorized Signatory

signature page

term loan, guarantee and security agreement

CCM Investments 5 LLC, as a Lender

By:	/s/ Jonas Grossman
Name: Jonas Grossman
Title: Manager

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term loan, guarantee and security agreement

Schedule A

Definitions

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by any Credit Party in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by any Credit Party.

“Acquisition Documents” means the Merger Agreement and all agreements, documents and instruments executed or delivered in connection therewith.

“Act” means the Small Business Investment Act of 1958 and the regulations promulgated thereunder.

“Activation Notice has the meaning set forth in Section 3.25.

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than 1.0%, then Adjusted Term SOFR shall be deemed to be 1.0%.

“Affected Lender” has the meaning given to such term in Section 1.14(a).

“Affiliate” means, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power for the election of directors of such Person or (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means the Person identified as such in the preamble of this Agreement.

“Agent Fee Letter” has the meaning assigned to it in Section 1.6(b).

SCHEDULE A - 1

“Agent Indemnified Person” has the meaning assigned to it in Section 1.10.

“Agreement” means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, and any appendices, exhibits or schedules to any of the foregoing, each as effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto delivered by Borrower to Agent.

“Anti-Money Laundering Laws” has the meaning given to such term in Section 3.22.

“Anti-Money Laundering Measures” has the meaning given to such term in Section 3.22.

“Anti-Terrorism Laws” has the meaning given to such term in Section 3.22.

“Applicable Margin” for any of the Term Loans means:

(a)	In the period from the Closing Date until but excluding April 1, 2023, a per annum rate equal to 13.5%, of which 6.50% shall be paid-in-kind.

(b)	Thereafter, on a quarterly basis, effective as of the first Business Day of the Fiscal Quarter following receipt by Agent of the Compliance Certificate and Credit Parties’ quarterly financial statements required to be delivered under this Agreement for the previous Fiscal Quarter (each day of such delivery, a “Delivery Date”) commencing with the Fiscal Quarter ending December 31, 2022, the Applicable Margin (and PIK Rate in the case of any Payment Date occurring on or prior to October 1, 2024) for the Term Loans shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below corresponding to the Senior Leverage Ratio for the trailing twelve (12) Fiscal Month period ending on the last day of the most recently completed Fiscal Quarter prior to the applicable Delivery Date (each such period, a “Calculation Period”):

SENIOR LEVERAGE RATIO	APPLICABLE MARGIN	Applicable PIK Rate
Greater than or equal to 5.00:1	13.5%	6.5%
Less than 5.00:1 and greater than or equal to 4.00:1	12.5%	5.5%
Less than 4.00:1	11.5%	4.5%

SCHEDULE A - 2

If Credit Parties shall fail to timely deliver the Compliance Certificate, financial statements, certificates and/or other information required under this Agreement, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above for the period commencing on the required delivery date of such financial statements, certificates and/or other information until the delivery thereof. In the event that (a) any financial statement delivered pursuant to Section 4.1 or Compliance Certificate delivered pursuant to this Agreement is shown to be inaccurate and (b) such inaccuracy if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Borrower shall promptly (but in any event within two (2) Business Days after such inaccuracy has been shown) deliver to Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be the Applicable Margin corresponding to the information disclosed on the corrected Compliance Certificate, and (iii) Borrower shall immediately pay to Agent the accrued additional interest owing as a result of the application of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Agent. In the event that (x) any financial statement delivered pursuant to Section 4.1 or Compliance Certificate delivered pursuant to this Agreement is shown to be inaccurate and (x) such inaccuracy if corrected, would have led to the application of a lower Applicable Margin for any Applicable Period than the Applicable Margin applied for such Applicable Period, then (I) Borrower shall promptly (but in any event within two (2) Business Days after such inaccuracy has been shown) deliver to Agent a corrected Compliance Certificate for such Applicable Period, (II) the Applicable Margin for such Applicable Period shall be the Applicable Margin corresponding to the information disclosed on the corrected Compliance Certificate, and (III) Borrower shall receive a credit toward any future interest payments in an amount equal to the excess interest paid by Borrower as a result of the application of such lower Applicable Margin, provided that the corrected Compliance Certificate is delivered to Agent within thirty (30) days of the date originally due under Section 4.1 and after such thirty (30) day period, no credit shall be given. The rights of Agent set forth above shall survive the Termination Date and are in addition to rights of Agent and Lenders under this Agreement or any other Loan Document.

“Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger, amalgamation or consolidation and including any sale and leaseback transaction) of any property excluding sales of inventory and dispositions of cash and cash equivalents, in each case, in the ordinary course of business, by any Credit Party and (b) any issuance or sale of any Equity Interests of any Credit Party, in each case, to any Person other than (i) Borrower, (ii) any Subsidiary Guarantor or (iii) other than for purposes of Section 5.4 any other Subsidiary.

“Applicable PIK Rate” means, as of any date of determination with respect to each Payment Date occurring on or before October 1, 2024, the (a) Applicable Margin, minus (b) 7.0% per annum, as set forth in the table in the definition of Applicable Margin.

“Assignee” has the meaning given to such term in Section 8(a).

“Assignment Agreement” has the meaning given to such term in Section 8(a).

SCHEDULE A - 3

“Attributable Indebtedness” shall mean, when used with respect to any sale and leaseback transaction, as at the time of determination, the present value (discounted at a rate equivalent to the applicable Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such sale and leaseback transaction.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor or interest period for such Benchmark that is not being used pursuant to Section 10.17(D). As of the date of this Agreement, the only Available Tenors are (a) for SOFR Loans, Adjusted Term SOFR based on Term SOFR with an interest period of 3 months, and (b) for Base Rate Loans under clause (d) of the definition of Base Rate, Adjusted Term SOFR for based on Term SOFR with an interest period of 1 month; provided, that Agent may select to use additional interest periods in accordance with the terms of Section 10.17(D) and such interest periods shall become Available Tenors upon such selection.

“Base Rate” means, as of any date of determination, a variable rate of interest per annum equal to the highest of (a) two percent (2%), (b) the “Prime Rate” as published by the Wall Street Journal as of such date of determination (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may reasonably select), (c) the sum of (i) the Federal Funds Rate plus (ii) one-half of one percent (0.50%), and (d) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%.

“Base Rate Loans” means Loans bearing interest at rates determined by reference to the Base Rate.

“Beach Point” means BP Holdings XVII LP, in its capacity as a Lender, or any other of its Affiliates that may be a Lender from time to time.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 10.17.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (x) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (y) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than 1.00% per annum, the Benchmark Replacement will be deemed to be 1.00% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, (x) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time.

SCHEDULE A - 4

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

SCHEDULE A - 5

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means in the case of a Benchmark Transition Event, the earlier of (1) the applicable Benchmark Replacement Date and (2) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period, if any, (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 10.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document pursuant to Section 10.17.

“Blocked Accounts” has the meaning given to such term in Section 3.25(a).

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors or the board of managers, as applicable, of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or each Grantor’s business.

“Borrower” means the Persons identified as such in the preamble of this Agreement.

“BSA” has the meaning given to such term in Section 3.22.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Cap Table” has the meaning ascribed to such term in Section 3.39.

SCHEDULE A - 6

“Capital Assets” means, with respect to any Person, all equipment, fixed assets and Real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.

“Capital Expenditures” means, with respect to any Person, all expenditures made directly or indirectly by the Credit Parties during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability).

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

“Capital Lease Obligation” means, of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Cash Management System” has the meaning ascribed to such term in Section 3.25(a).

“Casualty Event” shall mean any involuntary loss of title or ownership, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of a Credit Party. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

SCHEDULE A - 7

“CCM Lender” means CCM Investments 5 LLC, a Delaware limited liability company, in its capacity as a Lender, or any other of its Affiliates that may be a Lender from time to time.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Certain Funds Provisions” has the meaning assigned thereto in Section 2.1.

“Change of Control” means any event, transaction or occurrence as a result of which:

(a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Equity Interests of Holdings or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Holdings; or

(b)  Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Ownership Interests of Borrower.

The Combination shall not constitute a Change of Control.

“Charges” means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party’s business.

“Chief Executive Office” means the chief executive office of any Credit Party as set forth on Disclosure Schedule 3.2 hereto or as may be updated in accordance with Section 5.11.

“Closing Certificate” means that certain closing certificate of Borrower delivered to Agent and the Required Lenders as of the Closing Date in substantially the form of Exhibit F.

“Closing Date” means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Agent and the Lenders and the Term Loan has been made.

“Closing Date ($10 Per Share) Warrants” means warrants exercisable to purchase 1,600,000 shares of the common stock of Holdings at an exercise price of $10.00 per share. The Closing Date ($10 Per Share) Warrants will have an exercise period of 5 years from the date of issuance and will have customary cashless exercise provisions. The Closing Date ($10 Per Share) Warrants will have weighted average anti-dilution protection against subsequent equity sales or distributions at less than the Warrant exercise price, subject to customary exclusions including for issuances upon conversion exercise or exchange of securities outstanding as of the Closing Date, issuances pursuant to agreements in effect as of the Closing Date (provided such issuances are taken into account in the calculation of “on a fully diluted basis” as provided above), issuances pursuant to employee benefit plans and similar arrangements, issuances in joint ventures, strategic arrangements or other non-financing type transactions, issuances in debt financings as equity kickers, issuances in public offerings and similar transactions. The shares issuable upon exercise of the Closing Date ($10 Per Share) Warrants shall have customary registration rights requiring Holdings to file and keep effective a resale registration statement registering the resale of the shares of common stock underlying the Closing Date ($10 Per Share) Warrants.

SCHEDULE A - 8

“Closing Date Penny Warrants” means penny warrants (i.e., with an exercise price of $0.01/share) issued by Holdings exercisable to purchase 3.6% of Holdings’ common stock on a fully-diluted basis, calculated as of the Closing Date. For purposes hereof, calculation of ownership of common stock “on a fully diluted basis” includes (i) all outstanding common stock, (ii) shares of common stock issuable upon conversion of outstanding convertible bonds, preferred stock and other securities convertible to common stock on an as-converted to common stock basis, and (iii) all shares of common stock subject to outstanding options. The Closing Date Penny Warrants will have an exercise period of 10 years from the date of issuance. The shares issuable upon exercise of the Closing Date Penny Warrants shall have customary registration rights requiring Holdings to file and keep effective a resale registration statement registering the resale of the shares of common stock underlying the Closing Date Penny Warrants.

“Closing Date Warrants” means the Closing Date Penny Warrants and Closing Date ($10 Per Share) Warrants.

“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

“Collateral” has the meaning assigned to it in Section 6.1.

“Combination” means a business combination transaction pursuant to which Borrower shall merge with and into Bronco Merger Sub, Inc., a wholly owned subsidiary of Holdings, and thereby become a wholly-owned subsidiary of Holdings.

“Commitment Letter” means that certain commitment letter, dated May 15, 2022 (as amended in accordance with its terms), made by EICF Agent LLC and CCM Investments 5 LLC and accepted by Dragonfly Energy Corp. and Chardan NexTech Acquisition 2 Corp.

“Compliance Certificate” means a compliance certificate in the form attached as Exhibit E hereto executed by a Responsible Officer of the Borrower relating to the financial performance of the Credit Parties.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Base Rate” and the definition of “U.S. Government Securities Business Day”, the addition of a concept of “interest period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters) that Agent decides in consultation with Borrower may be appropriate to reflect the adoption and implementation of any such rate and to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Document).

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Credit Parties for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Credit Parties for such period, determined on a consolidated basis in accordance with GAAP.

SCHEDULE A - 9

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case, other than with respect to clause (n) below, only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:

(a)	Consolidated Interest Expense for such period,

(b)	Consolidated Amortization Expense for such period,

(c)	Consolidated Depreciation Expense for such period,

(d)	Consolidated Tax Expense for such period,

(e)	one-time, non-recurring, customary and documented costs and expenses incurred in connection with the negotiation, execution and delivery of (i) the Loan Documents and the transactions contemplated thereby (including without limitation the Acquisition) incurred on or before the Closing Date, or within one hundred eighty (180) days after the Closing Date, in an aggregate amount not to exceed $35,000,000 or such greater amount as agreed to by Required Lenders in their reasonable discretion, and (ii) any amendments, restatements or other modifications to the Loan Documents in an aggregate amount not to exceed $500,000 for such period,

(f)	the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (including for certainty all unrealized foreign exchange losses but excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period,

(g)	Permitted Board Fees paid or accrued for such period,

(h)	fees and expenses paid in connection with Permitted Acquisitions (whether or not consummated) in an aggregate amount not to exceed $1,000,000 in any twelve-month period (or such higher amount as approved by Required Lenders in their reasonable discretion),

(i)	(i) growth related costs and expenses or (ii) non-recurring costs, charges and expenses including in connection with (A) severance, (B) restructuring or integration (including reduction in force), (C) senior executive recruiting (including recruiting fees, signing costs, retention or completion bonuses and transition costs) and (D) office closures, relocation costs, facilities start-up costs, etc., in an aggregate amount for sub-clauses (i) and (ii) of this clause (i) not to exceed $1,000,000 for any twelve-month period,

(j)	permitted earnout obligations paid or accrued with respect to Permitted Acquisitions,

(k)	fees and expenses under the Loan Documents paid to Agent and Lenders,

(l)	any non-cash costs or non-cash expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement,

(m)	any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or (or reasonably expected to be reimbursed) by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions to the extent that such amount is in fact reimbursed within 180 days of the date of such determination; provided, that (x) if any amount reasonably expected to be reimbursed and added back in a period is not received within such 180 day period, such charges, expenses or losses shall be subtracted in the subsequent calculation period, and (y) in the case of any amount reasonably expected to be reimbursed and added back prior to receipt thereof, if actually reimbursed or received in a subsequent period, such amount shall not be added back in calculating Consolidated EBITDA in such subsequent period (and, to the extent included in Consolidated Net Income, shall be subtracted),

SCHEDULE A - 10

(n)	non-cash charges for goodwill write offs and write downs,

(o)	any other extraordinary, unusual or non-recurring cash charges or expenses incurred outside the ordinary course of business, provided that the aggregate amount added shall not exceed 10% of Consolidated EBITDA (determined prior to giving effect to such add-backs) for such period,

(p)	other addbacks, if any, mutually agreed to by Required Lenders and Borrower in writing, and

(y) subtracting therefrom the aggregate amount of all non-cash items increasing Consolidated Net Income (including for certainty all unrealized foreign exchange gains but excluding the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Asset Sales (other than any dispositions in the ordinary course of business) or Permitted Acquisitions consummated at any time on or after the first day of the measuring period and prior to the date of determination as if each such Asset Sale or Permitted Acquisition had been consummated on the day prior to the first day of such period.

Notwithstanding the foregoing, for each of the calendar months set forth below, EBITDA shall be deemed to be the amount set forth below for such calendar month:

Month Ended	Adjusted EBITDA
January 31, 2022	$(287,000)
February 28, 2022	$(271,000)
March 31, 2022	$(159,000)
April 30, 2022	$(214,000)
May 31, 2022	$(60,000)
June 30, 2022	$577,000
July 31, 2022	$(416,000)

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Interest Expense, (b) Permitted Board Fees to the extent paid in cash, (c) United States, state, local and foreign income taxes, in each case, paid in cash and (d) the aggregate amount of scheduled principal payments in respect of Indebtedness, including that portion of rental payments with respect to Capital Leases which is or should be applied as a reduction to the principal of such Capital Leases, determined on a consolidated basis for the Credit Parties and their respective Subsidiaries in conformity with GAAP. Notwithstanding the foregoing, for all testing periods ending on or before the one (1) year anniversary of the Closing Date, the amounts set forth in clauses (a), (b) and (d) of this definition shall be calculated by multiplying the actual amounts of such Consolidated Interest Expense, Permitted Board Fees and principal payments since the Closing Date by (x) 360, divided by (y) the number of days elapsed from the Closing Date until applicable the date of determination.

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate amount of all Indebtedness of the Credit Parties described in clauses (a), (b), (g), (i), (j) (to the extent such reimbursement obligations are actually due and payable), (l) and (m) of the definition of Indebtedness, determined on a consolidated basis in accordance with GAAP, in each case, except to the extent constituting Subordinated Debt; provided, however, that any earnout payments pursuant to a Permitted Acquisition shall only constitute Consolidated Indebtedness to the extent the conditions to payment of such earnout have been satisfied.

SCHEDULE A - 11

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Credit Parties for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a)	imputed interest on Capital Lease Obligations and Attributable Indebtedness of the Credit Parties for such period;

(b)	commissions, discounts and other fees and charges owed by any Credit Party with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;

(c)	amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by any Credit Party for such period;

(d)	cash contributions to any employee stock ownership plan or similar trust made by any Credit Party to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than interest paid to Holdings or a wholly-owned Subsidiary of Holdings) in connection with Indebtedness incurred by such plan or trust for such period;

(e)	all interest paid or payable with respect to discontinued operations of any Credit Party for such period;

(f)	the interest portion of any deferred payment obligations of any Credit Party for such period;

(g)	all interest on any Indebtedness of the Credit Parties of the type described in clause (f) or (k) of the definition of “Indebtedness” for such period.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or extinguished at any time on or after the first day of the measuring period and prior to the date of determination in connection with any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Credit Parties determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)	the net income (or loss) of any Person (other than a Subsidiary of Holdings) in which any Person other than Holdings and its Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Credit Parties or (subject to clause (b) below) any of their Subsidiaries during such period;

(b)	the net income of any Subsidiary of Holdings (other than a Credit Party) during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary during such period, except that any Credit Party’s equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income except to the extent that cash in an amount equal to any such income has actually been received by the Credit Parties during such period; and

(c)	gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period.

“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Credit Parties, for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as of any date of determination, the excess of consolidated current assets over consolidated current liabilities (other than the current portion of the Term Loan).

SCHEDULE A - 12

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means a deposit account control agreement and/or lock box agreement among Agent, any financial institution at which a Blocked Account is maintained, and the applicable Credit Party, which shall provide, among other things, that such financial institution executing such agreement has no rights of setoff or recoupment or any other claim against such Blocked Account other than for payment of its service fees and other charges directly related to the administration of such account, and shall give the Agent “control” of such Blocked Account as such term is defined in Section 9-104 of the Code.

“Copyrights” shall mean all of the following now owned or hereafter adopted or acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

“Credit Parties” means the Borrower and the Guarantors.

“Debt Issuance” shall mean the incurrence by any Credit Party of any Indebtedness after the Closing Date (other than as permitted by Section 5.1).

“Default” means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to it in Section 1.5(c).

“Designated Person” has the meaning assigned to it in Section 3.22(a).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to one hundred eighty (180) days after the Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time prior to one hundred eighty (180) days after the Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring shall not constitute Disqualified Capital Stock.

SCHEDULE A - 13

“Disqualified Lender” means each Person identified on Disclosure Schedule (8(a)) and its Affiliates reasonably identifiable by name, as reasonably updated by the Borrower in consultation with Agent and the Required Lender from time to time.

“Distributions” shall mean, collectively, with respect to each Credit Party, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity), or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Credit Party in respect of or in exchange for any or all of the Pledged Securities.

“Dollars” or “$” means lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Eligible Assignee” shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (c) any nationally recognized financial institution or any other entity which is an “accredited investor” (as defined in Regulation D under the U.S. Securities Act of 1933) which extends credit or buys loans as one of its businesses, including but not limited to commercial finance companies, insurance companies, mutual funds and lease financing companies; (d) a Lender or Related Fund; and (e) a Person that is primarily engaged in the business of lending that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary or (iii) a Person of which a Lender is a Subsidiary; provided, however, that notwithstanding the foregoing, none of the following shall be Eligible Assignees: (i) Holdings, Borrower or any of their respective Affiliates or Subsidiaries; or (ii) any holder of Subordinated Debt.

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the OFAC or resides, is organized or chartered in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

“Environmental Laws” means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

“Environmental Liabilities” means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health, safety or other condition regulated under any Environmental Law, environmental permits, Permit from or law or regulation of, any Governmental Authority setting standards concerning social, governance, labor, health and safety or security risks or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

SCHEDULE A - 14

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” shall mean, without duplication, (i) any issuance or sale by Holdings after the Closing Date of any Equity Interests in Holdings (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase Equity Interests or (ii) any contribution to the capital of Holdings.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), and any regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 10.19.

“ESG” is an acronym that means environmental, social and governance.

“ESG Data” means, with respect to any Person, data (which may include qualitative and quantitative data) relating to ESG performance metrics, environmental, impacts and other ESG attributes of such Person, their assets and/or operations.

“Event of Default” has the meaning assigned to it in Section 7.1.

SCHEDULE A - 15

“Excess Cash Flow” means, with respect to any period,

(a)	the sum of (without duplication)

(i)	Consolidated Net Income during such period, plus

(ii)	Consolidated Interest Expense for such period, plus

(iii)	Consolidated Amortization Expense for such period, plus

(iv)	Consolidated Depreciation Expense for such period, plus

(v)	Consolidated Tax Expense for such period to the extent not paid for in cash, plus

(vi)	the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (including for certainty all unrealized foreign exchange losses but excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, plus

(vii)	decreases in Consolidated Working Capital during such period (exclusive of current liabilities related to the Term Loans during such period solely to the extent captured in clause (b)(ii) of this definition), less

(b)	the sum of (without duplication),

(i)            Capital Expenditures (excluding any Capital Expenditures financed by the incurrence of Indebtedness permitted under this Agreement and excluding any Capital Expenditures in any Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to the Loan Documents), plus

(ii)            interest expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining interest expense) and scheduled principal payments paid or payable in respect of funded debt, plus

(iii)            income and franchise taxes of Credit Parties that were paid in cash, plus

(iv)            increases in Consolidated Working Capital (exclusive of current liabilities related to the Term Loans during such period solely to the extent captured in clause (b)(ii) of this definition) during such period, plus

(v)            to the extent included in the calculation of Consolidated Net Income, the proceeds of grants from any Governmental Authority (less any costs and expenses incurred by the Credit Parties associated with carrying out the project for which such grant was made); provided such proceeds are used for the purpose to which they are earmarked pursuant to such grants, plus

(vi)            the aggregate amount of all other non-cash gains increasing Consolidated Net Income (including for certainty all unrealized foreign exchange gains) for such period.

plus or minus (as the case may be),

SCHEDULE A - 16

(c)	without duplication of any adjustment under clause (a) or (b) above, any extraordinary gains (or extraordinary loss) for such period which are cash items not included in the calculation of Consolidated Net Income.

“Excess Cash Flow Certificate” has the meaning assigned to it in Section 1.2(f).

“Excluded Accounts” means, collectively, (a) payroll and other employee wage and benefit accounts, (b) tax accounts, including sales tax accounts, (c) petty cash accounts funded in the ordinary course of business to the extent the average balance on deposit among all such accounts does not exceed $250,000 in the aggregate, (d) escrow, fiduciary or trust accounts, (e) cash collateral accounts holding solely deposits subject to permitted liens, (f) zero balance disbursement accounts to the extent amounts therein are automatically transferred on a daily basis to accounts that are not Excluded Accounts, and (g) non-U.S. bank accounts to the extent the balance on deposit therein among all such accounts does not exceed $100,000 in the aggregate.

“Excluded Perfection Actions” means, collectively, (a) any filings or other actions in any jurisdiction outside of the United States or required by the Requirements of Law of any jurisdiction outside of the United States (including any execution or delivery of any security or pledge agreement governed by the laws of any jurisdiction outside of the United States) to create or perfect any security interest in assets, including any Intellectual Property registered in any jurisdiction outside of the United States, (b) the execution and delivery of Control Agreements with respect to Excluded Accounts, (c) any requirement to obtain landlord waivers, estoppels or collateral access letters for any location where any Grantor maintains Collateral having a value of less than $500,000, (d) perfection obtained through notation on a certificate of title with respect to any motor vehicle having a value of less than $500,000, (e) any action to perfect letter of credit rights, commercial tort claims, or instruments having a value of less than $500,000 except to the extent perfection can be obtained through the filing of Uniform Commercial Code financing statements, and (f) any other perfection action as to which the Agent and the Borrower reasonably determine that the costs of such perfection action with respect to such assets are excessive in relation to the value of the security or other benefit afforded thereby.

“Excluded Property” has the meaning assigned to it in Section 6.1.

“Excluded Subsidiary” means (a) any Foreign Subsidiary and (b) any Foreign Subsidiary Holdco.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 1.7, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 8(b); and (d) any withholding Taxes imposed under FATCA.

SCHEDULE A - 17

“Executive Orders” has the meaning given to such term in Section 3.22.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC.

“FCPA” has the meaning given to such term in Section 3.22(e).

“Federal Funds Rate” means, for any day, the greater of (a) means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) quoted to the Agent by three major banks of recognized standing (as selected by the Agent) on such day on such transactions as determined by the Administrative Agent and (b) 0%.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fees” means any and all fees due to Agent as set forth in Section 1.6.

“Financial Statements” means, with respect to any Person, the income statement, balance sheet and statement of cash flows of such Person, prepared for the time period specified and prepared in accordance with GAAP setting forth in each case in comparative form the figures for such time period the previous year, certified by a Financial Officer as being fairly stated in all material respects.

“Fiscal Month” means any of the monthly accounting periods of Borrower.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrower.

“Fiscal Year” means the twelve (12) month period of Borrower ending December 31 of each year. Subsequent changes of the fiscal year of Borrower shall not change the term “Fiscal Year” unless Agent shall consent in writing to such change.

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“Fixed Charge Coverage Ratio” means, with respect to any Person for any measuring period of four (4) Fiscal Quarters, the ratio of (a) (x) Consolidated EBITDA for such measuring period, minus (y) Capital Expenditures for such measuring period, minus (z) Restricted Payments made during such measuring period (without duplication of any Restricted Payments that are scheduled principal payments made on account of Subordinated Debt which are included as “Consolidated Fixed Charges” pursuant to the definition thereof), to (b) Consolidated Fixed Charges for such measuring period. Notwithstanding the foregoing, for all testing periods ending on or before the one (1) year anniversary of the Closing Date, the amounts set forth in clause (a)(z) of this definition shall be calculated by multiplying (xx) the actual amounts of such Restricted Payments since the Closing Date by (yy) 360, divided by (zz) the number of days elapsed from the Closing Date until applicable the date of determination.

“Foreign Lender” shall have the meaning ascribed to such term in Section 8(b)(ii).

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia or Canada or any province or territory thereof.

“Foreign Subsidiary Holdco” means any direct or indirect Domestic Subsidiary if all of its assets (directly or through one or more disregarded entities) consist of Equity Interests in, and/or debt issued by, one or more (x) Foreign Subsidiaries and/or (y) other Foreign Subsidiary Holdcos.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantor” means Borrower, each Subsidiary Guarantor, and Holdings.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

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“Guaranteed Obligations” shall have the meaning ascribed to such term in Section 11.1.

“Guarantees” shall mean the guarantees issued pursuant to Article XI by Holdings and the Subsidiary Guarantors.

“Guarantors” means Holdings and the Subsidiary Guarantors.

“Hazardous Material” means any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Law, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Law, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCBs), or any radioactive substance.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Holdings” means the Persons identified as such in the preamble of this Agreement.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued (excluding interest penalties for late payments under commercial contracts entered into in the ordinary course of business and, for the avoidance of doubt, which commercial contracts do not relate to obligations for borrowed money or purchase money indebtedness); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business, on normal trade terms and not overdue by more than 120 days, deferred compensation and accrued obligations incurred in the ordinary course of business and royalty payments payable in the ordinary course of business in respect of licenses); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations and Purchase Money Obligations of such Person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such Person; (i) all Attributable Indebtedness of such Person; (j) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guarantee, bankers’ acceptances and similar credit transactions; (k) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off-balance sheet financing product; (l) all non-contingent obligations to purchase, redeem, retire, defease or otherwise acquire for value any of its own Equity Interests (or any Equity Interests of a direct or indirect parent entity thereof) prior to the date that is 91 days after the Stated Maturity Date valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends (excluding the obligation to redeem or repurchase such Stock upon the occurrence of a change in control if such Stock provides that the issuer thereof will not redeem or repurchase any such Stock pursuant to such provisions prior to the payment in full of all Obligations (other than any inchoate indemnification and expense reimbursement obligations for which no claim has been made); (m) earn-outs and similar payment obligations; and (n) all Contingent Obligations of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (m) above.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor.

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“Indemnified Liabilities” and “Indemnified Person” have the respective meanings assigned to them in Section 1.10.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Commitment Parties” means EICF Agent LLC (together with any of its affiliates that may make the Term Loans on the Closing Date) and CCM Investments 5 LLC in their capacities as the “Initial Commitment Parties” (as defined under the Commitment Letter). Upon effectiveness of the assignment by the CCM Lender to BP Holdings XVII LP, Beach Point shall be deemed an “Initial Commitment Party” for all purposes of this Agreement.

“Initial Transactions” has the meaning assigned to “Transactions” as defined in Exhibit A to the Commitment Letter.

“Insurance Requirements” means, collectively, all provisions of the insurance policies, all requirements of the issuer of any of the insurance policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Credit Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and Trade Secrets.

“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“Joinder Agreement” means each Joinder Agreement of a new Subsidiary (other than a Foreign Subsidiary) delivered to the Agent after the Closing Date in substantially the form of Exhibit H pursuant to Sections 1.12 and 3.27(b).

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“Lead Arranger” means EICF Agent LLC in its capacity as the “Lead Arranger” (as defined under the Commitment Letter).

“Lender” means each of those certain financial institutions set forth on Schedule B attached hereto, and if at any time any Lender shall decide to assign all or any of the Obligations, such term shall include such assignee permitted in accordance with Section 8.

“Lender Fee Letter” has the meaning assigned to it in Section 1.6(a).

“Lender Indemnified Person” has the meaning assigned to it in Section 1.10.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Licenses” shall mean, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark, Trade Secret or Copyright, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements, divisions, and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Trade Secrets or Copyrights.

“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, lien, charge, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever having the practical effect of creating a security interest (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Liquidity” means, as of any date of determination, the balance of unrestricted cash and Cash Equivalents of Credit Parties’ as of the last day of the Fiscal Month most recently ended, held in a deposit account that is subject to a Control Agreement in favor of Agent.

“Liquidity (Average)” means, as of any date of determination, the daily average balance of unrestricted cash and Cash Equivalents of Credit Parties’ for the last Fiscal Month of the most recently ended Fiscal Quarter, held in a deposit account that is subject to a Control Agreement in favor of Agent.

“Lists” has the meaning given to such term in Section 3.22.

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“Litigation” means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

“Loan” has the meaning given to such term in Section 1.1.

“Loan Documents” means this Agreement, Lender Fee Letter, the Agent Fee Letter, each Note, the Guarantees, each Mortgage, the Pledge Agreement, the Control Agreements, each Power of Attorney, any waiver or consent of a landlord or mortgagee executed in favor of Agent for the benefit of the Lenders, and all other agreements, instruments, documents and certificates executed and delivered to, and in favor of, Agent in connection with this Agreement, and delivered to, and in favor of, Agent in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative. The Loan Documents shall not include the Closing Date Warrants.

“Mandatory Prepayments” has the meaning given to such term in Section 1.2(b).

“Margin Stock” has the meaning given to such term in Section 3.8.

“Material Adverse Effect” means: a material adverse effect on (a) the business, assets, operations, or financial or other condition of the Credit Parties taken as a whole, (b) the validity and enforceability of the Loan Documents in any material respect, (c) Borrower’s or any other Credit Party’s ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (d) the Collateral or Agent’s Liens on a material portion of the Collateral or the priority of any such Lien, or (e) Agent’s or any Lender’s rights and remedies under this Agreement and the other Loan Documents.

“Maturity Date” means, with respect to the Term Loan, the earliest to occur of (i) the date of the termination of the acceleration of the maturity of any Obligations pursuant to Section 7.2 and (ii) the Stated Maturity Date.

“Maximum Lawful Rate” has the meaning given to such term in Section 1.5(e).

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 15, 2022, by and among Holdings, Bronco Merger Sub, Inc., a wholly owned subsidiary of Holdings created to effectuate the Combination, and Borrower.

“Mortgage” means any mortgage or deed of trust from the relevant Credit Party in favor of Agent for its benefit and the benefit of the Lenders relating to such Credit Party’s real property owned as of the Closing Date and any other mortgage or deed of trust delivered to the Agent pursuant to Section 3.27.

“Mortgaged Property” shall have the meaning assigned to such term in the Mortgages.

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“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Grantor or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Grantor or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Grantor could incur liability.

“Net Cash Proceeds” shall mean:

(a)	with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by any Credit Party (including cash proceeds subsequently received (as and when received by any Credit Party) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ or investment bankers’ fees or commissions, legal, accounting and other professional and transactional fees, survey costs, title insurance premiums, search and recording charges, transfer and similar taxes and Credit Party’s good faith estimate of income taxes actually paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any reserves for adjustment of the purchase price of such Asset Sale, (y) any liabilities under any indemnification obligations associated with such Asset Sale or (z) any other liabilities retained by any Credit Party associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Credit Party’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within ninety (90) days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);

(b)	with respect to any Debt Issuance, any Equity Issuance or any other issuance or sale of Equity Interests by any Credit Party, the cash proceeds thereof, net of customary underwriting discounts, fees, commissions, costs and other expenses incurred in connection therewith; and

(c)	with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof net of (i) all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event, (ii) Credit Party’s good faith estimate of income taxes actually paid or payable in connection therewith, (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by a Lien on the properties subject to such Casualty Event (so long as such Lien is a Permitted Lien) and which is repaid with such proceeds, (iv) reasonable reserves established for liabilities estimated to be payable in respect of such Casualty Event.

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“Non-Funding Lender” has the meaning given to such term in Section 1.13.

“Note” means any Term Note.

“Notice of Borrowing” has the meaning given to such term in Section 1.1(b).

“Obligations” means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Agent or to the Lenders arising under any of the Loan Documents, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, and all covenants and duties regarding such amounts. This term includes all principal, interest, Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to Borrower under any of the Loan Documents (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan, and Fees, Charges, costs, expenses and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest or a claim for such Fees, Charges, costs and expense is allowed in such proceeding), and all principal and interest due in respect of the Loan and all obligations and liabilities of any Guarantor under any Guarantee. The Obligations shall not include any obligations or liabilities under the Closing Date Warrants.

“OFAC” has the meaning given to such term in Section 3.22.

“OFAC Laws and Regulations” has the meaning given to such term in Section 3.22.

“Officers’ Certificate” means a certificate executed by the chairman of the Board of Directors (if an officer), the Chief Executive Officer, the president or one of the other Responsible Officers, each in such Person’s official (and not individual) capacity.

“Organization Chart” means an accurate and complete organization chart reflecting all of the direct and indirect Subsidiaries of Holdings (including the applicable ownership percentages) as of the date of delivery to Agent.

“Organizational Documents” shall mean, with respect to any Person, (i) in the case of any corporation or unlimited liability corporation, the certificate or articles of incorporation, as applicable, and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (v) in any other case, the functional equivalent of the foregoing.

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“Other Lists” has the meaning given to such term in Section 3.22.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Ownership Interests” means, as applied to any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated and of any character) of corporate stock of such Person or any of the foregoing issued by such Person (whether a corporation, a partnership, a limited liability company or another entity) and shall include securities convertible into Ownership Interests and rights, warrants or options to acquire Ownership Interests.

“Participant” has the meaning given to such term in Section 8(a).

“Participant Register” has the meaning given to such term in Section 8(a).

“Patents” means all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, divisionals, continuations-in-part or extensions thereof.

“Payment Date” has the meaning given to such term in Section 1.1.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means a certificate in the form of Exhibit A attached to this Agreement or any other form approved by the Agent and the Required Lenders, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit I attached to this Agreement or any other form approved by the Agent.

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“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” shall mean any transaction for the (a) acquisition of all or substantially all of the assets or property of any Person, or of any business or division of any Person; or (b) acquisition (including by merger or consolidation) of the Equity Interests of any Person that becomes a Subsidiary after giving effect such transaction; provided that each of the following conditions shall be met:

(i)	no Default then exists or would result therefrom;

(ii)	prior to the consummation of any such Permitted Acquisition, the Borrower shall have delivered to the Agent (A) a certificate of the chief executive officer or other Responsible Officer of Borrower demonstrating, in reasonable detail, compliance with the financial covenants referred to in Section 4.2 on a pro forma basis (based on the financial covenant levels for the testing period then most recently ended or, in the case of any proposed acquisition to be consummated prior to December 31, 2022, for the period ending December 31, 2022) before and after giving effect to such Permitted Acquisition, such pro forma ratios being determined as if (x) such Permitted Acquisition had been completed at the beginning of the most recent testing period for which financial information for the Credit Parties and the business or Person to be acquired, is available, and (y) any such Indebtedness, or other Indebtedness incurred to finance such Permitted Acquisition, had been outstanding for such entire testing period, and (B) historical financial statements relating to the business or Person to be acquired evidencing positive EBITDA (determined in accordance with GAAP only as earnings before interest, taxes, depreciation and amortization, and not any other adjustments without the prior written approval of Agent (at the direction of the Required Lenders)) for the most recent trailing-twelve month period for which financial statements are available as determined by Agent (at the direction of the Required Lenders) and such other information as the Agent or the Required Lenders may reasonably request;

(iii)	no Credit Party shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness except to the extent permitted under Section 5.1;

(iv)	the Person or business to be acquired shall be, or shall be engaged in, a business of the type that the Credit Parties are permitted to be engaged in under Section 5.6, the Credit Parties shall comply with Sections 1.12 and 3.27 with respect to the assets or Person acquired, and shall be free and clear of any Liens, other than Permitted Liens;

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(v)	the Board of Directors of the Person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(vi)	all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law in all material respects;

(vii)	with respect to any transaction involving Acquisition Consideration of more than $1,750,000, unless the Agent (at the direction of the Required Lenders) shall otherwise agree, Borrower shall have provided the Agent with (A) to the extent available, historical Financial Statements for the last three Fiscal Years (or, if less, the number of years since formation) of the Person or business to be acquired (audited if available without additional cost or delay) and unaudited Financial Statements thereof for the most recent interim period which are available, (B) reasonably detailed pro forma projections for the succeeding three years for Borrower (and to the extent available projections of the target), after giving effect to such transaction, (C) a reasonably detailed description of all material information relating thereto and copies of all available material documentation pertaining to such transaction, (D) a quality of earnings report and (E) all such other information and data relating to such transaction or the Person or business to be acquired as may be reasonably requested by the Agent or the Required Lenders;

(viii)	at least seven (7) Business Days prior to the proposed date of consummation of the transaction, Borrower shall have delivered to the Agent an Officer’s Certificate certifying that (A) such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect;

(ix)	the Acquisition Consideration (exclusive of any amounts financed by Equity Issuances and subordinated vendor take-back debt) for such acquisition shall be less than $5,000,000, and the aggregate amount of the Acquisition Consideration (exclusive of any amounts financed by Equity Issuances and subordinated vendor take-back debt) for all Permitted Acquisitions since the Closing Date shall not exceed $10,000,000; provided that any Equity Interests constituting all or a portion of such Acquisition Consideration shall not have a cash dividend requirement on or prior to the date that is one hundred eighty (180) days prior to the Maturity Date; and

(x)	the target acquired is organized under the laws of a State within the United States, the District of Columbia or a province within Canada, and any assets, business or division acquired shall be located in the United States or a province within Canada.

“Permitted Board Fees” has the meaning assigned thereto in Section 5.5.

SCHEDULE A - 28

“Permitted Liens” means the following encumbrances: (i) Liens for Taxes or Charges not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or for Taxes in an amount not to exceed $25,000 that are discharged promptly upon a Responsible Officer obtaining knowledge thereof; (ii) carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s or other similar liens arising in the ordinary course of business; (iii) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings which do not give rise to an Event of Default under Section 7.1(j); (iv) zoning restrictions, easements, licenses, servitudes, rights of way, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (v) Purchase Money Liens securing Purchase Money Obligations (or rent) to the extent permitted under Section 5.1(f); (vi) Liens in favor of Agent for its benefit and the benefit of the Lenders securing the Obligations; (vii) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA), including to secure any letters of credit in respect of any of the foregoing; (viii) statutory environmental Liens in the ordinary course of business for sums not yet due; (ix) leases or subleases granted to others in each case not interfering with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (x) Liens in existence on the Closing Date that are listed, and the property subject thereto described, in Disclosure Schedule 3.20(a), plus renewals, replacements and extensions of such Liens, provided that (A) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension plus any accrued interest, fees, premiums or expenses payable in connection with such renewal, replacement, or extension, and (B) any such renewal, replacement or extension does not encumber any additional assets or properties of the Credit Parties or any of their Subsidiaries; (xi) deposits securing the performance of appeal, surety, stay, customs and appeal bonds, bids, leases and other contracts in the ordinary course of business (but not to include any contracts in respect of the payment for borrowed money), including to secure any letters of credit in respect of any of the foregoing; (xii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Credit Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements; (xiii) Liens on insurance proceeds to the extent securing the financing of insurance premiums in the ordinary course of business; (xiv)  Liens arising from precautionary UCC financing statement filings regarding operating leases of personal property and consignment arrangements entered into in the ordinary course of business; (xv) (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and incurred in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit permitted under Section 5.1 issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xvi) non-exclusive licenses or sublicenses of personal property granted in the ordinary course of business); (xvii) [reserved]; (xviii) [reserved]; (xix) any Lien arising under conditional sale, title retention (including extended retention of title), consignment or similar arrangements for the sale of goods in the ordinary course of business; provided that such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement; and (xx) additional Liens of any Loan Party or any Subsidiary not otherwise permitted by this definition that (A) were not incurred in connection with borrowed money, (B) do not materially impair the use of assets subject to such Liens and (C) do not secure obligations in excess of $250,000 in the aggregate for all such Liens at any time.

SCHEDULE A - 29

“Permitted Redomicile” means the change, after the Closing Date, of Holdings’ jurisdiction of incorporation from Delaware to Nevada, including amendments to the Holdings’ Organizational Documents to effectuate the same and any change in name of Holdings necessitated in connection therewith.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“PIK Rate” means, as of any date of determination, the (a) Applicable Margin, minus (b) 7.0% per annum.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the Closing Date, by and among the Credit Parties and the Agent pledging as Collateral for the Obligations any Ownership Interests of Subsidiaries owned by each Credit Party (other than Excluded Property).

“Pledged Securities” shall mean, collectively, with respect to each Credit Party, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10(a) to the Perfection Certificate as being owned by such Credit Party and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Credit Party (including by issuance), together with all rights, privileges, authority and powers of such Credit Party relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Credit Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any Subsidiary, which Equity Interests are hereafter acquired by such Credit Party (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such Subsidiary acquired by such Credit Party (including by issuance), together with all rights, privileges, authority and powers of such Credit Party relating to such Equity Interests or under any Organizational Document of any such Subsidiary, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Credit Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Credit Party in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided, however, that Pledged Securities shall not include any Equity Interests which are not required to be pledged pursuant to Section 3.27.

SCHEDULE A - 30

“Power of Attorney” means each Power of Attorney of the Credit Parties delivered to Agent as of the Closing Date in substantially the form of Exhibit D and any Power of Attorney delivered to the Agent after the Closing Date pursuant to Section 1.12.

“Prepayment” has the meaning given to such term in Section 1.2(b).

“Pro Forma Basis” shall mean on a basis in accordance with GAAP.

“Proceeds” means “proceeds,” as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Grantor from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority); (iii) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; and (iv) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral (excluding amounts and rights to payment arising from the rental of any of the Collateral to customers of the Borrower or any of its Subsidiaries or distributors) and all rights arising out of Collateral.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Money Lien” means any Lien upon any fixed assets that secure the Purchase Money Obligations related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Obligations secured by such Lien (and the proceeds thereof) and only if such Lien secures only such Purchase Money Obligations.

“Purchase Money Obligations” means for any Person the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such Person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

SCHEDULE A - 31

“Recipient” means Agent and any Lender.

“Refinancing” means both (a) the repayment by the Borrower on the Closing Date of all outstanding indebtedness and other obligations incurred and outstanding in connection with the issuance and disbursement of proceeds of Borrower’s Fixed Rate Senior Notes, Series 2021-6 issued pursuant to that Trust Indenture, dated as of November 24, 2021, between Borrower and UMB Bank, National Association, and with respect to which proceeds thereof were disbursed pursuant to the Proceeds Disbursing and Security Agreement, dated as of November 24, 2021, among Borrower, as issuer, UMB Bank, National Association, as disbursing agent, and Newlight Capital LLC, as servicer, and (b) the termination and release of all related security interests, liens and guarantees in respect of the foregoing.

“Register” has the meaning given to such term in Section 8(a).

“Related Agreements” means, collectively, the Acquisition Documents.

“Related Fund” shall mean, with respect to any Lender, a fund or other investment vehicle that invests in commercial loans and is managed by such Lender or by the same investment advisor (or an Affiliate of the same investment advisor) that manages such Lender.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Release” means as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Rental Office” means any rental office of the Borrower or any of its Subsidiaries.

“Required Lenders” means, at any time, Lenders having at such time in excess of fifty percent (50%) of the sum of the aggregate Term Loan Commitments then in effect (or, if such Term Loan Commitments are terminated, the amount outstanding under the Term Loan); provided, however, that at any time when there are two (2) or more Lenders that are not Affiliates and each hold greater than fifteen percent (15%) of the Term Loan Commitments (or aggregate outstanding Term Loan if the Term Loan Commitments are no longer in effect), Required Lenders shall require at least two (2) such Lenders. For purposes of calculation of Required Lenders, a Lender and any of its Affiliates that are also a Lender, and their respective Term Loan Commitments and/or holdings of the Term Loan, shall be deemed to be a single Lender with a single consolidated Term Loan Commitment and/or holding a single consolidated Term Loan. Notwithstanding the foregoing, the voting rights of CCM Lender are limited in accordance with Section 10.18.

SCHEDULE A - 32

“Requirement of Law” means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other Organizational Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case, binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person (other than an individual), any corporate officer, but in any event, with respect to financial matters, the chief financial officer, chief operating officer, chief accounting officer, or treasurer of such Person.

“Restricted Payment” means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower’s or any other Credit Party’s Stock, (b) any payment or distribution made in respect of any Subordinated Debt of Borrower or any other Credit Party in violation of any subordination or other agreement made in favor of Agent for the benefit of the Lenders, (c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s or any other Credit Party’s Stock or any other payment or distribution made in respect of any thereof, either directly or indirectly, or (d) any payment by any Credit Party or any of its Subsidiaries of any management, consulting or similar fees to Sponsor or any of its Affiliates (other than Borrower or any of its Subsidiaries), whether pursuant to a management agreement or otherwise.

“SBA” means the United States Small Business Administration and any successor thereto.

“SBA Documents” means, collectively, SBA forms 480, 652 and 1031, the SBA Side Letter and a promissory note in favor of each Lender that is an SBIC.

“SBA Side Letter” means a Small Business Investment Company side letter among the Borrower and any Lender that is an SBIC in form and substance reasonably satisfactory to the Lead Arranger.

“SBIC” means Lead Arranger or certain of its Affiliates that is a Federal licensee under the Act.

“SDN List” has the meaning given to such term in Section 3.22.

“Secretarial Certificate” means, as applicable, each Secretarial Certificate of the Credit Parties delivered to Agent as of the Closing Date in substantially the form of Exhibit C or any Secretarial Certificate delivered to the Agent after the Closing Date pursuant to Section 1.12.

“Senior Leverage Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated Indebtedness on such date minus 100% of the unrestricted cash and Cash Equivalents held by the Credit Parties and their Subsidiaries in an amount not to exceed $500,000 and subject to a Control Agreement in the period beginning forty-five (45) days after the Closing Date to (b) Consolidated EBITDA for the trailing twelve (12) Fiscal Month period most recently ended.

SCHEDULE A - 33

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to the definition of “Base Rate”.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the assets of such Person, at a fair valuation, exceed its liabilities, including contingent liabilities, (b) the remaining capital of such Person is not unreasonably small to conduct its business and (c) such Person will not have incurred debts, and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the judgment of the Agent in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

“Sponsor” means Chardan Capital Markets LLC, a Delaware limited liability company.

“Stated Maturity Date” means October 7, 2026; provided, that, if such date is not a Business Day, then the Stated Maturity Date shall be deemed to be the immediately preceding Business Day.

“Subordinated Debt” any unsecured, subordinated indebtedness of Credit Parties subject to a Subordination Agreement in form and substance reasonably acceptable to Agent and the Required Lenders.

“Subordinated Loan Documents” means, collectively, each Subordination Agreement and all other agreements, indentures and instruments pursuant to which any Subordinated Debt is issued or extended or subordinated, in each case as amended, amended and restated, refinanced, replaced or otherwise modified from time to time to the extent permitted by the terms of the applicable Subordination Agreement.

“Subordination Agreement” means each subordination agreement or the applicable subordination terms entered into in connection with any Indebtedness of Credit Parties that is subordinated to the Obligations, in each case as amended, amended and restated, refinanced, replaced or otherwise modified from time to time to the extent permitted by the terms of the applicable subordination agreement or subordination terms.

SCHEDULE A - 34

“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

“Subsidiary Guarantor” means each direct or indirect Subsidiary of the Borrower as of the Closing Date and each other direct or indirect Subsidiary that becomes a party to this Agreement pursuant to Section 1.12.

“Substitute Lender” has the meaning given to such term in Section 1.14(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” has the meaning given to such term in Section 1.1.

“Term Loan Commitment” means the commitment of each Lender under this Agreement to make or otherwise fund its portion of the Loan as set forth on Schedule B attached hereto. The aggregate amount of the Term Loan Commitments as of the Closing Date is $75,000,000.

“Term Note” has the meaning given to such term in Section 1.1.

“Term Sheet” means that certain Summary of Terms and Conditions attached as Exhibit B to the Commitment Letter.

“Term SOFR” means the Term SOFR Reference Rate for an interest period of three (3) months for each quarter (or, only in the case of the Loans made on the Closing Date, for the period from the Closing Date until the end of the quarter in which the Closing Date occurs) as determined on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such quarter (or, only in the case of the Loans made on the Closing Date, prior to the Closing Date), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for such interest period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such interest period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such interest period was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

SCHEDULE A - 35

“Term SOFR Adjustment” means (a) for any calculation with respect to a SOFR Loan, a percentage equal to 0.26161% per annum, and (b) for any calculation with respect to a Base Rate Loan, a percentage equal to 0.11448% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date on which all Obligations under this Agreement are paid in full, in cash (other than contingent obligations and expense reimbursement not yet due and payable), and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations from the Lenders under this Agreement.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Person: (i) all trademarks, trade names, trade dress, domain names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered) all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof: (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

“Trade Secrets” means all of the following in which any Person now holds or hereafter acquires any interest: all know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information, together with any and all rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets throughout the world.

“Transaction Documents” means, collectively, the Loan Documents and Related Agreements.

“Transactions” means, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Transaction Documents, including (a) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (b) the consummation of the Combination and transactions contemplated by the Acquisition Documents; and (c) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

SCHEDULE A - 36

“Transferred Guarantor” has the meaning given to such term in Section 11.9.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).

“U.S. Borrower” means a Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the IRC.

“U.S. Publicly-Traded Entity” has the meaning given to such term in Section 3.22.

“U.S. Tax Compliance Certificate” shall have the meaning ascribed to such term in Section 8(b)(ii)(C).

“Voluntary Prepayment” has the meaning given to such term in Section 1.2(b).

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Warrant ($10 Per Share)” means a warrant issued by Holdings, substantially in the form of Exhibit K hereto, exercisable for shares of common stock of Holdings at an exercise price of $10.00 per share.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

SCHEDULE A - 37

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means Borrower and Agent.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Agent shall otherwise specifically agree in writing. If Borrower requests an amendment to any provision hereof to eliminate the effect of (a) any change in GAAP or the application thereof or (b) the issuance of any new accounting rule or guidance or in the application thereof, in each case, occurring after the date of this Agreement, then Agent (in consultation with the Lenders) and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such change or issuance with the intent of having the respective positions of the Lenders and Borrower after such change or issuance conform as nearly as possible to their respective positions as of the date of this Agreement. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. Notwithstanding anything to the contrary contained herein, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

All other capitalized terms contained in this Agreement or the other Loan Documents, but not defined herein or therein, shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SCHEDULE A - 38

[Remainder of Page Intentionally Blank]

SCHEDULE A - 39

SCHEDULE B

SCHEDULE OF TERM LOAN COMMITMENTS

Lender	Term Loan Commitment
Energy Impact Credit Fund I LP	$10,000,000.00
Energy Impact Credit Fund II LP	$20,000,000.00
CCM Investments 5 LLC	$45,000,000.00
TOTAL	$75,000,000.00

SCHEDULE OF AMORTIZATION OF THE LOAN

Payment Date	Percentage of Original Loan Amount	Quarterly Principal Payment
January 1, 2023	0%	$0
April 1, 2023	0%	$0
July 1, 2023	0%	$0
October 1, 2023	0%	$0
January 1, 2024	0%	$0
April 1, 2024	0%	$0
July 1, 2024	0%	$0
October 1, 2024	1.25%	$937,500
January 1, 2025	1.25%	$937,500
April 1, 2025	1.25%	$937,500
July 1, 2025	1.25%	$937,500
October 1, 2025	1.25%	$937,500
January 1, 2026	1.25%	$937,500
April 1, 2026	1.25%	$937,500
July 1, 2026	1.25%	$937,500
October 1, 2026	1.25%	$937,500
Maturity Date	All remaining principal outstanding on the Maturity Date	All remaining principal outstanding on the Maturity Date

SCHEDULE B - 1

SCHEDULE C

AGENT’S, LENDERS’ AND CREDIT PARTIES’ ADDRESSES FOR NOTICES

Agent’s Address

Name:	ALTER DOMUS (US) LLC
Address:	225 W. Washington Street, 9th Floor
Chicago, Illinois 60606

Attn:	Legal Department, Emily Ergang Pappas and Mike Kumor
Telephone:	(312) 564-5100
Email:	Legal_Agency@alterdomus.com, Emily.ErgangPappas@alterdomus.com and adagencyteam2@alterdomus.com

With a copy to (which shall not constitute notice):

Holland & Knight LLP
150 N. Riverside Plaza, Suite 2700
Chicago, Illinois 60606
Attn: Joshua M. Spencer
Email:	Joshua.Spencer@hklaw.com

Lead Arranger’s Address

Name:	EICF Agent LLC
Address:	600 3rd Avenue, Floor 38
New York, NY 10016
Attn:	Harry Giovani
Telephone:	(212) 899-9714
Email:	giovani@energyimpactpartners.com

with a copy to:

Name:	Chapman and Cutler LLP
Address:	1270 Avenue of the Americas, 30th Floor
New York, New York 10020
Attn:	Anthony M. DiGiacomo
Telephone:	(212) 655-2530
Facsimile:	(212) 655-2531
Email:	digiacom@chapman.com

SCHEDULE C - 1

Lenders’ Address

Name:	Energy Impact Credit Fund I LP and Energy Impact Credit Fund II LP
Address:	600 3rd Avenue, Floor 38
New York, NY 10016
Attn:	Harry Giovani
Telephone:	(212) 899-9714
Email:	giovani@energyimpactpartners.com

with a copy to:

Name:	Chapman and Cutler LLP
Address:	1270 Avenue of the Americas, 30th Floor
New York, New York 10020
Attn:	Anthony M. DiGiacomo
Telephone:	(212) 655-2530
Facsimile:	(212) 655-2531
Email:	digiacom@chapman.com

Name:	CCM Investments 5 LLC
Address:	17 State Street, Suite 2130
New York, NY 10004

Borrower’s Address

Name:	Dragonfly Energy Corp.
Address:	1190 Trademark Drive, #108
Reno, Nevada 89521
Attn:	John Marchetti and Nicole Harvey
Telephone:	(775) 622-3448
Email:	jmarchetti@dragonflyenergy.com and nharvey@dragonflyenergy.com
Website:	https://dragonflyenergy.com

with a copy to:

Name:	O’Melveny & Myers LLP
Address:	Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
Attn:	Jennifer Taylor
Telephone:	(415) 984-8922
Email:	jtaylor@omm.com

Guarantor’s Address

Name:	Dragonfly Energy Holdings Corp.
Address:	1190 Trademark Drive, #108
Reno, Nevada 89521
Attn:	John Marchetti and Nicole Harvey
Telephone:	(775) 622-3448
Email:	jmarchetti@dragonflyenergy.com and nharvey@dragonflyenergy.com
Website:	https://dragonflyenergy.com

with a copy to:

Name:	O’Melveny & Myers LLP
Address:	Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
Attn:	Jennifer Taylor
Telephone:	(415) 984-8922
Email:	jtaylor@omm.com

SCHEDULE C - 2

SCHEDULE D

CLOSING CHECKLIST

See attached.

SCHEDULE D - 1

SCHEDULE E

RESTRICTED LOCATIONS

1. Crimea

2. Cuba

3. Iran

4. North Korea

5. Sudan

6. Syria

7. Russia

SCHEDULE E - 1

SCHEDULE F

POST-CLOSING MATTERS

The items set forth below shall be delivered by Credit Parties to the Agent, and performed and completed to the satisfaction of Agent, within the periods set forth opposite such item below:

Post-Closing Item		Required Completion Date
1.	Control Agreements duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of Borrower or any Grantors is maintained.	Within 45 days of the Closing Date
2.	Delivery of original stock certificates evidencing Pledged Securities, original instruments of transfer/stock powers, original Notes, original signature pages to each Power of Attorney and original signature pages to the Closing Date Warrants.	Within 5 Business Days of the Closing Date
3.	Insurance endorsements naming Agent, on behalf of the Lenders, as lender’s loss payee and additional insured pursuant to Section 3.15(b) of this Agreement.	Within 30 days of the Closing Date
4.

Landlord waivers with respect to the below properties pursuant to Section 3.24 of this Agreement.

a.       1190 Trademark Drive, Reno, Nevada

b.       1375 Greg Street, Sparks, Nevada

c.       12815 Old Virginia Road, Reno, Nevada

Within 30 days of the Closing Date
5.	Bailee Waiver with Watchpoint Logistics pursuant to Section 3.24 of this Agreement.	Within 30 days of the Closing Date

Schedule F-1

EXHIBIT A

FORM OF PERFECTION CERTIFICATE

See attached.

EXHIBIT B

FORM OF TERM NOTE

$[TERM LOAN AMOUNT]	[DATE]

1.            FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, DRAGONFLY ENERGY CORP., a Nevada corporation (“Borrower”) hereby promises to pay to [NAME OF LENDER], a [jurisdiction of organization] [type of organization] (“Lender”), up to [TERM LOAN AMOUNT IN WORDS] DOLLARS ($[TERM LOAN AMOUNT]), or, if less, the outstanding principal amount of the Term Loans made by Lender to Borrower pursuant to the Agreement (as defined below) and evidenced by this Term Note, together with interest on the unpaid balance of such amount from the date of this Term Note. This Term Note is one of the Term Notes issued under the Term Loan, Guarantee and Security Agreement dated as of October 7, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Borrower, DRAGONFLY ENERGY HOLDINGS CORP. (f/k/a Chardan NexTech Acquisition 2 Corp.), a Delaware corporation (“Holdings”), the other Credit Parties from time to time party thereto, Lender, the other lenders from time to time party thereto and ALTER DOMUS (US) LLC as agent for the lenders (in such capacity, the “Agent”), to which a reference is made for a statement of all of the terms and conditions of the Term Loan evidenced hereby. Capitalized terms not defined in this Term Note shall have the respective meanings assigned to them in the Agreement. This Term Note is secured by the Collateral to the extent provided pursuant to the Loan Documents, and is entitled to the benefit of the rights and security provided thereby.

2.            Interest on the outstanding principal balance under this Term Note is payable in the amounts set forth in the Agreement, including, if applicable, the Default Rate (in each case calculated in the manner specified in the Agreement), in immediately available Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Term Note shall be immediately due and payable on the Maturity Date, and prior to the Maturity Date, such outstanding principal and accrued interest shall be due and payable in accordance with the Agreement.

3.            This Term Note may be voluntarily prepaid on the terms and conditions set forth in the Agreement.

4.            Payments received by Lender shall be applied against principal and interest as provided for in the Agreement. Except as otherwise provided for in this Term Note or the Agreement and to the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Term Note; (b) all rights to notice and a hearing prior to Agent’s or Lender’s taking possession or control of, or to Agent’s or Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent or Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

B-1

5.            Borrower acknowledges that this Term Note is executed as part of a commercial transaction and that the proceeds of this Term Note will not be used for any personal or consumer purpose.

6.            Borrower agrees to pay to Lender all fees and expenses in accordance with the terms of the Agreement.

7.            Upon the occurrence and continuance of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement.

8.            BORROWER ACKNOWLEDGES THAT BORROWER HAS WAIVED THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ON THIS TERM NOTE. THIS TERM NOTE IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Remainder of Page Intentionally Left Blank]

B-2

IN WITNESS WHEREOF, intending to be legally bound, Borrower has caused this Term Note to be executed as of the date first written above.

BORROWER:

DRAGONFLY ENERGY CORP.

By:
Name:
Title:

SIGNATURE PAGE
TERM NOTE

EXHIBIT C

FORM OF SECRETARIAL CERTIFICATE

See attached.

C-1

EXHIBIT D

FORM OF POWER OF ATTORNEY

This POWER OF ATTORNEY, dated as of [DATE], is executed and delivered by [NAME OF CREDIT PARTY] (“Credit Party”), to ALTER DOMUS (US) LLC, as Agent for the Lenders (in such capacity, hereinafter referred to as “Agent”) under that certain Term Loan, Guarantee and Security Agreement dated October 7, 2022 (as the same may be amended, restated or supplemented from time to time, the “Agreement”; capitalized terms are used herein as defined in the Agreement) by and among the Credit Party, the other Credit Parties signatory thereto, the lenders from time to time party thereto and Agent. Each Credit Party irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Credit Party until the Termination Date.

Until the Termination Date, after the occurrence and during the continuance of an Event of Default, Credit Party hereby irrevocably constitutes and appoints Agent (and all officers, employees or agents designated by Agent), with full power of substitution, as Credit Party’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Credit Party and in the name of Credit Party or in its own name, in Agent’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Credit Party hereby grants to Agent the power and right, on behalf of Credit Party, without notice to or assent by Credit Party, to do the following: (a) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any of the Collateral; (b) effect any repairs to any Collateral, or continue or obtain any insurance with respect to any Collateral and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against any Collateral; (d) defend any suit, action or proceeding brought against Credit Party with respect to any Collateral if Credit Party does not defend such suit, action or proceeding or if Agent believes that Credit Party is not pursuing such defense in a manner that will maximize the recovery to Agent, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Agent may deem appropriate; and (e) sell, transfer, pledge, compromise payment or make any other agreement with respect to, or otherwise deal with any Collateral, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and to do, at Agent’s option and Credit Party’s expense, all acts and other things that Agent reasonably deems necessary to perfect, preserve, or realize upon any Collateral and Agent’s Liens thereon, all as fully and effectively as Credit Party might do. Agent agrees that it shall not exercise any power or authority granted under this Power of Attorney unless an Event of Default has occurred and is continuing.

Credit Party hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[Remainder of Page Intentionally Left Blank]

D-1

IN WITNESS WHEREOF, this Power of Attorney has been executed by Credit Party as of the date first referenced above.

[NAME OF CREDIT PARTY]

By:
Name:
Title:

signature page
power of attorney

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

See attached.

E-1

EXHIBIT F

FORM OF CLOSING CERTIFICATE

October 7, 2022

This Closing Certificate (this “Certificate”) is being delivered on behalf of DRAGONFLY ENERGY CORP., a Nevada corporation (the “Borrower”), and Dragonfly Energy Holdings Corp. (f/k/a Chardan NexTech Acquisition 2 Corp.) (“Holdings” and collectively with the Borrower, the “Credit Parties” and, each, a “Credit Party”), pursuant to that certain Term Loan, Guarantee and Security Agreement, dated as of the date hereof (the “Loan Agreement”), by and among the Borrower, Holdings, the Lenders from time to time party thereto and ALTER DOMUS (US) LLC, as agent (in such capacity, “Agent”). All capitalized terms used and not defined herein have the meanings herein as set forth in the Loan Agreement.

I, the undersigned, am the acting [__] of the Borrower and Holdings, and I am familiar with the facts contained herein. By executing this Certificate I hereby certify, solely in my capacity as the [__] of the Borrower and Holdings and not in any individual capacity, as of the date of this Certificate, that:

1.            I am a Responsible Officer of Borrower and Holdings and as such have knowledge of the business and affairs of the Credit Parties and the matters herein set forth.

2.            All covenants, agreements and conditions contained in the Loan Agreement and the other Loan Documents which are required to have been performed or complied with in all material respects by the Credit Parties on or before the Closing Date (except for those requirements which are in the exclusive control of Agent or a Lender and/or the satisfaction of which is conditioned upon the Credit Parties providing deliveries “in form and substance satisfactory to Agent”, “reasonably satisfactory to Agent” or as otherwise qualified with similar language) have been so performed or complied with on or before the date hereof or will be complied with in all material respects on the Closing Date simultaneously with the execution and delivery of the Loan Agreement.

3.            Each of the representations and warranties made by any Credit Party set forth in the Loan Agreement or in any other Loan Document is true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except in each case (whether the date hereof or such earlier date) to the extent that such representation or warranty is qualified by “Material Adverse Effect” or any other materiality qualifier, in which case it is true and correct in all respects).

4.            The Specified Merger Agreement Representations are true in all material respects; provided, that any such Specified Merger Agreement Representation that is qualified by materiality is true in all respects (except in the case of any Specified Merger Agreement Representation which expressly relates to a given date or period, such representation and warranty is true and correct in all material respects as of the respective date or for the respective period, as the case may be).

F-1

5.            A true and correct copy of any and all modifications, amendments, waivers or consents to the Merger Agreement, as in effect on the date of hereof, is attached hereto as Exhibit A.

I make the above certifications solely in my capacity as a Responsible Officer of Borrower and Holdings and not in any individual capacity or personally and it is not intended to attract or attach personal liability to me.

[Signature Page Follows]

F-2

IN WITNESS WHEREOF, this Certificate has been duly executed as of the date first written above.

BORROWER:

DRAGONFLY ENERGY CORP.

By:
Name:
Title:

HOLDINGS:

DRAGONFLY ENERGY HOLDINGS CORP.
(f/k/a Chardan NexTech Acquisition 2 Corp.)

By:
Name:
Title:

signature page
closing certificate

EXHIBIT G

FORM OF SOLVENCY CERTIFICATE

October 7, 2022

This Solvency Certificate (this “Certificate”) is being delivered on behalf of DRAGONFLY ENERGY CORP., a Nevada corporation (the “Borrower”) and DRAGONFLY ENERGY HOLDINGS CORP. (f/k/a Chardan Nextech Acquisition 2 Corp.) (“Holdings” and together with Borrower and each other Credit Party to the Loan Agreement, each, a “Credit Party” and collectively, the “Credit Parties”), pursuant to Sections 2.1(b) and 3.16 of that certain Term Loan, Guarantee and Security Agreement, dated as of the date hereof (the “Loan Agreement”), by and among the Borrower, Holdings, the Lenders from time to time party thereto and ALTER DOMUS (US) LLC, as agent (in such capacity, “Agent”). All capitalized terms used and not defined herein have the meanings herein as set forth in the Loan Agreement.

I, the undersigned, am the acting [__] of the Borrower and Holdings, and I am familiar with the facts contained herein. By executing this Certificate I hereby certify, solely in my capacity as the [__] of the Borrower and Holdings and not in any individual capacity, as of the date of this Certificate, that:

1.            Both before and after giving effect to (a) the Loan, the issuance of the Guarantees of the Obligations and the pledge of assets as security therefor by all of the Grantors, (b) the disbursement of the proceeds of the Loan pursuant to the instructions of Borrower, (c) the consummation of the Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, Holdings and its Subsidiaries taken as a whole are Solvent (as defined below).

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the assets of such Person, at a fair valuation, exceed its liabilities, including contingent liabilities, (b) the remaining capital of such Person is not unreasonably small to conduct its business and (c) such Person will not have incurred debts, and does not have the present intent to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent liabilities of any Person on any date, such liabilities shall be computed at the amount that, in the judgment of the Agent in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

[Signature Page Follows]

G-1

IN WITNESS WHEREOF, this Certificate has been duly executed as of the date first written above.

BORROWER:

DRAGONFLY ENERGY CORP.

By:
Name:
Title:

HOLDINGS:

DRAGONFLY ENERGY HOLDINGS CORP.

(f/k/a Chardan NexTech Acquisition 2 Corp.)

By:
Name:
Title:

signature page
solvency certificate

EXHIBIT H

FORM OF JOINDER AGREEMENT

[DATE]

THIS JOINDER AGREEMENT (this “Joinder”), dated as of [DATE], is executed by [NAME OF NEW CREDIT PARTY], a [jurisdiction of organization] [type of organization] (“New Credit Party”) in favor of Agent for the benefit of the Lenders described below. All capitalized terms used and not defined herein have the meanings herein as set forth in the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Term Loan, Guarantee and Security Agreement, dated as of October 7, 2022 (the “Closing Date”) (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among DRAGONFLY ENERGY CORP. (“Borrower”), DRAGONFLY ENERGY HOLDINGS CORP. (f/k/a Chardan Nextech Acquisition 2 Corp.) (“Holdings”), each other Credit Party from time to time party thereto, the lenders from time to time party thereto (“Lenders”) and ALTER DOMUS (US) LLC, as agent (in such capacity, the “Agent”), the Lenders have, subject to the terms and conditions in the Loan Agreement, agreed to make the loans and other extensions of credit to Borrower.

WHEREAS, pursuant to Sections 1.12 and 3.27 of the Loan Agreement and subject to certain limitations and exceptions set forth therein, New Credit Party is a Subsidiary of [Name of Credit Party] and is required to become (or has been designated by the Borrower to become, if applicable) a Credit Party, Grantor and either a co-Borrower or Guarantor, as applicable, under the Loan Agreement and each of the other Loan Documents and, as such, derives benefits from the loans and other extensions of credit by the Lenders to Borrower; and

WHEREAS, New Credit Party desires to join the Loan Agreement and each of the other Loan Documents to which the Credit Parties entered into prior to the date hereof, as a Credit Party, Grantor, Pledgor (if applicable, and either a co-Borrower or Guarantor (as applicable), thereunder, and to be bound thereby;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            DEFINED TERMS. All capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.            JOINDER; GRANT OF SECURITY INTEREST; GUARANTEE.

(a) Joinder. New Credit Party hereby joins the Loan Agreement and each of the other Loan Documents as a Credit Party, Grantor, Pledgor (if applicable) and [a co-Borrower] [Guarantor], and agrees to be bound by all of the terms thereof, and shall be as fully a party thereto as if New Credit Party were an original signatory thereto. New Credit Party hereby assumes all of the obligations of a Credit Party, Guarantor, Grantor and Pledgor, as applicable, under the Loan Documents to which it is hereby joining, and agrees to be bound by all of the terms, provisions and conditions contained in such Loan Documents applicable to a Credit Party, Guarantor, Grantor and Pledgor, as applicable. Each reference to a “Guarantor”, “Credit Party”, “Grantor” or “Pledgor” in the Loan Agreement or any other Loan Document heretofore, now or hereafter executed, shall be deemed to include New Credit Party.

(b) Grant of Security Interest. Without limiting the generality of Section 2(a) of this Joinder, New Credit Party hereby acknowledges, agrees and confirms the grant by New Credit Party as of the date of this Joinder of a continuing security interest, pledge and assignment to Agent of all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations pursuant to Section 6 of the Loan Agreement. In furtherance of the foregoing, New Credit Party agrees to execute and/or deliver to Agent such Loan Documents, Collateral Documents and other documents, UCC and/or PPSA financing statements, officer’s certificates as to the organization and incumbency and any other documents, instruments, certificates or agreements as Agent may reasonably request to give effect to this joinder of New Credit Party as a Credit Party.

3.            REPRESENTATIONS AND WARRANTIES. New Credit Party hereby represents and warrants to Agent that (a) this Joinder has been duly authorized, executed and delivered by New Credit Party, (b) after giving effect to this Joinder, no Default or Event of Default has occurred and is continuing as of the date hereof, and (c) all of the representations and warranties applicable to New Credit Party in the Loan Documents are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except in each case (whether the date hereof or such earlier date) to the extent that such representation or warranty is qualified by “Material Adverse Effect” or any other materiality qualifier, in which case it is true and correct in all respects)) on and as of the date of this Joinder after giving effect to this Joinder, including the updates attached hereto as Exhibit A.

4.            LOAN DOCUMENTS. This Joinder shall be deemed a Loan Document for all purposes under the Loan Agreement. New Credit Party hereby confirms that it has received a copy as executed of the Loan Agreement, and all annexes, exhibits and schedules thereto.

5.            SCHEDULES. The undersigned has attached hereto as Exhibit A, [supplemental schedules which supplement the][amended and restated] Schedules to the Loan Agreement in respect of [New Credit Party][the Credit Parties (including New Credit Party)], and the undersigned hereby certifies, as of the date hereof, that it has caused such Schedules to have been prepared in substantially the form of the equivalent Schedules to the Loan Agreement, and such Schedules include all of the information required to be scheduled to the Loan Agreement in respect of New Credit Party and do not omit to state any material information with respect thereto.

6.            SEVERABILITY. Any provision of this Joinder which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Additional Guarantor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect; provided that Additional Guarantor does not waive the provisions of any applicable Debtor Relief Law.

7.              GOVERNING LAW. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAWS OF NEW YORK.

8.            COUNTERPARTS. This Joinder may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. This Joinder may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Joinder. The words “execution,” “signed,” “signature,” and words of like import in this Joinder shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, as the case may be.

9.            CONDITIONS TO EFFECTIVENESS OF JOINDER. This Joinder shall not become effective unless and until (i) one or more counterparts of the same have been duly executed by New Credit Party and delivered to Agent, (ii) all of the conditions set forth in Section 1.12 of the Loan Agreement have been satisfied or waived by Agent and (iii) Borrower and the other Credit Parties shall have executed the attached Confirmation and delivered the same to the Agent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, New Credit Party has caused this Joinder to be duly executed and delivered as of the day and year first above written.

[NEW CREDIT PARTY]

By:
Name:
Title:

signature page
joinder agreement

CONFIRMATION

The undersigned Credit Parties hereby acknowledge the terms of the foregoing Joinder Agreement and agree and confirm that its obligations under each Loan Document to which it is a party will continue in full force and effect after giving effect to such Joinder Agreement, and nothing in such Joinder Agreement shall be deemed to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other Liens on any Collateral.

BORROWER:	DRAGONFLY ENERGY CORP.

By:
Name:
Title:

HOLDINGS:	DRAGONFLY ENERGY HOLDINGS CORP.

(f/k/a Chardan Nextech Acquisition 2 Corp.)

By:
Name:
Title:

signature page
joinder agreement

EXHIBIT I

FORM OF PERFECTION CERTIFICATE SUPPLEMENT

See attached.

I-1

EXHIBIT J

FORM OF ASSIGNMENT AGREEMENT

This Assignment and Assumption (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Initial Lender as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities, as applicable), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

Assignor(s):	CCM Investments 5 LLC

Assignee(s):	BP Holdings XVII LP

Borrower:	DRAGONFLY ENERGY CORP., a Nevada corporation

Agent:	ALTER DOMUS (US) LLC, as the Agent (in such capacity and together with its successors and permitted assigns, the “Agent”)

Loan Agreement:	Term Loan, Guarantee and Security Agreement, dated as of October 7, 2022, among Borrower, Dragonfly Energy Holdings Corp. (f/k/a Chardan NexTech Acquisition 2 Corp.), a Delaware corporation (“Holdings”), the other Credit Parties from time to time party thereto, the Lenders from time to time party thereto and the Agent (as amended, restated or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein without definition are used as defined in the Loan Agreement)

[Trade Date:	_________, ____]

Effective Date:	_________, ____

Assignor(s)	Assignee(s)	Facility Assigned	Aggregate Amount of Term Loan Commitment /Loans for all Lenders	Aggregate amount of Term Loan Commitments /Loans Assigned	Percentage Assigned
			$_________	$_________	__.____%
			$_________	$_________	__.____%
			$_________	$_________	__.____%

[Remainder of Page Intentionally Left Blank]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

CCM INVESTMENTS 5 LLC

By:
Name: Jonas Grossman
Title: Manager

ASSIGNEE
BP HOLDINGS XVII LP

By: BPC AS Cayman LLC, its General Partner
By: BPC AS LLC, its Manager

By:
Name: Allan Schweitzer
Title: Portfolio Manager

[Address for Notices:

]

Accepted and Consented to:
ALTER DOMUS (US) LLC, as Agent

By:
Name:
Title:

signature page
assignment and assumption

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

Section 1.          Representations, Warranties and Covenants of Assignors. Each Assignor (a) represents and warrants to Assignee and Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, (iii) it is not a Non-Funding Lender, and (iv) by executing, signing and delivering this assignment, the Person signing, executing and delivering this Assignment on behalf of such Assignor is an authorized signatory for such Assignor and is authorized to execute, sign and deliver this Agreement, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Term Loan Commitments, the percentage of the Loans and Term Loan Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes.

Section 2.          Representations, Warranties and Covenants of Assignees. Each Assignee (a) represents and warrants to Assignor and Agent that (i) it has full power and authority, and has taken all actions necessary for Assignee, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it meets all the requirements to be an assignee under Section 8(a) of the Loan Agreement, (iii) it is not a direct competitor of any Credit Party or an Affiliate of such direct competitor, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type and (v) by executing, signing and delivering this Assignment, the Person signing, executing and delivering this Assignment on behalf of the Assignor is an authorized signatory for the Assignor and is authorized to execute, sign and deliver this Agreement, (b) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon the Agent, any Lender or any other Indemnified Person and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and their capital stock and agrees to use such information in accordance with the applicable confidentiality and use provisions of the Loan Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth on the signature page to this Assignment, (g) shall pay to Agent an assignment fee in the amount of $3,500 in accordance with Section 8(a) of the Loan Agreement and (h) if such assignee is not currently a Lender, such assignee shall have delivered to Agent an administrative questionnaire (in a form provided by Agent), a properly completed and duly executed IRS Form W-9 (or other applicable tax form) and all other documentation and other information about such assignee as required under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and, if applicable, a portfolio interest exemption certificate.

Section 3.          Distribution of Payments. On and after the Effective Date, Agent shall make all payments under the Loan Documents in respect of each Assigned Interest (a) in the case of amounts accrued to but excluding the Effective Date, to Assignor and (b) otherwise, to Assignee.

Section 4.          Miscellaneous. (a) The parties hereto, to the extent permitted by law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to, this Assignment and any other transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

(b)            On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignor, Assignee, Agent and their Related Persons and their successors and assigns.

(c)            This Assignment shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York.

(d)            This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)            Delivery of an executed signature page of this Assignment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

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EXHIBIT K

FORM OF WARRANT ($10 PER SHARE)

See attached.

K-1

EXHIBIT L

FORM OF NOTICE OF BORROWING

See attached.

L-1